Exhibit 99.1
Unless otherwise defined herein, the capitalized terms used herein are defined in Part II of our 2014 Annual Report on Form 10-K (the 2014 Annual Report). The financial information presented herein should be read in conjunction with the financial information and related discussion and analysis included in the 2014 Annual Report. In the following text, the terms “we,” “our,” “our company” and “us” may refer, as the context requires, to Liberty Global (or its predecessor) or collectively to Liberty Global (or its predecessor) and its subsidiaries.
Certain statements in this exhibit constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. To the extent that statements in this exhibit are not recitations of historical fact, such statements constitute forward-looking statements, which, by definition, involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In particular, statements under Management’s Discussion and Analysis of Financial Condition and Results of Operations and Quantitative may contain forward-looking statements, including statements regarding our business, product, foreign currency and finance strategies, our property and equipment additions, subscriber growth and retention rates, competitive, regulatory and economic factors, the timing and impacts of proposed transactions, the maturity of our markets, the anticipated impacts of new legislation (or changes to existing rules and regulations), anticipated revenue decreases or cost increases, liquidity, credit risks, foreign currency risks, target leverage levels, our future projected contractual commitments and cash flows and other information and statements that are not historical fact.  These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include the continued use by subscribers and potential subscribers of our services and their willingness to upgrade to our more advanced offerings, our ability to meet challenges from competition, to manage rapid technological change or to maintain or increase rates to our subscribers or to pass through increased costs to our subscribers, the effects of changes in laws or regulation, general economic factors, our ability to obtain regulatory approval and satisfy regulatory conditions associated with acquisitions and dispositions, our ability to successfully acquire and integrate new businesses and realize anticipated efficiencies from businesses we acquire, the availability of attractive programming for our digital video services and the costs associated with such programming, our ability to achieve forecasted financial and operating targets, the outcome of any pending or threatened litigation, our ability to access cash of our subsidiaries and the impact of our future financial performance, or market conditions generally, on the availability, terms and deployment of capital, fluctuations in currency exchange and interest rates, the ability of vendors and suppliers to timely deliver quality products, equipment, software and services, as well as other factors detailed from time to time in our filings with the Securities and Exchange Commission, including the most recently filed Forms 10-K and 10-Q. These forward-looking statements speak only as of the date of the filing of the 2014 Annual Report. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

ATTRIBUTED FINANCIAL INFORMATION
The following tables present our assets, liabilities, revenue, expenses and cash flows that are intended to track and reflect the separate economic performance of the businesses and assets of (i) our operations in Latin America and the Caribbean (collectively, the LiLAC Group) as further described in note 1 to our attributed financial information and (ii) all of our other businesses, assets and liabilities not specifically allocated to the LiLAC Group (the Liberty Global Group). The attributed financial information presented herein has been prepared assuming this attribution had been completed as of January 1, 2012. However, this attribution of historical financial information does not necessarily represent the actual results and balances that would have occurred if such attribution had actually been in place during the periods presented.
Notwithstanding the following attribution of assets, liabilities, revenue, expenses and cash flows to the Liberty Global Group and the LiLAC Group, our tracking share capital structure will not affect the ownership or the respective legal title to our assets or responsibility for our liabilities. We and our subsidiaries each continue to be responsible for our respective liabilities. Holders of Liberty Global Class A Ordinary Shares, Liberty Global Class B Ordinary Shares and Liberty Global Class C Ordinary Shares (collectively, the Liberty Global Ordinary Shares), LiLAC Class A Ordinary Shares, LiLAC Class B Ordinary Shares and LiLAC Class C Ordinary Shares (collectively, the LiLAC Ordinary Shares) and any other shares in the capital of Liberty Global designated as ordinary shares from time to time will continue to be subject to risks associated with an investment in Liberty Global as a whole, even if a holder does not own both Liberty Global Ordinary Shares and LiLAC Ordinary Shares. The distribution of LiLAC Ordinary Shares does not affect the rights of our creditors.

LIBERTY GLOBAL PLC
ATTRIBUTED BALANCE SHEET INFORMATION
December 31, 2014
(unaudited)

	Attributed to:
	Liberty Global Group	LiLAC Group	Inter-group eliminations	Consolidated Liberty Global
	in millions
ASSETS
Current assets:
Cash and cash equivalents	$1,051.4	$107.1	$—	$1,158.5
Trade receivables, net	1,374.9	124.6	—	1,499.5
Derivative instruments (note 2)	445.5	1.1	—	446.6
Deferred income taxes (note 4)	275.6	14.7	—	290.3
Prepaid expenses	179.0	10.7	—	189.7
Other current assets (note 6)	266.0	73.9	(4.0)	335.9
Total current assets	3,592.4	332.1	(4.0)	3,920.5
Investments	1,808.2	—	—	1,808.2
Property and equipment, net	23,016.0	824.6	—	23,840.6
Goodwill	28,214.3	787.3	—	29,001.6
Intangible assets subject to amortization, net	9,119.1	70.7	—	9,189.8
Other assets, net (notes 2, 4 and 6)	4,334.5	756.3	(9.6)	5,081.2
Total assets	$70,084.5	$2,771.0	$(13.6)	$72,841.9

LIBERTY GLOBAL PLC
ATTRIBUTED BALANCE SHEET INFORMATION — (Continued)
December 31, 2014
(unaudited)

	Attributed to:
	Liberty Global Group	LiLAC Group	Inter-group eliminations	Consolidated Liberty Global
	in millions
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$959.7	$79.3	$—	$1,039.0
Deferred revenue and advance payments from subscribers and others	1,407.7	44.5	—	1,452.2
Current portion of debt and capital lease obligations (notes 3 and 6)	1,550.2	0.7	—	1,550.9
Derivative instruments (note 2)	1,004.0	39.7	—	1,043.7
Accrued interest (note 6)	638.6	52.0	—	690.6
Accrued programming and copyright fees	342.6	25.9	—	368.5
Other accrued and current liabilities (notes 4 and 6)	2,863.6	185.8	(4.0)	3,045.4
Total current liabilities	8,766.4	427.9	(4.0)	9,190.3
Long-term debt and capital lease obligations (notes 3 and 6)	42,544.7	2,072.8	(9.4)	44,608.1
Other long-term liabilities (notes 2, 4 and 6)	4,726.5	201.2	(0.2)	4,927.5
Total liabilities	56,037.6	2,701.9	(13.6)	58,725.9
Equity attributable to Liberty Global shareholders	14,694.3	20.2	—	14,714.5
Noncontrolling interests	(647.4)	48.9	—	(598.5)
Total equity	14,046.9	69.1	—	14,116.0
Total liabilities and equity	$70,084.5	$2,771.0	$(13.6)	$72,841.9

LIBERTY GLOBAL PLC
ATTRIBUTED BALANCE SHEET INFORMATION
December 31, 2013
(unaudited)

	Attributed to:
	Liberty Global Group	LiLAC Group	Inter-group eliminations	Consolidated Liberty Global
	in millions
ASSETS
Current assets:
Cash and cash equivalents	$2,526.9	$175.0	$—	$2,701.9
Trade receivables, net	1,472.5	116.2	—	1,588.7
Derivative instruments (note 2)	251.4	0.7	—	252.1
Deferred income taxes (note 4)	212.1	14.0	—	226.1
Prepaid expenses	222.2	16.0	—	238.2
Current assets of discontinued operation	238.7	—	—	238.7
Other current assets (note 6)	205.0	641.5	(609.6)	236.9
Total current assets	5,128.8	963.4	(609.6)	5,482.6
Investments	3,491.2	—	—	3,491.2
Property and equipment, net	23,105.8	869.1	—	23,974.9
Goodwill	22,893.3	855.5	—	23,748.8
Intangible assets subject to amortization, net	5,715.4	80.0	—	5,795.4
Long-term assets of discontinued operation	513.6	—	—	513.6
Other assets, net (notes 2, 4 and 6)	4,611.3	655.1	(558.6)	4,707.8
Total assets	$65,459.4	$3,423.1	$(1,168.2)	$67,714.3

LIBERTY GLOBAL PLC
ATTRIBUTED BALANCE SHEET INFORMATION — (Continued)
December 31, 2013
(unaudited)

	Attributed to:
	Liberty Global Group	LiLAC Group	Inter-group eliminations	Consolidated Liberty Global
	in millions
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable (note 6)	$1,033.0	$40.3	$(0.4)	$1,072.9
Deferred revenue and advance payments from subscribers and others	1,371.2	35.0	—	1,406.2
Current portion of debt and capital lease obligations (notes 3 and 6)	904.4	123.8	(4.8)	1,023.4
Derivative instruments (note 2)	704.1	47.1	—	751.2
Accrued interest (note 6)	597.1	4.5	(2.9)	598.7
Accrued programming and copyright fees	334.3	24.8	—	359.1
Current liabilities of discontinued operation	127.5	—	—	127.5
Other accrued and current liabilities (notes 4 and 6)	2,731.7	213.8	(601.5)	2,344.0
Total current liabilities	7,803.3	489.3	(609.6)	7,683.0
Long-term debt and capital lease obligations (notes 3 and 6)	43,019.4	1,209.8	(548.3)	43,680.9
Long-term liabilities of discontinued operation	19.8	—	—	19.8
Other long-term liabilities (notes 2, 4 and 6)	4,574.7	224.7	(10.3)	4,789.1
Total liabilities	55,417.2	1,923.8	(1,168.2)	56,172.8
Equity attributable to Liberty Global shareholders	10,758.9	1,266.9	—	12,025.8
Noncontrolling interests	(716.7)	232.4	—	(484.3)
Total equity	10,042.2	1,499.3	—	11,541.5
Total liabilities and equity	$65,459.4	$3,423.1	$(1,168.2)	$67,714.3

LIBERTY GLOBAL PLC
ATTRIBUTED STATEMENT OF OPERATIONS AND COMPREHENSIVE EARNINGS (LOSS) INFORMATION
Year ended December 31, 2014
(unaudited)

	Attributed to:
	Liberty Global Group	LiLAC Group	Inter-group eliminations	Consolidated Liberty Global
	in millions

Revenue	$17,043.7	$1,204.6	$—	$18,248.3
Operating costs and expenses:
Operating (other than depreciation and amortization) (including share-based compensation)	6,279.7	530.7	—	6,810.4
SG&A (including share-based compensation) (notes 1 and 5)	2,964.1	208.7	—	3,172.8
Depreciation and amortization	5,283.4	216.7	—	5,500.1
Impairment, restructuring and other operating items, net	513.3	23.5	—	536.8
	15,040.5	979.6	—	16,020.1
Operating income	2,003.2	225.0	—	2,228.2
Non-operating income (expense):
Interest expense (note 6)	(2,405.1)	(140.4)	0.8	(2,544.7)
Interest and dividend income (note 6)	29.0	3.5	(0.8)	31.7
Realized and unrealized gains on derivative instruments, net (note 2)	45.1	43.7	—	88.8
Foreign currency transaction losses, net	(738.6)	(97.9)	—	(836.5)
Realized and unrealized gains due to changes in fair values of certain investments, net	205.2	—	—	205.2
Losses on debt modification, extinguishment and conversion, net	(174.4)	(11.8)	—	(186.2)
Other expense, net	(41.0)	(1.4)	—	(42.4)
	(3,079.8)	(204.3)	—	(3,284.1)
Earnings (loss) from continuing operations before income taxes	(1,076.6)	20.7	—	(1,055.9)
Income tax benefit (expense) (note 4)	89.4	(14.4)	—	75.0
Earnings (loss) from continuing operations	(987.2)	6.3	—	(980.9)
Discontinued operations:
Earnings from discontinued operations, net of taxes	0.8	—	—	0.8
Gain on disposal of discontinued operations, net of taxes	332.7	—	—	332.7
	333.5	—	—	333.5
Net earnings (loss)	(653.7)	6.3	—	(647.4)
Net loss (earnings) attributable to noncontrolling interests	(49.9)	2.3	—	(47.6)
Net earnings (loss) attributable to Liberty Global shareholders	$(703.6)	$8.6	$—	$(695.0)

Net earnings (loss)	$(653.7)	$6.3	$—	$(647.4)
Other comprehensive loss, net of taxes:
Foreign currency translation adjustments	(869.9)	(66.0)	—	(935.9)
Reclassification adjustments included in net loss	124.4	—	—	124.4
Pension-related adjustments and other	(71.2)	—	—	(71.2)
Other comprehensive loss	(816.7)	(66.0)	—	(882.7)
Comprehensive loss	(1,470.4)	(59.7)	—	(1,530.1)
Comprehensive loss (earnings) attributable to noncontrolling interests	(49.4)	2.3	—	(47.1)
Comprehensive loss attributable to Liberty Global shareholders	$(1,519.8)	$(57.4)	$—	$(1,577.2)

LIBERTY GLOBAL PLC
ATTRIBUTED STATEMENT OF OPERATIONS AND COMPREHENSIVE EARNINGS (LOSS) INFORMATION
Year ended December 31, 2013
(unaudited)

	Attributed to:
	Liberty Global Group	LiLAC Group	Inter-group eliminations	Consolidated Liberty Global
	in millions

Revenue	$13,186.7	$1,288.8	$(1.3)	$14,474.2
Operating costs and expenses:
Operating (other than depreciation and amortization) (including share-based compensation)	4,807.9	611.1	(1.3)	5,417.7
SG&A (including share-based compensation) (notes 1 and 5)	2,391.4	225.1	—	2,616.5
Depreciation and amortization	3,934.0	342.4	—	4,276.4
Release of litigation provision	(146.0)	—	—	(146.0)
Impairment, restructuring and other operating items, net	210.2	87.3	—	297.5
	11,197.5	1,265.9	(1.3)	12,462.1
Operating income	1,989.2	22.9	—	2,012.1
Non-operating income (expense):
Interest expense (note 6)	(2,226.9)	(81.5)	21.5	(2,286.9)
Interest and dividend income (note 6)	131.9	2.7	(21.5)	113.1
Realized and unrealized gains (losses) on derivative instruments, net (note 2)	(1,035.1)	14.7	—	(1,020.4)
Foreign currency transaction gains (losses), net	371.5	(22.2)	—	349.3
Realized and unrealized gains due to changes in fair values of certain investments, net	524.1	—	—	524.1
Losses on debt modification, extinguishment and conversion, net	(212.2)	—	—	(212.2)
Other expense, net	(2.4)	(3.2)	—	(5.6)
	(2,449.1)	(89.5)	—	(2,538.6)
Loss from continuing operations before income taxes	(459.9)	(66.6)	—	(526.5)
Income tax benefit (expense) (note 4)	(369.1)	13.6	—	(355.5)
Loss from continuing operations	(829.0)	(53.0)	—	(882.0)
Loss from discontinued operations, net of taxes	(23.7)	—	—	(23.7)
Net loss	(852.7)	(53.0)	—	(905.7)
Net loss (earnings) attributable to noncontrolling interests	(72.1)	13.9	—	(58.2)
Net loss attributable to Liberty Global shareholders	$(924.8)	$(39.1)	$—	$(963.9)

Net loss	$(852.7)	$(53.0)	$—	$(905.7)
Other comprehensive earnings (loss), net of taxes:
Foreign currency translation adjustments	983.5	(82.7)	—	900.8
Reclassification adjustments included in net loss	(0.7)	—	—	(0.7)
Pension-related adjustments and other	11.3	—	—	11.3
Other comprehensive earnings (loss)	994.1	(82.7)	—	911.4
Comprehensive earnings (loss)	141.4	(135.7)	—	5.7
Comprehensive loss (earnings) attributable to noncontrolling interests	(72.5)	31.2	—	(41.3)
Comprehensive earnings (loss) attributable to Liberty Global shareholders	$68.9	$(104.5)	$—	$(35.6)

LIBERTY GLOBAL PLC
ATTRIBUTED STATEMENT OF OPERATIONS AND COMPREHENSIVE EARNINGS (LOSS) INFORMATION
Year ended December 31, 2012
(unaudited)

	Attributed to:
	Liberty Global Group	LiLAC Group	Inter-group eliminations	Consolidated Liberty Global
	in millions

Revenue	$8,846.0	$1,086.1	$(1.3)	$9,930.8
Operating costs and expenses:
Operating (other than depreciation and amortization) (including share-based compensation)	2,839.8	511.2	(1.3)	3,349.7
SG&A (including share-based compensation) (notes 1 and 5)	1,646.5	213.8	—	1,860.3
Depreciation and amortization	2,440.4	221.1	—	2,661.5
Impairment, restructuring and other operating items, net	59.1	17.1	—	76.2
	6,985.8	963.2	(1.3)	7,947.7
Operating income	1,860.2	122.9	—	1,983.1
Non-operating income (expense):
Interest expense (note 6)	(1,653.8)	(41.9)	22.1	(1,673.6)
Interest and dividend income (note 6)	61.2	3.0	(22.1)	42.1
Realized and unrealized losses on derivative instruments, net (note 2)	(1,011.9)	(58.4)	—	(1,070.3)
Foreign currency transaction gains, net	396.7	41.7	—	438.4
Realized and unrealized losses due to changes in fair values of certain investments, net	(10.2)	—	—	(10.2)
Losses on debt modification, extinguishment and conversion, net	(209.4)	(4.4)	—	(213.8)
Other expense, net	(1.2)	(3.4)	—	(4.6)
	(2,428.6)	(63.4)	—	(2,492.0)
Earnings (loss) from continuing operations before income taxes	(568.4)	59.5	—	(508.9)
Income tax benefit (expense) (note 4)	(77.7)	2.7	—	(75.0)
Earnings (loss) from continuing operations	(646.1)	62.2	—	(583.9)
Discontinued operations:
Earnings from discontinued operations, net of taxes	47.1	—	—	47.1
Gain on disposal of discontinued operations, net of taxes	924.1	—	—	924.1
	971.2	—	—	971.2
Net earnings	325.1	62.2	—	387.3
Net earnings attributable to noncontrolling interests	(45.9)	(18.6)	—	(64.5)
Net earnings attributable to Liberty Global shareholders	$279.2	$43.6	$—	$322.8

Net earnings	$325.1	$62.2	$—	$387.3
Other comprehensive earnings, net of taxes:
Foreign currency translation adjustments	42.7	55.3	—	98.0
Reclassification adjustments included in net earnings	(12.1)	—	—	(12.1)
Pension-related adjustments and other	5.4	—	—	5.4
Other comprehensive earnings	36.0	55.3	—	91.3
Comprehensive earnings	361.1	117.5	—	478.6
Comprehensive earnings attributable to noncontrolling interests	(38.7)	(26.1)	—	(64.8)
Comprehensive earnings attributable to Liberty Global shareholders	$322.4	$91.4	$—	$413.8

LIBERTY GLOBAL PLC
ATTRIBUTED STATEMENT OF CASH FLOWS INFORMATION
Year ended December 31, 2014
(unaudited)

	Attributed to:
	Liberty Global Group	LiLAC Group	Inter-group eliminations	Consolidated Liberty Global
	in millions
Cash flows from operating activities:
Net earnings (loss)	$(653.7)	$6.3	$—	$(647.4)
Earnings from discontinued operations	(333.5)	—	—	(333.5)
Earnings (loss) from continuing operations	(987.2)	6.3	—	(980.9)
Adjustments to reconcile earnings (loss) from continuing operations to net cash provided by operating activities:
Share-based compensation expense	245.6	11.6	—	257.2
Depreciation and amortization	5,283.4	216.7	—	5,500.1
Impairment, restructuring and other operating items, net	513.3	23.5	—	536.8
Amortization of deferred financing costs and non-cash interest accretion	80.9	3.4	—	84.3
Realized and unrealized gains on derivative instruments, net	(45.1)	(43.7)	—	(88.8)
Foreign currency transaction losses, net	738.6	97.9	—	836.5
Realized and unrealized gains due to changes in fair values of certain investments, including impact of dividends	(203.7)	—	—	(203.7)
Losses on debt modification, extinguishment and conversion, net	174.4	11.8	—	186.2
Deferred income tax expense (benefit)	(378.8)	28.2	—	(350.6)
Excess tax benefits from share-based compensation	(6.9)	(0.1)	—	(7.0)
Changes in operating assets and liabilities, net of the effects of acquisitions and dispositions:
Receivables and other operating assets	907.9	(45.2)	(2.2)	860.5
Payables and accruals	(998.6)	(21.4)	2.2	(1,017.8)
Net cash used by operating activities of discontinued operations	(9.6)	—	—	(9.6)
Net cash provided by operating activities	5,314.2	289.0	—	5,603.2

Cash flows from investing activities:
Capital expenditures	(2,461.3)	(223.1)	—	(2,684.4)
Investments in and loans to affiliates and others	(1,015.6)	(1.0)	—	(1,016.6)
Proceeds received upon disposition of discontinued operations, net of disposal costs	988.5	—	—	988.5
Sale of related-party receivable	441.8	—	(441.8)	—
Cash paid in connection with acquisitions, net of cash acquired	(73.3)	—	—	(73.3)
Other investing activities, net	(14.8)	(8.1)	9.1	(13.8)
Net cash used by investing activities of discontinued operations, including deconsolidated cash	(3.8)	—	—	(3.8)
Net cash used by investing activities	$(2,138.5)	$(232.2)	$(432.7)	$(2,803.4)

LIBERTY GLOBAL PLC
ATTRIBUTED STATEMENT OF CASH FLOWS INFORMATION — (Continued)
Year ended December 31, 2014
(unaudited)

	Attributed to:
	Liberty Global Group	LiLAC Group	Inter-group eliminations	Consolidated Liberty Global
	in millions
Cash flows from financing activities:
Repayments and repurchases of debt and capital lease obligations	$(11,190.5)	$(125.6)	$—	$(11,316.1)
Borrowings of debt	9,527.4	45.0	—	9,572.4
Repurchase of Liberty Global shares	(1,584.9)	—	—	(1,584.9)
Payment of financing costs, debt premiums and exchange offer consideration	(336.1)	(43.7)	—	(379.8)
Purchase of additional shares of subsidiaries	(260.7)	—	—	(260.7)
Net cash paid related to derivative instruments	(183.6)	(37.4)	—	(221.0)
Change in cash collateral	(63.1)	4.4	—	(58.7)
Distributions by subsidiaries to noncontrolling interest owners	(11.7)	—	—	(11.7)
Inter-group receipts (payments), net	(472.1)	39.4	432.7	—
Other financing activities, net	0.5	(0.1)	—	0.4
Net cash used by financing activities of discontinued operations	(1.2)	—	—	(1.2)
Net cash used by financing activities	(4,576.0)	(118.0)	432.7	(4,261.3)

Effect of exchange rate changes on cash	(75.2)	(6.7)	—	(81.9)
Net decrease in cash and cash equivalents:
Continuing operations	(1,460.9)	(67.9)	—	(1,528.8)
Discontinued operations	(14.6)	—	—	(14.6)
Net decrease in cash and cash equivalents	(1,475.5)	(67.9)	—	(1,543.4)
Cash and cash equivalents:
Beginning of year	2,526.9	175.0	—	2,701.9
End of year	$1,051.4	$107.1	$—	$1,158.5

Cash paid for interest – continuing operations	$2,289.8	$90.1	$(3.2)	$2,376.7
Net cash paid for taxes:
Continuing operations	$59.9	$37.4	$—	$97.3
Discontinued operations	2.2	—	—	2.2
Total	$62.1	$37.4	$—	$99.5

LIBERTY GLOBAL PLC
ATTRIBUTED STATEMENT OF CASH FLOWS INFORMATION
Year ended December 31, 2013
(unaudited)

	Attributed to:
	Liberty Global Group	LiLAC Group	Inter-group eliminations	Consolidated Liberty Global
	in millions
Cash flows from operating activities:
Net loss	$(852.7)	$(53.0)	$—	$(905.7)
Loss from discontinued operations	23.7	—	—	23.7
Loss from continuing operations	(829.0)	(53.0)	—	(882.0)
Adjustments to reconcile loss from continuing operations to net cash provided by operating activities:
Share-based compensation expense	294.3	6.4	—	300.7
Depreciation and amortization	3,934.0	342.4	—	4,276.4
Release of litigation provision	(146.0)	—	—	(146.0)
Impairment, restructuring and other operating items, net	210.2	87.3	—	297.5
Amortization of deferred financing costs and non-cash interest accretion	75.9	2.1	—	78.0
Realized and unrealized losses (gains) on derivative instruments, net	1,035.1	(14.7)	—	1,020.4
Foreign currency transaction losses (gains), net	(371.5)	22.2	—	(349.3)
Realized and unrealized gains due to changes in fair values of certain investments, including impact of dividends	(523.1)	—	—	(523.1)
Losses on debt modification, extinguishment and conversion, net	212.2	—	—	212.2
Deferred income tax expense (benefit)	67.9	(49.3)	—	18.6
Excess tax benefits from share-based compensation	(40.0)	(1.0)	—	(41.0)
Changes in operating assets and liabilities, net of the effects of acquisitions and dispositions:
Receivables and other operating assets	815.2	43.4	8.1	866.7
Payables and accruals	(1,106.4)	(93.6)	(8.1)	(1,208.1)
Net cash provided by operating activities of discontinued operations	10.3	—	—	10.3
Net cash provided by operating activities	3,639.1	292.2	—	3,931.3

Cash flows from investing activities:
Cash paid in connection with acquisitions, net of cash acquired	(4,073.4)	—	—	(4,073.4)
Capital expenditures	(2,219.4)	(262.1)	—	(2,481.5)
Investments in and loans to affiliates and others	(1,342.6)	(3.0)	(4.7)	(1,350.3)
Other investing activities, net	(46.1)	1.2	—	(44.9)
Net cash used by investing activities of discontinued operations, including deconsolidated cash	(14.9)	—	—	(14.9)
Net cash used by investing activities	$(7,696.4)	$(263.9)	$(4.7)	$(7,965.0)

LIBERTY GLOBAL PLC
ATTRIBUTED STATEMENT OF CASH FLOWS INFORMATION — (Continued)
Year ended December 31, 2013
(unaudited)

	Attributed to:
	Liberty Global Group	LiLAC Group	Inter-group eliminations	Consolidated Liberty Global
	in millions
Cash flows from financing activities:
Borrowings of debt	$9,628.5	$41.8	$—	$9,670.3
Repayments and repurchases of debt and capital lease obligations	(8,309.2)	(9.4)	—	(8,318.6)
Change in cash collateral	3,594.4	(0.6)	—	3,593.8
Decrease in restricted cash related to the Telenet Tender	1,539.7	—	—	1,539.7
Repurchase of Liberty Global and LGI shares	(1,157.2)	—	—	(1,157.2)
Distributions by subsidiaries to noncontrolling interest owners	(506.3)	(31.8)	—	(538.1)
Net cash received related to derivative instruments	524.5	—	—	524.5
Purchase of additional shares of subsidiaries	(461.3)	—	—	(461.3)
Payment of financing costs, debt premiums and exchange offer consideration	(388.5)	(1.1)	—	(389.6)
Contributions by noncontrolling interest owners to subsidiaries	—	22.2	—	22.2
Inter-group receipts (payments), net	(84.0)	79.3	4.7	—
Other financing activities, net	136.8	0.8	—	137.6
Net cash used by financing activities of discontinued operations	(7.4)	—	—	(7.4)
Net cash provided by financing activities	4,510.0	101.2	4.7	4,615.9

Effect of exchange rate changes on cash:	86.6	(1.2)	—	85.4
Net increase (decrease) in cash and cash equivalents:
Continuing operations	551.3	128.3	—	679.6
Discontinued operations	(12.0)	—	—	(12.0)
Net increase in cash and cash equivalents	539.3	128.3	—	667.6
Cash and cash equivalents:
Beginning of year	1,992.2	46.7	—	2,038.9
End of year	2,531.5	175.0	—	2,706.5
Less cash and cash equivalents of discontinued operations at end of year	(4.6)	—	—	(4.6)
Cash and cash equivalents of continuing operations at end of year	$2,526.9	$175.0	$—	$2,701.9

Cash paid for interest – continuing operations	$2,091.9	$68.5	$(11.6)	$2,148.8
Net cash paid for taxes:
Continuing operations	$57.1	$40.4	$—	$97.5
Discontinued operations	11.7	—	—	11.7
Total	$68.8	$40.4	$—	$109.2

LIBERTY GLOBAL PLC
ATTRIBUTED STATEMENT OF CASH FLOWS INFORMATION
Year ended December 31, 2012
(unaudited)

	Attributed to:
	Liberty Global Group	LiLAC Group	Inter-group eliminations	Consolidated Liberty Global
	in millions
Cash flows from operating activities:
Net earnings	$325.1	$62.2	$—	$387.3
Earnings from discontinued operations	(971.2)	—	—	(971.2)
Earnings (loss) from continuing operations	(646.1)	62.2	—	(583.9)
Adjustments to reconcile earnings (loss) from continuing operations to net cash provided by operating activities:
Share-based compensation expense	106.2	3.9	—	110.1
Depreciation and amortization	2,440.4	221.1	—	2,661.5
Impairment, restructuring and other operating items, net	59.1	17.1	—	76.2
Amortization of deferred financing costs and non-cash interest accretion	64.6	1.1	—	65.7
Realized and unrealized losses on derivative instruments, net	1,011.9	58.4	—	1,070.3
Foreign currency transaction gains, net	(396.7)	(41.7)	—	(438.4)
Realized and unrealized losses due to changes in fair values of certain investments, including impact of dividends	19.6	—	—	19.6
Losses on debt modification, extinguishment and conversion, net	209.4	4.4	—	213.8
Deferred income tax expense (benefit)	67.7	(31.7)	—	36.0
Excess tax benefits from share-based compensation	(5.1)	(1.6)	—	(6.7)
Changes in operating assets and liabilities, net of the effects of acquisitions and dispositions:
Receivables and other operating assets	772.6	0.7	11.7	785.0
Payables and accruals	(1,064.5)	(95.5)	(11.7)	(1,171.7)
Net cash provided by operating activities of discontinued operations	82.2	—	—	82.2
Net cash provided by operating activities	2,721.3	198.4	—	2,919.7

Cash flows from investing activities:
Capital expenditures	(1,621.7)	(246.6)	—	(1,868.3)
Proceeds received upon disposition of discontinued operations, net of disposal costs	1,054.3	1.1	—	1,055.4
Cash paid in connection with acquisitions, net of cash acquired	(62.1)	(92.1)	—	(154.2)
Investments in and loans to affiliates and others	(25.0)	(2.7)	(4.7)	(32.4)
Other investing activities, net	42.7	(0.9)	—	41.8
Net cash used by investing activities of discontinued operations, including deconsolidated cash	(123.2)	—	—	(123.2)
Net cash used by investing activities	$(735.0)	$(341.2)	$(4.7)	$(1,080.9)

LIBERTY GLOBAL PLC
ATTRIBUTED STATEMENT OF CASH FLOWS INFORMATION — (Continued)
Year ended December 31, 2012
(unaudited)

	Attributed to:
	Liberty Global Group	LiLAC Group	Inter-group eliminations	Consolidated Liberty Global
	in millions
Cash flows from financing activities:
Borrowings of debt	$5,911.5	$69.9	$—	$5,981.4
Repayments and repurchases of debt and capital lease obligations	(4,360.7)	(12.9)	—	(4,373.6)
Increase in restricted cash related to the Telenet Tender	(1,464.1)	—	—	(1,464.1)
Repurchase of LGI shares	(970.3)	—	—	(970.3)
Distributions by subsidiaries to noncontrolling interest owners	(312.5)	(22.6)		(335.1)
Payment of financing costs, debt premiums and exchange offer consideration	(220.0)	(9.8)	—	(229.8)
Contributions by noncontrolling interest owners to subsidiaries	3.1	112.0		115.1
Net cash paid related to derivative instruments	(95.9)	(12.5)	—	(108.4)
Change in cash collateral	54.0	5.6	—	59.6
Inter-group receipts (payments), net	11.0	(15.7)	4.7	—
Other financing activities, net	(141.1)	1.2	—	(139.9)
Net cash used by financing activities of discontinued operations	(4.7)	—	—	(4.7)
Net cash provided (used) by financing activities	(1,589.7)	115.2	4.7	(1,469.8)

Effect of exchange rate changes on cash:
Continuing operations	22.7	5.6	—	28.3
Discontinued operations	(9.6)	—	—	(9.6)
Total	13.1	5.6	—	18.7
Net increase (decrease) in cash and cash equivalents:
Continuing operations	465.0	(22.0)	—	443.0
Discontinued operations	(55.3)	—	—	(55.3)
Net increase (decrease) in cash and cash equivalents	409.7	(22.0)	—	387.7
Cash and cash equivalents:
Beginning of year	1,582.5	68.7	—	1,651.2
End of year	$1,992.2	$46.7	$—	$2,038.9

Cash paid for interest:
Continuing operations	$1,538.5	$36.1	$(11.9)	$1,562.7
Discontinued operations	28.9	—	—	28.9
Total	$1,567.4	$36.1	$(11.9)	$1,591.6
Net cash paid (refunded) for taxes:
Continuing operations	$(21.7)	$22.0	$—	$0.3
Discontinued operations	11.5	—	—	11.5
Total	$(10.2)	$22.0	$—	$11.8

LIBERTY GLOBAL PLC
Notes to Attributed Financial Information
December 31, 2014, 2013 and 2012
(unaudited)

(1)	Attributed Financial Information
The Liberty Global Group and the LiLAC Group focus on providing video, broadband internet, fixed-line telephony and mobile services in Europe and Latin America, respectively. The LiLAC Group will initially comprise (i) VTR Finance and its subsidiaries, which include VTR GlobalCom SpA (VTR), (ii) Lila Chile Holding BV (Lila Chile Holding), which is the parent entity of VTR Finance, (iii) LiLAC Holdings Inc., formerly known as LGI Broadband Operations, Inc., and its subsidiaries, which include Liberty Puerto Rico, and (iv) the costs associated with certain corporate employees of Liberty Global that are exclusively focused on the management of the LiLAC Group (the LiLAC Corporate Costs). The Liberty Global Group will initially comprise all of our consolidated subsidiaries that are not included in the LiLAC Group, including Virgin Media, Unitymedia KabelBW, UPC Holding, Telenet, Ziggo, our corporate entities and certain other less significant entities. Accordingly, the accompanying attributed financial information for the Liberty Global Group and the LiLAC Group includes the assets, liabilities, revenue, expenses and cash flows of the respective entities within each group. Any businesses that we may acquire in the future that we do not attribute to the LiLAC Group will be attributed to the Liberty Global Group. The specific debt obligations attributed to each of the Liberty Global Group and the LiLAC Group are detailed in note 3 below. In order to provide liquidity to fund, among other things, ongoing operating costs and acquisitions, we intend, prior to the distribution of the LiLAC Ordinary Shares, to contribute $100 million in cash to one or more subsidiaries attributed to the LiLAC Group that are outside of the VTR Finance and Liberty Puerto Rico borrowing groups.
The operating results we will report in periods beginning on or after July 1, 2015, the expected allotment and issuance date of the LiLAC Ordinary Shares, will differ from the operating results presented in the accompanying attributed statement of operations information due to the fact that, following the distribution of the LiLAC Ordinary Shares, we will begin allocating a portion of the costs of the Liberty Global Group’s corporate functions to the LiLAC Group. For additional information, see note 5.
Our board of directors is vested with discretion to reattribute businesses, assets and liabilities that are attributed to either the Liberty Global Group or the LiLAC Group to the other group, without the approval of any of our shareholders, and may use the liquidity of one group to fund the liquidity and capital resource requirements of the other group. Accordingly, shareholders may have difficulty evaluating the future prospects and liquidity and capital resources of each group.

LIBERTY GLOBAL PLC
Notes to Attributed Financial Information — (Continued)
December 31, 2014, 2013 and 2012
(unaudited)

(2)	Derivative Instruments
The following table provides details of the fair values of our derivative instrument assets and liabilities:

	December 31, 2014			December 31, 2013
	Current	Long-term	Total	Current	Long-term	Total
	in millions
Assets:
Liberty Global Group:
Cross-currency and interest rate derivative contracts	$443.6	$812.5	$1,256.1	$248.4	$520.8	$769.2
Equity-related derivative instruments	—	400.2	400.2	—	430.4	430.4
Foreign currency forward contracts	1.4	—	1.4	1.8	—	1.8
Other	0.5	0.9	1.4	1.1	0.9	2.0
Total Liberty Global Group	445.5	1,213.6	1,659.1	251.3	952.1	1,203.4
LiLAC Group:
Cross-currency derivative contracts	—	101.2	101.2	—	—	—
Foreign currency forward contracts	1.1	—	1.1	0.8	—	0.8
Total LiLAC Group	1.1	101.2	102.3	0.8	—	0.8
Total assets	$446.6	$1,314.8	$1,761.4	$252.1	$952.1	$1,204.2
Liabilities:
Liberty Global Group:
Cross-currency and interest rate derivative contracts	$987.9	$1,443.9	$2,431.8	$680.2	$2,191.4	$2,871.6
Equity-related derivative instruments	15.3	73.1	88.4	15.6	101.3	116.9
Foreign currency forward contracts	0.6	—	0.6	8.1	12.0	20.1
Other	0.2	0.1	0.3	0.2	0.6	0.8
Total Liberty Global Group	1,004.0	1,517.1	2,521.1	704.1	2,305.3	3,009.4
LiLAC Group:
Cross-currency derivative contracts	39.5	—	39.5	47.0	—	47.0
Foreign currency forward contracts	0.2	—	0.2	0.1	—	0.1
Total LiLAC Group	39.7	—	39.7	47.1	—	47.1
Total liabilities	$1,043.7	$1,517.1	$2,560.8	$751.2	$2,305.3	$3,056.5

LIBERTY GLOBAL PLC
Notes to Attributed Financial Information — (Continued)
December 31, 2014, 2013 and 2012
(unaudited)

The details of our realized and unrealized gains (losses) on derivative instruments, net, are as follows:

	Year ended December 31,
	2014	2013	2012
	in millions
Liberty Global Group:
Cross-currency and interest rate derivative contracts	$252.5	$(600.2)	$(903.9)
Equity-related derivative instruments:
Ziggo Collar	(113.3)	(152.5)	—
ITV Collar	(77.4)	—	—
Sumitomo Collar	(46.0)	(206.4)	(109.0)
Virgin Media Capped Calls	0.4	(3.4)	—
Total equity-related derivative instruments	(236.3)	(362.3)	(109.0)
Foreign currency forward contracts	29.0	(73.9)	(2.0)
Other	(0.1)	1.3	3.0
Total Liberty Global Group	45.1	(1,035.1)	(1,011.9)
LiLAC Group:
Cross-currency and interest rate derivative contracts	41.1	13.7	(54.4)
Foreign currency forward contracts	2.6	1.0	(4.0)
Total LiLAC Group	43.7	14.7	(58.4)
Total	$88.8	$(1,020.4)	$(1,070.3)
The net cash received or paid related to our derivative instruments is classified as an operating, investing or financing activity in our consolidated statements of cash flows based on the objective of the derivative instrument and the classification of the applicable underlying cash flows. For derivative contracts that are terminated prior to maturity, the cash paid or received upon termination that relates to future periods is classified as a financing activity. The classification of these cash inflows (outflows) is as follows:

	Year ended December 31,
	2014	2013	2012
	in millions
Liberty Global Group:
Operating activities	$(425.2)	$(358.1)	$(383.0)
Investing activities	(30.2)	(66.5)	23.7
Financing activities	(183.6)	524.5	(95.9)
Total Liberty Global Group	(639.0)	99.9	(455.2)
LiLAC Group:
Operating activities	(20.5)	(44.0)	(52.5)
Financing activities	(37.4)	—	(12.5)
Total LiLAC Group	(57.9)	(44.0)	(65.0)
Total	$(696.9)	$55.9	$(520.2)

LIBERTY GLOBAL PLC
Notes to Attributed Financial Information — (Continued)
December 31, 2014, 2013 and 2012
(unaudited)

(3)	Debt and Capital Lease Obligations
Debt
The U.S. dollar equivalents of our debt attributed to the Liberty Global Group and the LiLAC Group are as follows:

	December 31, 2014			Estimated fair value		Carrying value
	Weighted average interest rate	Unused borrowing capacity
		Borrowing currency	U.S. $ equivalent	December 31,		December 31,
				2014	2013	2014	2013
		in millions
Liberty Global Group:
Third-party debt:
VM Notes	5.83%	—	$—	$8,461.0	$9,188.7	$8,060.7	$9,150.1
VM Credit Facility	3.78%	£660.0	1,028.4	4,734.9	4,388.9	4,804.0	4,352.8
VM Convertible Notes	6.50%	—	—	178.7	164.1	56.8	57.5
UPC Broadband Holding Bank Facility	3.56%	€1,046.2	1,266.0	3,156.4	5,717.8	3,179.2	5,671.4
UPC Holding Senior Notes	7.16%	—	—	2,603.6	3,297.4	2,391.6	3,099.2
UPCB SPE Notes	6.88%	—	—	4,279.0	4,536.5	4,009.4	4,219.5
Unitymedia KabelBW Notes	5.75%	—	—	7,869.3	8,058.2	7,400.9	7,651.9
Unitymedia KabelBW Revolving Credit Facilities	2.63%	€220.0	266.2	319.4	—	338.8	—
Ziggo Credit Facility	3.63%	€650.0	786.5	4,663.0	—	4,710.8	—
Ziggo Notes	6.82%	—	—	1,082.3	—	1,077.0	—
Telenet SPE Notes	5.93%	—	—	2,450.4	2,916.5	2,299.0	2,759.2
Telenet Credit Facility	3.44%	€322.9	390.8	1,633.4	1,956.9	1,638.6	1,936.9
Sumitomo Collar Loan	1.88%	—	—	818.0	939.3	787.7	894.3
ITV Collar Loan	1.73%	—	—	678.2	—	667.0	—
Vendor financing	3.45%	—	—	946.4	603.1	946.4	603.1
Other	9.28%	—	—	171.5	1,682.3	171.5	1,682.0
Total Liberty Global Group third-party debt	5.08%		3,737.9	44,045.5	43,449.7	42,539.4	42,077.9
Related-party debt – Lila Chile Note	5.90%	—	—	(a)	—	9.4	—
Total Liberty Global Group debt	5.08%		3,737.9	44,045.5	43,449.7	42,548.8	42,077.9
LiLAC Group:
Third-party debt:
VTR Finance Senior Secured Notes (b)	6.88%	—	—	1,439.4	—	1,400.0	—
VTR Credit Facility	—%	(c)	196.2	—	—	—	—
Liberty Puerto Rico Bank Facility	5.20%	$40.0	40.0	666.2	666.2	672.0	665.0
VTR Wireless Bank Facility	—%	—	—	—	113.1	—	113.1
Total LiLAC Group third-party debt	6.34%		236.2	2,105.6	779.3	2,072.0	778.1
Related-party debt:
UPC Broadband France Loan	—%	—	—		(a)	—	441.8
UPC Chile Mobile Shareholder Loan	—%	—	—		(a)	—	111.3
Total related-party debt	—%		—			—	553.1
Total LiLAC Group debt	6.34%		236.2	2,105.6	779.3	2,072.0	1,331.2
Inter-group eliminations	—%		—	—	—	(9.4)	(553.1)
Total debt	5.13%		$3,974.1	$46,151.1	$44,229.0	$44,611.4	$42,856.0
_______________

(a)
The fair values of the Lila Chile Note, UPC Broadband France Loan and UPC Chile Mobile Shareholder Loan are not subject to reasonable estimation due to the related-party nature of these loans. For additional information regarding the Lila Chile Note, UPC Broadband France Loan and the UPC Chile Mobile Shareholder Loan, see note 6.

LIBERTY GLOBAL PLC
Notes to Attributed Financial Information — (Continued)
December 31, 2014, 2013 and 2012
(unaudited)

(b)
Represents the interest rate on the VTR Finance Senior Secured Notes at December 31, 2014. The interest rate presented represents the stated rate and does not include the impact of VTR’s deferred financing costs or commitment fees, both of which affect VTR’s overall cost of borrowing. Including the effects of derivative instruments and commitment fees, but excluding the impact of financing costs, VTR’s interest rate on its indebtedness was 11.1% at December 31, 2014.

(c)
Unused borrowing capacity relates to the senior secured revolving credit facility of entities within VTR, which includes a $160.0 million U.S. dollar facility (the VTR Dollar Credit Facility) and a CLP 22.0 billion ($36.2 million) Chilean peso facility (together with the VTR Dollar Credit Facility, the VTR Credit Facility), each of which were undrawn at December 31, 2014.

Capital Lease Obligations
The U.S. dollar equivalents of our capital lease obligations attributed to the Liberty Global Group and the LiLAC Group are as follows:

	December 31,
	2014	2013
	in millions
Capital lease obligations:
Liberty Global Group:
Unitymedia KabelBW	$810.1	$952.0
Telenet	413.4	451.2
Virgin Media	255.3	373.5
Other subsidiaries	67.3	69.2
Total Liberty Global Group capital lease obligations	1,546.1	1,845.9
LiLAC Group:
Liberty Puerto Rico	1.0	1.6
VTR	0.5	0.8
Total LiLAC Group capital lease obligations	1.5	2.4
Total capital lease obligations	$1,547.6	$1,848.3

LIBERTY GLOBAL PLC
Notes to Attributed Financial Information — (Continued)
December 31, 2014, 2013 and 2012
(unaudited)

Maturities of Debt Obligations
Maturities of our third-party debt as of December 31, 2014 are presented below for the named entity and its subsidiaries, unless otherwise noted. Amounts presented below represent U.S. dollar equivalents based on December 31, 2014 exchange rates:

	Liberty Global Group						LiLAC Group
	Virgin Media	UPC Holding	Unitymedia KabelBW	Ziggo	Telenet	Other	VTR	Liberty Puerto Rico	Total
	in millions
Year ending December 31:
2015	$406.5	$436.0	$455.5	$—	$9.0	$43.3	$—	$—	$1,350.3
2016	—	—	—	—	9.0	351.0	—	—	360.0
2017	—	—	—	—	9.0	908.1	—	—	917.1
2018	—	—	—	—	9.0	239.3	—	—	248.3
2019	584.3	—	—	—	20.5	—	—	—	604.8
Thereafter	12,262.7	9,595.4	7,402.5	5,755.9	4,040.2	—	1,400.0	675.0	41,131.7
Total debt maturities	13,253.5	10,031.4	7,858.0	5,755.9	4,096.7	1,541.7	1,400.0	675.0	44,612.2
Unamortized premium (discount)	19.8	(15.2)	(1.6)	31.9	(3.4)	(29.3)	—	(3.0)	(0.8)
Total debt	$13,273.3	$10,016.2	$7,856.4	$5,787.8	$4,093.3	$1,512.4	$1,400.0	$672.0	$44,611.4
Current portion	$408.6	$436.0	$455.5	$—	$9.0	$43.3	$—	$—	$1,352.4
Noncurrent portion	$12,864.7	$9,580.2	$7,400.9	$5,787.8	$4,084.3	$1,469.1	$1,400.0	$672.0	$43,259.0

(4)	Income Taxes
We generally have accounted for income taxes for the Liberty Global Group and the LiLAC Group in the accompanying attributed financial information on a separate return basis, as adjusted to reflect the consolidated view of the tax asset, liability, benefit or expense (tax attribute) of each group. Accordingly, except as otherwise noted below, any tax attribute associated with an entity attributed to the Liberty Global Group has been allocated to the Liberty Global Group and any tax attribute associated with an entity attributed to the LiLAC Group has been allocated to the LiLAC Group.
Liberty Global owns consolidated interests in a number of entities that are included in combined or consolidated tax returns, including tax returns in the Netherlands (the Dutch Fiscal Unity) and the U.S (the U.S. Tax Group). One member of the Liberty Global Group files a combined tax return for the Dutch Fiscal Unity and another member of the Liberty Global Group files a consolidated tax return for the U.S. Tax Group. Certain of the entities included in the Dutch Fiscal Unity and the U.S. Tax Group are attributed to the LiLAC Group. As a result, we record intercompany tax allocations to recognize changes in the tax attributes of certain members of the LiLAC Group that are included in the Dutch Fiscal Unity or the U.S. Tax Group.  The intercompany tax allocations that have been reflected in the attributed financial information have not been cash settled and were not the subject of tax sharing agreements. Accordingly, intercompany tax allocations have been reflected in the attributed financial information as adjustments of equity. Following the adoption of the tax sharing policy described below, intercompany tax allocations are expected to be cash settled.
Effective with the date that we distribute the LiLAC Ordinary Shares, the allocation of tax attributes between the Liberty Global Group and the LiLAC Group will be based on a tax sharing policy. This tax sharing policy, which may be changed in future periods at the discretion of the board of directors of Liberty Global, generally is expected to result in the allocation of Liberty Global’s tax attributes to the Liberty Global Group and the LiLAC Group based on the tax attributes of the legal entities attributed to each of the groups. Nevertheless, to the extent that Liberty Global management concludes that the actions or results of one group give rise to changes in the tax attributes of the other group, the change in those tax attributes will generally be allocated to the group whose actions or results gave rise to such changes. Similarly, in cases where legal entities in one group join in a common tax filing with members of the other group, changes in the tax attributes of the group that includes the filing entity that are the result of the actions or financial results of one or more members of the other group are expected to be allocated to the group that does not include the filing entity. In addition, the allocation of any taxes and losses resulting from the ultimate tax treatment of

LIBERTY GLOBAL PLC
Notes to Attributed Financial Information — (Continued)
December 31, 2014, 2013 and 2012
(unaudited)

Liberty Global tax attributes related to the distribution of the LiLAC Ordinary Shares are expected to be allocated in proportion to each group’s respective number of “liquidation units.” Liquidation units will be allocated to each Liberty Global Ordinary Share and each LiLAC Ordinary Share, respectively, in proportion to the relative market value of a Liberty Global Class C Ordinary Share and a LiLAC Class C Ordinary Share, respectively, based on their respective volume-weighted average price over the 20 trading-day period commencing shortly after the commencement of ordinary-course (regular-way) trading of the LiLAC Ordinary Shares. Intercompany payables and receivables that are recorded in connection with the allocation of tax attributes from one group to another will be non-interest bearing and are expected to be cash settled annually within 90 days following the filing of the relevant tax return.

LIBERTY GLOBAL PLC
Notes to Attributed Financial Information — (Continued)
December 31, 2014, 2013 and 2012
(unaudited)

Liberty Global Group
Income tax benefit (expense) consists of:

	Liberty Global Group
	Current	Deferred	Total
	in millions
Year ended December 31, 2014:
Continuing operations:
U.S. (a)	$(19.2)	$133.7	$114.5
U.K.	(2.1)	113.4	111.3
Belgium	(138.7)	31.7	(107.0)
Switzerland	(76.8)	3.1	(73.7)
The Netherlands	11.1	42.5	53.6
Germany	(22.6)	37.0	14.4
Other	(41.1)	17.4	(23.7)
Total — continuing operations	$(289.4)	$378.8	$89.4
Discontinued operations	$—	$(0.1)	$(0.1)

Year ended December 31, 2013:
Continuing operations:
U.K	$(2.4)	$(245.2)	$(247.6)
Belgium	(97.1)	(16.2)	(113.3)
The Netherlands	0.5	97.3	97.8
Switzerland	(53.6)	(4.4)	(58.0)
Germany	(13.2)	(38.1)	(51.3)
U.S. (a)	(104.3)	111.6	7.3
Other	(31.1)	27.1	(4.0)
Total — continuing operations	$(301.2)	$(67.9)	$(369.1)
Discontinued operations	$(20.5)	$(2.2)	$(22.7)

Year ended December 31, 2012:
Continuing operations:
Germany	$4.0	$119.6	$123.6
The Netherlands	(8.2)	(67.6)	(75.8)
Switzerland	(8.7)	(63.7)	(72.4)
Belgium	(1.5)	(54.5)	(56.0)
U.S. (a)	35.6	(37.6)	(2.0)
U.K.	(0.1)	(0.7)	(0.8)
Other	(31.1)	36.8	5.7
Total — continuing operations	$(10.0)	$(67.7)	$(77.7)
Discontinued operations	$(14.8)	$(13.3)	$(28.1)
_______________
(a)    Includes federal and state income taxes. Our U.S. state income taxes were not material during any of the years presented.

LIBERTY GLOBAL PLC
Notes to Attributed Financial Information — (Continued)
December 31, 2014, 2013 and 2012
(unaudited)

Income tax benefit (expense) attributable to our loss from continuing operations before income taxes differs from the amounts computed using the applicable income tax rate as a result of the following factors:

	Liberty Global Group
	Year ended December 31,
	2014	2013	2012
	in millions

Computed “expected” tax benefit (a)	$226.1	$105.8	$198.9
Change in valuation allowances (b):
Decrease	(342.1)	(101.8)	(145.7)
Increase	11.9	28.0	10.9
International rate differences (b) (c):
Increase	264.3	147.0	47.7
Decrease	(26.6)	(47.6)	(80.8)
Non-deductible or non-taxable interest and other expenses (b):
Decrease	(235.5)	(132.7)	(83.6)
Increase	58.0	85.2	2.4
Tax effect of intercompany financing	166.9	82.7	—
Basis and other differences in the treatment of items associated with investments in subsidiaries and affiliates	(132.0)	(10.9)	(24.6)
Non-deductible or non-taxable foreign currency exchange results (b):
Increase	71.9	0.5	—
Decrease	(16.3)	(56.1)	(10.4)
Recognition of previously unrecognized tax benefits	28.7	—	—
Enacted tax law and rate changes (d)	2.1	(370.4)	2.3
Change in subsidiary tax attributes due to a deemed change in control	—	(88.0)	—
Other, net	12.0	(10.8)	5.2
Total income tax benefit (expense)	$89.4	$(369.1)	$(77.7)
_______________

(a)	The statutory or “expected” tax rates are the U.K. rate of 21.0%, the U.K. rate of 23.0% and the U.S. rate of 35.0% for 2014, 2013 and 2012, respectively.

(b)	Country jurisdictions giving rise to increases are grouped together and shown separately from country jurisdictions giving rise to decreases.

(c)
Amounts reflect adjustments (either an increase or a decrease) to the “expected” tax benefit for statutory rates in jurisdictions in which we operate outside of the U.K. for 2014 and 2013 and outside of the U.S. for 2012.

(d)
In April 2014, the U.K. corporate income tax rate decreased from 23.0% to 21.0%, with a further decline to 20.0% scheduled for April 2015. Substantially all of the impact of these rate changes on our deferred tax balances was recorded in the third quarter of 2013.

LIBERTY GLOBAL PLC
Notes to Attributed Financial Information — (Continued)
December 31, 2014, 2013 and 2012
(unaudited)

The current and non-current components of our deferred tax assets (liabilities) are as follows:

	Liberty Global Group
	December 31,
	2014	2013
	in millions

Current deferred tax assets	$275.6	$212.1
Non-current deferred tax assets (a)	2,516.7	2,518.2
Current deferred tax liabilities (a)	(0.6)	(1.5)
Non-current deferred tax liabilities (a)	(2,209.3)	(1,396.3)
Net deferred tax asset	$582.4	$1,332.5
_______________

(a)
Our current deferred tax liabilities are included in other accrued and current liabilities, and our non-current deferred tax assets and liabilities are included in other assets, net, and other long-term liabilities, respectively, in our attributed balance sheets information.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

	Liberty Global Group
	December 31,
	2014	2013
	in millions
Deferred tax assets:
Net operating loss and other carryforwards	$6,589.9	$7,202.6
Property and equipment, net	3,429.5	3,436.7
Debt	1,185.5	836.1
Derivative instruments	345.9	516.0
Intangible assets	143.8	181.5
Other future deductible amounts	208.7	203.7
Deferred tax assets	11,903.3	12,376.6
Valuation allowance	(6,633.9)	(7,020.0)
Deferred tax assets, net of valuation allowance	5,269.4	5,356.6
Deferred tax liabilities:
Intangible assets	(2,338.2)	(1,471.1)
Property and equipment, net	(1,861.4)	(1,945.3)
Investments	(193.4)	(225.0)
Derivative instruments	(142.7)	(129.5)
Other future taxable amounts	(151.3)	(253.2)
Deferred tax liabilities	(4,687.0)	(4,024.1)
Net deferred tax asset	$582.4	$1,332.5

LIBERTY GLOBAL PLC
Notes to Attributed Financial Information — (Continued)
December 31, 2014, 2013 and 2012
(unaudited)

LiLAC Group
Income tax benefit (expense) consists of:

	LiLAC Group
	Current	Deferred	Total
	in millions
Year ended December 31, 2014:
Continuing operations:
U.S. (a)	$(3.3)	$(4.1)	$(7.4)
Chile	17.1	(24.1)	(7.0)
Total — continuing operations	$13.8	$(28.2)	$(14.4)

Year ended December 31, 2013:
Continuing operations:
U.S. (a)	$(1.7)	$(6.7)	$(8.4)
Chile	(34.0)	56.0	22.0
Total — continuing operations	$(35.7)	$49.3	$13.6

Year ended December 31, 2012:
Continuing operations:
U.S. (a)	$2.6	$(7.0)	$(4.4)
Chile	(31.6)	38.7	7.1
Total — continuing operations	$(29.0)	$31.7	$2.7
______________

(a)
The amounts include (i) intercompany deferred tax benefit of the U.S. Tax Group of $6.1 million, $5.2 million and $1.4 million during the years ended December 31, 2014, 2013 and 2012, respectively, and (ii) Puerto Rico activities. No intercompany tax expense or benefit was required to be recorded with respect to the Dutch Fiscal Unity.

LIBERTY GLOBAL PLC
Notes to Attributed Financial Information — (Continued)
December 31, 2014, 2013 and 2012
(unaudited)

Income tax benefit (expense) attributable to our earnings (loss) from continuing operations before income taxes differs from the amounts computed using the applicable income tax rate as a result of the following:

	LiLAC Group
	Year ended December 31,
	2014	2013	2012
	in millions

Computed “expected” tax benefit (expense) (a)	$(4.4)	$15.3	$(20.8)
Change in valuation allowances (b):
Decrease	(31.0)	(10.8)	(2.6)
Increase	—	3.7	14.7
Enacted tax law and rate changes	21.8	(7.4)	10.0
Basis and other differences in the treatment of items associated with investments in subsidiaries and affiliates	(3.4)	6.9	—
International rate differences (b) (c):
Increase	2.1	1.2	12.9
Decrease	(1.0)	(3.2)	(1.0)
Impact of price level adjustments for tax purposes	1.5	5.5	2.2
Decrease in non-deductible or non-taxable interest and other expenses (b)	(1.0)	(0.8)	(1.1)
Change in tax form of consolidated subsidiary	—	—	(11.6)
Other, net	1.0	3.2	—
Total income tax benefit (expense)	$(14.4)	$13.6	$2.7
_______________

(a)	The statutory or “expected” tax rates are the U.K. rate of 21.0%, the U.K. rate of 23.0% and the U.S. rate of 35.0% for 2014, 2013 and 2012, respectively.

(b)	Country jurisdictions giving rise to increases are grouped together and shown separately from country jurisdictions giving rise to decreases.

(c)
Amounts reflect adjustments (either an increase or a decrease) to the “expected” tax benefit for statutory rates in jurisdictions in which we operate outside of the U.K. for 2014 and 2013 and outside of the U.S. for 2012.

The current and non-current components of our deferred tax assets (liabilities) are as follows:

	LiLAC Group
	December 31,
	2014	2013
	in millions

Current deferred tax assets	$14.7	$14.0
Non-current deferred tax assets (a)	70.3	123.6
Non-current deferred tax liabilities (a)	(160.1)	(157.9)
Net deferred tax liability	$(75.1)	$(20.3)
_______________

(a)	Our non-current deferred tax assets and liabilities are included in other assets, net, and other long-term liabilities, respectively, in our attributed balance sheets information.

LIBERTY GLOBAL PLC
Notes to Attributed Financial Information — (Continued)
December 31, 2014, 2013 and 2012
(unaudited)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

	LiLAC Group
	December 31,
	2014	2013
	in millions
Deferred tax assets:
Net operating loss and other carryforwards	$48.0	$83.5
Property and equipment, net	39.7	34.0
Intangible assets	5.8	6.0
Debt	3.5	1.6
Derivative instruments	—	2.4
Other future deductible amounts	56.6	61.3
Deferred tax assets	153.6	188.8
Valuation allowance	(45.5)	(32.8)
Deferred tax assets, net of valuation allowance	108.1	156.0
Deferred tax liabilities:
Investments	(174.2)	(175.7)
Other future taxable amounts	(9.0)	(0.6)
Deferred tax liabilities	(183.2)	(176.3)
Net deferred tax liability	$(75.1)	$(20.3)
Chilean Tax Law Changes
On September 26, 2014, the Chilean President signed an extensive tax reform bill, including changes to the corporate tax rate, changes to the thin capitalization rules, taxation of certain Chilean investments abroad and changes to the stamp tax rate, among other relevant changes. The bill became law upon its publication in the Official Gazette (Diario Oficial) on September 29, 2014. The impacts of the tax law changes that are currently in effect are reflected in the attributed financial information.
According to this new law, the current corporate tax rate of 20% will be increased progressively as follows: 2014 (21%), 2015 (22.5%) and 2016 (24%). Beginning in 2017, there will be two optional income tax regimes: the “attributed system” and the “partially integrated system.” Under the “attributed system,” the corporate tax rate will be 25% and the 35% withholding tax will be paid on an accrual basis by the corporation on behalf of the shareholder, with the corporate tax fully creditable against the withholding tax. Under the “partially integrated system,” the corporate tax rate will be 25.5% in 2017 and 27% in 2018 and future years, and the 35% withholding tax will be paid only upon actual distributions to shareholders. However, under this partially integrated system, only 65% of the corporate tax paid by a Chilean company can be used as a credit against the withholding tax imposed on non-Chilean resident shareholders, which implies a final tax burden of 44.45%. In the case of shareholders resident in countries that have tax treaties in force with Chile, there will be a full credit for the corporate tax paid, which implies a final tax burden of 35% for such shareholders. Corporations must elect the relevant tax regime before December 31, 2016. This election, once made, is irrevocable for a period of five years. Until we formally elect the relevant tax regime, we are calculating our deferred tax position using the partially integrated system.

LIBERTY GLOBAL PLC
Notes to Attributed Financial Information — (Continued)
December 31, 2014, 2013 and 2012
(unaudited)

Tax Loss Carryforwards
The significant components of our tax loss carryforwards and related tax assets at December 31, 2014 are shown below. Except where indicated, tax loss carryforward and related tax asset amounts shown below are attributable to the Liberty Global Group.

Country	Tax loss carryforward	Related tax asset	Expiration date
	in millions

U.K.	$21,119.2	$4,223.8	Indefinite
The Netherlands:
Liberty Global Group	2,985.6	746.3	2015-2023
LiLAC Group	40.2	10.1	2015-2023
Germany	2,670.1	424.8	Indefinite
U.S.:
Liberty Global Group	1,522.3	395.3	2019-2034
LiLAC Group	28.0	9.8	2032-2034
Luxembourg	1,030.7	301.2	Indefinite
France	585.1	201.4	Indefinite
Belgium	506.3	172.1	Indefinite
Ireland	466.0	58.2	Indefinite
Hungary	209.8	39.9	2025
Other:
Liberty Global Group	153.6	26.9	Various
LiLAC Group (a)	87.1	28.1	Various
Total	$31,404.0	$6,637.9
Liberty Global Group	$31,248.7	$6,589.9	Various
LiLAC Group	155.3	48.0	Various
Total	$31,404.0	$6,637.9
_______________

(a)
Amounts comprise (i) $49.1 million and $13.3 million of tax loss carryforwards and related tax assets, respectively, which relate to Chile and have indefinite expiration dates, and (ii) $38.0 million and $14.8 million of tax loss carryforwards and related tax assets, respectively, which relate to Puerto Rico and have expiration dates ranging from 2018 through 2024.

(5)	Allocated Expenses
For the years ended December 31, 2014, 2013 and 2012, we have not allocated any of the costs of the Liberty Global Group’s corporate functions to the LiLAC Group.  Following the allotment and issuance of the LiLAC Ordinary Shares, which we expect will occur on July 1, 2015, we will begin to allocate a portion of the costs of the Liberty Global Group’s corporate functions, excluding share-based compensation expense, to the LiLAC Group based primarily on the estimated percentage of time spent by corporate personnel providing services for each group. The allocated amount, which will be re-evaluated periodically and which we expect to cash settle, will be presented as inter-group fees and allocations in the attributed statement of operations information. The portion of the Liberty Global Group’s corporate costs that will be allocated to the LiLAC Group during the first twelve months following the distribution of the LiLAC Ordinary Shares will be $8.5 million. In addition, we expect the annual LiLAC Corporate Costs, exclusive of share-based compensation expense, to increase by approximately $2 million to $3 million during 2015, as compared to 2014.
The share-based compensation reflected in the accompanying attributed statement of operations information is based on the share incentive awards held by the employees of the respective entities comprising the Liberty Global Group and the LiLAC Group.

LIBERTY GLOBAL PLC
Notes to Attributed Financial Information — (Continued)
December 31, 2014, 2013 and 2012
(unaudited)

While we believe that our allocation methodologies are reasonable, we may elect to change these allocation methodologies or the percentages used to allocate operating and SG&A expenses in the future.

(6)	Inter-group Transactions
Lila Chile Note
On July 11, 2014, Lila Chile Holding and Liberty Global Holding B.V (Liberty Global Holding), an entity attributed to the Liberty Global Group, entered into a loan agreement (the Lila Chile Note). The Lila Chile Note represents amounts owed to Lila Chile Holding by Liberty Global Holding, bears interest at 5.9% per annum and has a repayment date of July 11, 2022. Accrued and unpaid interest on the Lila Chile Note, which is generally transferred to the loan balance on January 1 of each year, is included in other assets, net, in the attributed balance sheet information. During 2014, the LiLAC Group loaned $56.3 million under the Lila Chile Note and received cash repayments of $46.9 million.
VTR Finance Senior Secured Notes
On January 24, 2014, VTR Finance issued $1.4 billion principal amount of 6.875% senior secured notes due January 15, 2024 (the VTR Finance Senior Secured Notes) pursuant to an indenture dated January 24, 2014. The net proceeds from the VTR Finance Senior Secured Notes were used, together with existing cash of certain of the Liberty Global Group subsidiaries, to repay all of the outstanding indebtedness under Facilities R, S and AE of the UPC Broadband Holding Bank Facility, a facility attributed to the Liberty Global Group, in connection with the extraction of VTR Finance and its subsidiaries from the UPC Holding credit pool. The use of proceeds from the VTR Finance Senior Secured Notes to repay debt of UPC Holding has been reflected as a non-cash transaction in this attributed financial information.
Related-party Advance
During 2013, VTR Chile Holdings SpA (VTR Chile Holdings), an entity attributed to the LiLAC Group, made a $600.0 million non-interest bearing advance to UPC Holding, which was repaid in full during 2014. This advance is reflected in the Liberty Global Group’s other accrued and current liabilities and the LiLAC Group’s other current assets in the December 31, 2013 attributed balance sheet information and in inter-group receipts (payments), net, in the attributed statements of cash flows information. The proceeds received from the repayment of this advance were used to fund (i) the $435.1 million consideration paid by VTR Chile Holdings to acquire the VTR NCI Owner’s 20.0% ownership interests in VTR and VTR Wireless SpA, (ii) a $128.5 million distribution to an entity attributed to the Liberty Global Group, which represented a return of capital, and (iii) the settlement of certain derivative instruments of VTR.
UPC Broadband France Loan
The UPC Broadband France Loan, as amended, represented amounts owed by VTR to UPC Broadband France SAS (UPC Broadband France), an entity attributed to the Liberty Global Group. The UPC Broadband France Loan bore interest at the Eurodollar Rate (as defined in the UPC Broadband France Loan agreement) plus 2.0%. In January 2014, a parent of UPC Broadband France made a capital contribution in the amount of $444.9 million to the parent of VTR GlobalCom, which was used to acquire the corresponding loan receivable from UPC Broadband France and pay related accrued interest. Accordingly, the UPC Broadband France Loan was effectively settled within the LiLAC Group. The cash effects of these transactions are reflected in the Liberty Global Group’s sale of related-party receivable and inter-group receipts (payments), net, and the LiLAC Group’s inter-group receipts (payments), net, in the attributed statement of cash flows information. During 2014, 2013 and 2012, VTR incurred related-party interest expense on the UPC Broadband France Loan of $0.3 million, $11.1 million and $12.1 million, respectively.
UPC Chile Mobile Shareholder Loan
At December 31, 2011, Liberty Global Europe, an entity attributed to the Liberty Global Group, had loaned an aggregate of $99.4 million (the UPC Chile Mobile Shareholder Loan) to an entity attributed to the LiLAC Group. The interest rate on the UPC Chile Mobile Shareholder Loan was 9.39% in 2013 and 2012. In January 2014, the UPC Chile Mobile Shareholder Loan was settled through a non-cash capital contribution by Liberty Global Europe to an entity attributed to the LiLAC Group. During 2014, 2013 and 2012, VTR incurred related-party interest expense on the UPC Chile Mobile Shareholder Loan of $0.3 million, $10.4 million and $10.0 million, respectively.
(7)    Commitments
In the normal course of business, we have entered into agreements that commit our company to make cash payments in future periods with respect to programming contracts, network and connectivity commitments, purchases of customer premises and other equipment, non-cancelable operating leases and other items. The U.S. dollar equivalents of such commitments as of December 31, 2014 are presented below:

	Payments due during:
	2015	2016	2017	2018	2019	Thereafter	Total
	in millions
Liberty Global Group:
Programming commitments	$794.7	$715.4	$567.8	$483.1	$231.4	$2.0	$2,794.4
Network and connectivity commitments	326.2	231.0	212.3	97.1	65.5	1,042.8	1,974.9
Purchase commitments	819.2	114.6	62.9	10.1	4.0	—	1,010.8
Operating leases	158.0	125.7	101.5	82.3	61.2	261.3	790.0
Other commitments	350.2	198.7	150.1	90.0	39.2	48.2	876.4
Total (a)	$2,448.3	$1,385.4	$1,094.6	$762.6	$401.3	$1,354.3	$7,446.5

LiLAC Group:
Programming commitments	$69.2	$70.0	$44.9	$44.9	$—	$—	$229.0
Network and connectivity commitments	33.7	30.5	27.9	30.0	24.7	5.7	152.5
Operating leases	16.0	15.8	15.8	15.8	14.2	18.0	95.6
Purchase commitments	8.6	4.8	—	—	—	—	13.4
Total (a)	$127.5	$121.1	$88.6	$90.7	$38.9	$23.7	$490.5
_______________

(a)	The commitments reflected in this table do not reflect any liabilities that are included in our December 31, 2014 attributed balance sheet information.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis is intended to provide supplemental information regarding the financial condition, changes in financial condition and results of operations of the Liberty Global Group and the LiLAC Group. This discussion and analysis should be read in conjunction with (i) the financial information and related full discussion and analysis included in the 2014 Annual Report and (ii) the attributed financial information included elsewhere herein.
Results of Operations
The comparability of our operating results during 2014, 2013 and 2012 is affected by acquisitions. In the following discussion, we quantify the estimated impact of acquisitions on our operating results. The acquisition impact represents our estimate of the difference between the operating results of the periods under comparison that is attributable to an acquisition. In general, we base our estimate of the acquisition impact on an acquired entity’s operating results during the first three months following the acquisition date such that changes from those operating results in subsequent periods are considered to be organic changes. Accordingly, in the following discussion, variances attributed to an acquired entity during the first twelve months following the acquisition date represent differences between the estimated acquisition impact and the actual results. Our organic growth percentages may be impacted by the fact that the numerator for the organic growth percentages includes the organic growth of the acquired entity, while the denominator may not include any amounts related to the acquired entity. Normally, any such impacts would not be significant. However, due to the size of (i) Virgin Media relative to both the Liberty Global Group and Liberty Global and (ii) OneLink relative to both Liberty Puerto Rico and the LiLAC Group, certain of our organic growth rates are significantly different from the growth rates we would have reported if we had excluded Virgin Media’s or OneLink’s organic growth from certain of the organic growth rate calculations. Accordingly, to provide an additional perspective on the growth of our revenue, we present organic revenue growth rates of U.K./Ireland, Liberty Global Group and Liberty Global that exclude Virgin Media’s organic growth for 2014, as compared to 2013.  In addition, to provide an additional perspective on changes in our operating expenses, SG&A expenses and operating cash flow, we present the organic changes of the operating expenses, SG&A expenses and operating cash flow of (a) U.K./Ireland, the Liberty Global Group and Liberty Global excluding the impact of Virgin Media for 2014, as compared to 2013, and (b) Puerto Rico and the LiLAC Group excluding the impact of OneLink for 2013, as compared to 2012, in a note to the applicable tables that are included in Discussion and Analysis of our Reportable Segments.

Discussion and Analysis of our Reportable Segments
Revenue of our Reportable Segments
Revenue — 2014 compared to 2013

	Year ended December 31,		Increase (decrease)		Organic increase (decrease) (a)
	2014	2013	$	%	%
	in millions
Liberty Global Group:
European Operations Division:
U.K./Ireland (b)	$7,409.9	$4,117.4	$3,292.5	80.0	4.5
The Netherlands (c)	1,498.5	1,242.4	256.1	20.6	(1.3)
Germany	2,711.5	2,559.2	152.3	6.0	6.0
Belgium	2,279.4	2,185.9	93.5	4.3	4.3
Switzerland/Austria	1,846.1	1,767.1	79.0	4.5	3.1
Total Western Europe	15,745.4	11,872.0	3,873.4	32.6	4.0
Central and Eastern Europe	1,259.5	1,272.0	(12.5)	(1.0)	0.7
Central and other	(7.1)	(0.4)	(6.7)	N.M	N.M
Total European Operations Division	16,997.8	13,143.6	3,854.2	29.3	3.6
Corporate and other	70.8	77.1	(6.3)	(8.2)	(10.1)
Intersegment eliminations	(24.9)	(34.0)	9.1	N.M.	N.M.
Total Liberty Global Group	17,043.7	13,186.7	3,857.0	29.2	3.6
LiLAC Group:
Chile	898.5	991.6	(93.1)	(9.4)	4.4
Puerto Rico	306.1	297.2	8.9	3.0	3.0
Total LiLAC Group	1,204.6	1,288.8	(84.2)	(6.5)	4.1
Inter-group eliminations	—	(1.3)	1.3	N.M.	N.M.
Total	$18,248.3	$14,474.2	$3,774.1	26.1	3.6
_______________

(a)
As further described under Results of Operations above, our organic revenue growth rate during 2014 is impacted by the organic growth of Virgin Media. Excluding the impact of Virgin Media, the organic increase in (i) U.K./Ireland’s revenue would have been 1.1%, (ii) Liberty Global Group’s revenue would have been 3.1% and (iii) our total revenue would have been 3.2%. For additional information, see Discussion and Analysis of our Consolidated Results — Revenue.

(b)	The amount presented for 2013 includes the post-acquisition revenue of Virgin Media from June 8, 2013 through December 31, 2013.

(c)	The amount presented for 2014 includes the post-acquisition revenue of Ziggo from November 12, 2014 through December 31, 2014.
N.M. — Not Meaningful.
General. While not specifically discussed in the below explanations of the changes in the revenue of our reportable segments, we are experiencing significant competition in all of our broadband communications markets. This competition has an adverse impact on our ability to increase or maintain our RGUs and/or ARPU.

U.K./Ireland. The details of U.K./Ireland’s revenue during 2014, as compared to 2013, are set forth below:

	Year ended December 31,		Increase		Organic increase
	2014	2013	$	%	%
	in millions
U.K.	$6,941.1	$3,653.7	$3,287.4	90.0	4.9
Ireland	468.8	463.7	5.1	1.1	1.1
Total	$7,409.9	$4,117.4	$3,292.5	80.0	4.5
The increase in U.K./Ireland's revenue during 2014, as compared to 2013, is primarily due to the June 2013 Virgin Media Acquisition. The organic revenue growth rate of U.K./Ireland is impacted by the size and timing of the Virgin Media Acquisition. Accordingly, (i) we present a separate discussion and analysis for each of the U.K. and Ireland and (ii) the below discussion and analysis of the U.K.’s revenue is presented on a pro forma basis as if the results of Virgin Media were included for the full year 2013. We believe this pro forma analysis provides a more meaningful comparison of Virgin Media’s revenue.
U.K. During 2014, Virgin Media generated revenue of $6,941.1 million, representing a pro forma organic increase of $163.4 million or 2.5%, compared to the revenue reported by Virgin Media during 2013. This pro forma organic increase in Virgin Media’s revenue, which represents the increase that remains after eliminating the impacts of (i) a decrease of $21.4 million associated with the assumed alignment of Virgin Media’s policy to our policy for accounting for installation and certain nonrecurring fees received on B2B contracts, (ii) an acquisition and (iii) FX, is attributable to the net effect of (a) an increase in cable subscription revenue of $148.2 million or 3.3%, (b) a decrease in other non-subscription revenue of $90.1 million or 23.3%, (c) an increase in mobile subscription revenue of $61.9 million or 9.0% and (d) an increase in non-subscription B2B revenue of $43.4 million or 4.7%.
The pro forma organic increase during 2014 in Virgin Media’s cable subscription revenue is primarily due to an increase in ARPU and, to a lesser extent, the average number of RGUs, as an increase in the average number of broadband internet RGUs was only partially offset by declines in the average numbers of digital cable and fixed-line telephony RGUs. The increase in ARPU is primarily due to a net increase resulting from the following factors: (i) higher ARPU due to (a) February 2014 and February 2013 price increases for broadband internet, digital cable and fixed-line telephony services and (b) an October 2013 price increase for certain broadband internet services, (ii) lower ARPU due to the impact of higher discounts, (iii) lower ARPU due to lower fixed-line telephony call volumes, (iv) higher ARPU due to increased penetration of Virgin Media’s TiVo set-top boxes, (v) lower ARPU due to a change in legislation with respect to the charging of VAT, as discussed below, and (vi) higher ARPU due to the net effect of increases in the proportion of subscribers receiving (1) higher-priced tiers of broadband internet services in Virgin Media’s bundles and (2) lower-priced tiers of digital cable services in Virgin Media’s bundles.
The pro forma organic increase in Virgin Media’s mobile subscription revenue is primarily due to the net effect of (i) an increase in the number of customers taking postpaid mobile services, (ii) a decline in the number of prepaid mobile customers, (iii) July 2013 and July 2014 price increases, (iv) a decrease due to a higher proportion of Virgin Media’s postpaid customers taking lower-priced subscriber identification module or “SIM”-only contracts and (v) a reduction in chargeable usage, primarily attributable to the net effect of (a) a higher proportion of subscribers moving to higher-limit and unlimited usage bundles for voice and short message service (or SMS) and (b) an increase in the amount of chargeable data. In addition, the growth in mobile subscription revenue was partially offset by the impact of certain nonrecurring net adjustments of $6.0 million and $1.8 million during the first and second quarters of 2013, respectively, that positively impacted 2013.
The pro forma organic increase in Virgin Media’s non-subscription B2B revenue is primarily due to the net effect of (i) an increase in B2B data revenue primarily attributable to (a) increased volumes and (b) an increase of $17.8 million in the amortization of deferred upfront fees on B2B contracts and (ii) a decline in B2B voice revenue primarily attributable to (1) lower termination rates and (2) a decline in usage. In addition, the growth in B2B revenue also benefited from the impact of certain nonrecurring net adjustments of $4.8 million that negatively impacted the third quarter of 2013.
The pro forma organic decrease in Virgin Media’s other non-subscription revenue is primarily attributable to the net effect of (i) a decrease in interconnect revenue, primarily due to a reduction in (a) fixed-line termination rates in February 2014 and (b) mobile termination rates in April 2013, (ii) a decrease of $28.9 million related to a decline in Virgin Media’s non-cable subscriber base, (iii) a decrease in installation revenue and (iv) an increase in mobile handset sales primarily attributable to the net effect of (1) an $11.3 million increase related to the November 2014 introduction of a new mobile program whereby customers can elect to purchase a mobile handset pursuant to a contract that is independent of a mobile airtime services contract and (2) a decrease in sales to third-party retailers and prepaid handset sales. Under the new mobile program, Virgin Media generally recognizes the full sales price for the mobile handset upon delivery, regardless of whether the sales price is received upfront or in installments.

On March 19, 2014, the U.K. government announced a change in legislation with respect to the charging of VAT in connection with prompt payment discounts such as those that Virgin Media offers to its fixed-line telephony customers. The changes, which took effect on May 1, 2014, impacted Virgin Media and some of its competitors. As a result of this legislation, Virgin Media’s revenue was £28.9 million ($45.0 million) lower during 2014, as compared to 2013. For additional information regarding a potential challenge from the U.K. government regarding Virgin Media’s application of the prompt payment discount rules prior to the May 1, 2014 change in legislation, see note 17 to our December 31, 2014 consolidated financial statements.
Ireland. The increase in Ireland’s revenue during 2014, as compared to 2013, includes (i) an organic increase of $5.0 million or 1.1%, and (ii) the impact of FX, as set forth below:

	Subscription revenue	Non-subscription revenue	Total
	in millions
Increase (decrease) in cable subscription revenue due to change in:
Average number of RGUs (a)	$26.4	$—	$26.4
ARPU (b)	(14.2)	—	(14.2)
Total increase in cable subscription revenue	12.2	—	12.2
Decrease in B2B revenue	—	(2.3)	(2.3)
Decrease in other non-subscription revenue (c)	—	(4.9)	(4.9)
Total organic increase (decrease)	12.2	(7.2)	5.0
Impact of FX	0.3	(0.2)	0.1
Total	$12.5	$(7.4)	$5.1
_______________

(a)
The increase in Ireland’s cable subscription revenue related to a change in the average number of RGUs is attributable to increases in the average numbers of fixed-line telephony and broadband internet RGUs that were only partially offset by declines in the average numbers of analog cable RGUs, multi-channel multi-point (microwave) distribution system (MMDS) video RGUs and digital cable RGUs.

(b)
The decrease in Ireland’s cable subscription revenue related to a change in ARPU is primarily due to (i) an adverse change in RGU mix and (ii) a net decrease resulting from the following factors: (a) higher ARPU due to the inclusion of higher-priced tiers of broadband internet, video and fixed-line telephony services in Ireland’s bundles, including the impact of a price increase in March 2014, (b) lower ARPU due to the impact of higher bundling discounts and (c) lower ARPU due to a decrease in fixed-line telephony call volumes.

(c)	The decrease in Ireland’s other non-subscription revenue is primarily due to a decrease in installation revenue.

The Netherlands. The increase in the Netherlands’ revenue during 2014, as compared to 2013, includes (i) an organic decrease of $16.3 million or 1.3%, (ii) the impact of the Ziggo Acquisition and (iii) the impact of FX, as set forth below:

	Subscription revenue	Non-subscription revenue	Total
	in millions
Increase (decrease) in cable subscription revenue due to change in:
Average number of RGUs (a)	$1.5	$—	$1.5
ARPU (b)	(3.4)	—	(3.4)
Total decrease in cable subscription revenue	(1.9)	—	(1.9)
Decrease in mobile subscription revenue	(0.2)	—	(0.2)
Total decrease in subscription revenue	(2.1)	—	(2.1)
Decrease in B2B revenue	—	(2.8)	(2.8)
Decrease in other non-subscription revenue (c)	—	(11.4)	(11.4)
Total organic decrease	(2.1)	(14.2)	(16.3)
Impact of Ziggo Acquisition	262.2	30.0	292.2
Impact of FX	(21.0)	1.2	(19.8)
Total	$239.1	$17.0	$256.1
_______________

(a)
The increase in the Netherlands’ cable subscription revenue related to a change in the average number of RGUs is attributable to increases in the average numbers of broadband internet, fixed-line telephony and digital cable RGUs that were mostly offset by a decline in the average number of analog cable RGUs.

(b)
The decrease in the Netherlands’ cable subscription revenue related to a change in ARPU is due to the net effect of (i) a net decrease primarily resulting from the following factors: (a) lower ARPU due to the impact of increases in the proportions of subscribers receiving lower-priced tiers of broadband internet and fixed-line telephony services in the Netherlands’ bundles, (b) higher ARPU due to the impact of lower bundling discounts, (c) higher ARPU from digital cable services and (d) lower ARPU due to a decrease in fixed-line telephony call volumes and (ii) an improvement in RGU mix.

(c)	The decrease in the Netherlands’ other non-subscription revenue is primarily due to lower installation revenue.
Germany. The increase in Germany’s revenue during 2014, as compared to 2013, includes (i) an organic increase of $153.7 million or 6.0% and (ii) the impact of FX, as set forth below:

	Subscription revenue (a)	Non-subscription revenue (b)	Total
	in millions
Increase in cable subscription revenue due to change in:
Average number of RGUs (c)	$105.7	$—	$105.7
ARPU (d)	36.4	—	36.4
Total increase in cable subscription revenue	142.1	—	142.1
Increase in mobile subscription revenue (e)	5.3	—	5.3
Total increase in subscription revenue	147.4	—	147.4
Increase in B2B revenue	—	0.5	0.5
Increase in other non-subscription revenue (f)	—	5.8	5.8
Total organic increase	147.4	6.3	153.7
Impact of FX	(1.6)	0.2	(1.4)
Total	$145.8	$6.5	$152.3
_______________

(a)
Germany’s subscription revenue includes revenue from multi-year bulk agreements with landlords or housing associations or with third parties that operate and administer the in-building networks on behalf of housing associations. These bulk agreements, which generally allow for the procurement of the basic video signals at volume-based discounts, provide access to approximately two-thirds of Germany’s video subscribers. Germany’s bulk agreements are, to a significant extent, medium- and long-term contracts. As of December 31, 2014, bulk agreements covering approximately 39% of the video subscribers that Germany serves through these agreements expire by the end of 2015 or are terminable on 30-days notice. During the three months ended December 31, 2014, Germany’s 20 largest bulk agreement accounts generated approximately 7% of its total revenue (including estimated amounts billed directly to the building occupants for premium cable, broadband internet and fixed-line telephony services). No assurance can be given that Germany’s bulk agreements will be renewed or extended on financially equivalent terms or at all.

(b)
Germany’s other non-subscription revenue includes fees received for the carriage of certain channels included in Germany’s analog and digital cable offerings.  This carriage fee revenue is subject to contracts that expire or are otherwise terminable by either party on various dates ranging from 2015 through 2018.  The aggregate amount of revenue related to these carriage contracts represented approximately 5% of Germany’s total revenue during the three months ended December 31, 2014.  No assurance can be given that these contracts will be renewed or extended on financially equivalent terms, or at all. In 2012, public broadcasters sent us notices purporting to terminate their carriage fee arrangements effective December 31, 2012. Although we have rejected these termination notices, beginning in 2013, we ceased recognizing revenue related to these carriage fee arrangements. Also, our ability to increase the aggregate carriage fees that Germany receives for each channel is limited through 2016 by certain commitments we made to regulators in connection with the acquisition of KBW.

(c)
The increase in Germany’s cable subscription revenue related to a change in the average number of RGUs is attributable to increases in the average numbers of broadband internet, fixed-line telephony and digital cable RGUs that were only partially offset by a decline in the average number of analog cable RGUs.

(d)
The increase in Germany’s cable subscription revenue related to a change in ARPU is due to (i) a net increase primarily resulting from the following factors: (a) higher ARPU from broadband internet and digital cable services, (b) lower ARPU from fixed-line telephony services due to the net effect of (1) a decrease in ARPU associated with lower fixed-line telephony call volumes for customers on usage-based calling plans and (2) an increase in ARPU associated with the migration of customers to fixed-rate calling plans and related value-added services and (c) lower ARPU from analog cable services primarily due to a higher proportion of customers receiving discounted analog cable services through certain bulk agreements and lower negotiated rates through these agreements and (ii) an improvement in RGU mix.

(e)
The increase in Germany’s mobile subscription revenue is primarily due to the net effect of (i) an increase in the average number of mobile subscribers and (ii) lower ARPU due to the impact of an increase in the proportion of subscribers receiving lower-priced tiers of mobile services.

(f)
The increase in Germany’s other non-subscription revenue is attributable to the net effect of (i) a decrease in interconnect revenue of $15.6 million, primarily attributable to lower fixed-line termination rates, (ii) an increase in carriage fee revenue of $7.0 million and (iii) a net increase from individually insignificant changes in other non-subscription revenue categories. The increase during 2014, as compared to 2013, also includes an $11.4 million increase in network usage revenue related to the first quarter 2014 settlement of prior year amounts.

Belgium. The increase in Belgium’s revenue during 2014, as compared to 2013, includes (i) an organic increase of $94.5 million or 4.3% and (ii) the impact of FX, as set forth below:

	Subscription revenue	Non-subscription revenue	Total
	in millions
Increase in cable subscription revenue due to change in:
Average number of RGUs (a)	$53.1	$—	$53.1
ARPU (b)	16.4	—	16.4
Total increase in cable subscription revenue	69.5	—	69.5
Increase in mobile subscription revenue (c)	12.9	—	12.9
Total increase in subscription revenue	82.4	—	82.4
Increase in B2B revenue (d)	—	9.4	9.4
Increase in other non-subscription revenue (e)	—	2.7	2.7
Total organic increase	82.4	12.1	94.5
Impact of FX	(0.7)	(0.3)	(1.0)
Total	$81.7	$11.8	$93.5
_______________

(a)
The increase in Belgium’s cable subscription revenue related to a change in the average number of RGUs is attributable to increases in the average numbers of fixed-line telephony, digital cable and broadband internet RGUs that were only partially offset by a decline in the average number of analog cable RGUs.

(b)
The increase in Belgium’s cable subscription revenue related to a change in ARPU is primarily due to an improvement in RGU mix. Excluding RGU mix, ARPU remained relatively constant primarily due to the net effect of the following factors: (i) higher ARPU due to (a) an increase in the proportion of subscribers receiving higher-priced tiers of services due to migrations to Belgium’s current bundle offerings and (b) February 2014 price increases for certain existing analog and digital cable, broadband internet and fixed-line telephony services, (ii) lower ARPU due to the impact of higher bundling and promotional discounts, (iii) lower ARPU from fixed-line telephony services due to (1) lower fixed-line telephony call volumes for customers on usage-based plans and (2) a higher proportion of customers migrating to fixed-rate calling plans and (iv) lower ARPU due to the impact of an increase in the proportion of subscribers receiving lower-priced tiers of broadband internet services in Belgium’s bundles.

(c)
The increase in Belgium’s mobile subscription revenue is primarily due to the net effect of (i) an increase in the average number of mobile subscribers and (ii) lower ARPU primarily due to (a) the impact of an increase in the proportion of subscribers receiving lower-priced tiers of mobile services and (b) a reduction in billable usage.

(d)	The increase in Belgium’s B2B revenue is primarily due to (i) higher revenue from voice, video and data services and (ii) higher wholesale revenue from mobile services.

(e)
The increase in Belgium’s other non-subscription revenue is primarily due to the net effect of (i) an increase in interconnect revenue of $12.2 million, primarily due to the net effect of (a) growth in mobile customers and (b) lower SMS usage, (ii) a decrease in mobile handset sales of $11.7 million and (iii) an increase in set-top box sales of $6.8 million, primarily due to a digital cable migration completed during the third quarter of 2014. The decrease in Belgium’s mobile handset sales, which typically generate relatively low margins, is primarily due to a decrease in sales to third-party retailers.

For information concerning certain regulatory developments that could have an adverse impact on our revenue in Belgium, see note 17 to our December 31, 2014 consolidated financial statements.

Switzerland/Austria. The increase in Switzerland/Austria’s revenue during 2014, as compared to 2013, includes (i) an organic increase of $55.5 million or 3.1%, (ii) the impact of acquisitions and (iii) the impact of FX, as set forth below:

	Subscription revenue	Non-subscription revenue	Total
	in millions
Increase in cable subscription revenue due to change in:
Average number of RGUs (a)	$36.4	$—	$36.4
ARPU (b)	19.1	—	19.1
Total increase in cable subscription revenue	55.5	—	55.5
Increase in B2B revenue (c)	—	6.7	6.7
Decrease in other non-subscription revenue (d)	—	(6.7)	(6.7)
Total organic increase	55.5	—	55.5
Impact of acquisitions	7.3	(1.7)	5.6
Impact of FX	16.8	1.1	17.9
Total	$79.6	$(0.6)	$79.0
_______________

(a)
The increase in Switzerland/Austria’s cable subscription revenue related to a change in the average number of RGUs is attributable to increases in the average numbers of broadband internet, digital cable and fixed-line telephony RGUs in each of Switzerland and Austria that were largely offset by a decline in the average number of analog cable RGUs in each of Switzerland and Austria.

(b)
The increase in Switzerland/Austria’s cable subscription revenue related to a change in ARPU is due to an increase in Switzerland that was only partially offset by a decrease in Austria. The increase in Switzerland is primarily due to (i) an improvement in RGU mix and (ii) a net increase primarily resulting from the following factors: (a) higher ARPU due to the inclusion of higher-priced tiers of fixed-line telephony and broadband internet services in Switzerland’s bundles, including the impact of price increases in April 2014 and January 2014, (b) lower ARPU due to a decrease in fixed-line telephony call volumes and (c) lower ARPU due to the impact of higher bundling discounts. The decrease in Austria is primarily due to (1) a net decrease resulting from the following factors: (A) higher ARPU due to a January 2014 price increase for video services, (B) lower ARPU due to the impact of an increase in the proportion of subscribers receiving lower-priced tiers of digital cable and fixed-line telephony services in Austria’s bundles, (C) lower ARPU due to the impact of higher bundling discounts and (D) lower ARPU due to a decrease in fixed-line telephony call volumes and (2) an adverse change in RGU mix.

(c)
The increase in Switzerland/Austria’s B2B revenue is primarily due to the net effect of (i) increased volumes in voice, data and broadband internet services in Switzerland and (ii) lower revenue from internet and voice services in Austria.

(d)
The decrease in Switzerland/Austria’s other non-subscription revenue is largely due to the net effect of (i) a decrease in installation revenue in each of Switzerland and Austria, (ii) a decrease in revenue from Austria’s non-cable subscriber base and (iii) an increase in mobile handset sales in Switzerland.

Central and Eastern Europe. The decrease in Central and Eastern Europe’s revenue during 2014, as compared to 2013, includes (i) an organic increase of $9.2 million or 0.7% and (ii) the impact of FX, as set forth below:

	Subscription revenue	Non-subscription revenue	Total
	in millions
Increase (decrease) in cable subscription revenue due to change in:
Average number of RGUs (a)	$30.8	$—	$30.8
ARPU (b)	(16.9)	—	(16.9)
Total increase in cable subscription revenue	13.9	—	13.9
Increase in B2B revenue (c)	—	5.1	5.1
Decrease in other non-subscription revenue (d)	—	(9.8)	(9.8)
Total organic increase (decrease)	13.9	(4.7)	9.2
Impact of FX	(20.0)	(1.7)	(21.7)
Total	$(6.1)	$(6.4)	$(12.5)
_______________

(a)
The increase in Central and Eastern Europe’s cable subscription revenue related to a change in the average number of RGUs is primarily attributable to (i) increases in the average numbers of digital cable, broadband internet and fixed-line telephony RGUs in Poland, Romania, Hungary and Slovakia and (ii) an increase in the average number of RGUs at UPC DTH that were largely offset by (a) a decline in the average number of analog cable RGUs in Poland, Romania, Hungary and Slovakia and (b) declines in the average numbers of digital cable and fixed-line telephony RGUs in the Czech Republic.

(b)
The decrease in Central and Eastern Europe’s cable subscription revenue related to a change in ARPU is due to the net effect of (i) a decrease primarily resulting from the following factors: (a) lower ARPU from fixed-line telephony services, primarily due to (1) an increase in the proportion of subscribers receiving lower-priced calling plans and (2) a decrease in call volumes for customers on usage-based calling plans, (b) lower ARPU due to the impact of higher bundling discounts and (c) higher ARPU due to the inclusion of higher-priced tiers of broadband internet and digital cable services in Central and Eastern Europe’s bundles and (ii) an improvement in RGU mix.

(c)	The increase in Central and Eastern Europe’s B2B revenue is largely due to higher revenue from voice services in Hungary and Poland.

(d)
The decrease in Central and Eastern Europe’s other non-subscription revenue is due to (i) a decrease in interconnect revenue, largely as a result of lower fixed-line telephony termination rates in Poland, and (ii) a net decrease resulting from individually insignificant changes in other non-subscription revenue categories.

Chile. The decrease in Chile’s revenue during 2014, as compared to 2013, includes (i) an organic increase of $43.4 million or 4.4% and (ii) the impact of FX, as set forth below:

	Subscription revenue	Non-subscription revenue	Total
	in millions
Increase in cable subscription revenue due to change in:
Average number of RGUs (a)	$36.9	$—	$36.9
ARPU (b)	13.5	—	13.5
Total increase in cable subscription revenue	50.4	—	50.4
Increase in mobile subscription revenue (c)	7.7	—	7.7
Total increase in subscription revenue	58.1	—	58.1
Decrease in non-subscription revenue (d)	—	(14.7)	(14.7)
Total organic increase (decrease)	58.1	(14.7)	43.4
Impact of FX	(128.4)	(8.1)	(136.5)
Total	$(70.3)	$(22.8)	$(93.1)
_______________

(a)
The increase in Chile’s cable subscription revenue related to a change in the average number of RGUs is attributable to increases in the average numbers of digital cable, broadband internet and fixed-line telephony RGUs that were only partially offset by a decline in the average number of analog cable RGUs.

(b)
The increase in Chile’s cable subscription revenue related to a change in ARPU is due to (i) a net increase resulting from the following factors: (a) lower ARPU due to the impact of higher bundling and promotional discounts, (b) higher ARPU due to semi-annual inflation and other price adjustments for video, broadband internet and fixed-line telephony services, (c) higher ARPU due to the inclusion of higher-priced tiers of broadband internet and fixed-line telephony services in Chile’s bundles, (d) lower ARPU due to a decrease in fixed-line telephony call volumes for customers on usage-based plans and (e) higher ARPU from incremental digital cable services and (ii) an improvement in RGU mix.

(c)
The increase in Chile’s mobile subscription revenue is attributable to an increase in (i) the average number of postpaid subscribers, which more than offset the decrease in the average number of prepaid subscribers, and (ii) mobile ARPU, primarily due to a higher proportion of mobile subscribers on postpaid plans, which generate higher ARPU than prepaid plans.

(d)
The decrease in Chile’s non-subscription revenue is primarily due to decreases in (i) interconnect revenue, primarily associated with a January 2014 decline in mobile terminations rates, and (ii) prepaid mobile handset sales. For information regarding an ongoing tariff-setting process in Chile that may impact the revenue of Chile, see note 17 to our December 31, 2014 consolidated financial statements.

Puerto Rico. The increase in Puerto Rico’s revenue during 2014, as compared to 2013, is set forth below:

	Subscription revenue	Non-subscription revenue	Total
	in millions
Increase (decrease) in cable subscription revenue due to change in:
Average number of RGUs (a)	$28.5	$—	$28.5
ARPU (b)	(20.5)	—	(20.5)
Total increase in cable subscription revenue	8.0	—	8.0
Increase in non-subscription revenue (c)	—	0.9	0.9
Total	$8.0	$0.9	$8.9
_______________

(a)
The increase in Puerto Rico’s subscription revenue related to a change in the average number of RGUs is attributable to increases in the average numbers of fixed-line telephony, broadband internet, and digital cable RGUs.

(b)
The decrease in Puerto Rico’s subscription revenue related to a change in ARPU is due to lower (i) ARPU due to the impact of bundling discounts and (ii) ARPU from digital cable services primarily due to the migration of Puerto Rico’s customers to lower priced tiers, including Spanish tiers.

(c)
The increase in Puerto Rico’s non-subscription revenue is due to the net impact of (i) an increase in B2B revenue, (ii) a decrease in advertising revenue, (iii) an increase in installation revenue and (iv) a decrease in late fees.

Revenue — 2013 compared to 2012

	Year ended December 31,		Increase (decrease)		Organic increase (decrease)
	2013	2012	$	%	%
	in millions
Liberty Global Group:
European Operations Division:
U.K./Ireland (a)	$4,117.4	$426.4	$3,691.0	N.M.	N.M.
The Netherlands	1,242.4	1,229.1	13.3	1.1	(2.2)
Germany	2,559.2	2,311.0	248.2	10.7	7.2
Belgium	2,185.9	1,918.0	267.9	14.0	10.3
Switzerland/Austria	1,767.1	1,681.8	85.3	5.1	3.3
Total Western Europe	11,872.0	7,566.3	4,305.7	56.9	5.6
Central and Eastern Europe	1,272.0	1,231.2	40.8	3.3	0.9
Central and other	(0.4)	1.5	(1.9)	N.M	N.M.
Total European Operations Division	13,143.6	8,799.0	4,344.6	49.4	4.9
Corporate and other	77.1	78.6	(1.5)	(1.9)	(6.1)
Intersegment eliminations	(34.0)	(31.6)	(2.4)	N.M.	N.M.
Total Liberty Global Group	13,186.7	8,846.0	4,340.7	49.1	4.8
LiLAC Group:
Chile	991.6	940.6	51.0	5.4	7.4
Puerto Rico	297.2	145.5	151.7	104.3	4.3
Total LiLAC Group	1,288.8	1,086.1	202.7	18.7	7.0
Inter-group eliminations	(1.3)	(1.3)	—	N.M.	N.M.
Total	$14,474.2	$9,930.8	$4,543.4	45.8	5.1
_______________

(a)	The amount presented for 2013 includes the post-acquisition revenue of Virgin Media from June 8, 2013 through December 31, 2013.
N.M. — Not Meaningful.
U.K./Ireland. The details of U.K./Ireland’s revenue during 2013, as compared to 2012, are set forth below:

	Year ended December 31,		Increase		Organic increase
	2013	2012	$	%	%
	in millions
U.K.	$3,653.7	$—	$3,653.7	N.M.	N.M.
Ireland	463.7	426.4	37.3	8.7	5.3
Total	$4,117.4	$426.4	$3,691.0	865.6	7.2
_______________
N.M. — Not Meaningful.
The increase in U.K./Ireland's revenue during 2013, as compared to 2012, is primarily due to the June 2013 Virgin Media Acquisition. The organic revenue growth rate of U.K./Ireland is impacted by the size and timing of the Virgin Media Acquisition. Accordingly, (i) we present a separate discussion and analysis for each of the U.K. and Ireland and (ii) the below discussion and analysis of the U.K.’s revenue is presented on a pro forma basis as if the results of Virgin Media were included for the six months ended December 31, 2013. We believe this pro forma analysis provides a more meaningful comparison of Virgin Media’s revenue.

U.K. During the six months ended December 31, 2013, Virgin Media generated revenue of $3,267.9 million, representing a 1.2% organic increase over the revenue reported by Virgin Media during the corresponding 2012 period, as adjusted to reflect a pro forma $64.6 million decrease in revenue associated with the assumed alignment of Virgin Media’s policy to our policy for accounting for installation and certain nonrecurring fees received on B2B contracts effective June 7, 2012. For information regarding our accounting policy for these fees, see note 3 to our December 31, 2014 consolidated financial statements. The pro forma increase in Virgin Media’s revenue during this period is primarily attributable to growth in the subscription revenue from Virgin Media’s residential broadband communications operations, primarily due to the net effect of (i) an increase in subscription revenue from video services of $55.0 million or 7.6%, as the impact of higher ARPU from video services was only partially offset by a decline in the average number of RGUs, (ii) an increase in subscription revenue from broadband internet services of $48.2 million or 7.4%, attributable to higher ARPU from broadband internet services and the impact of an increase in the average number of broadband internet RGUs and (iii) a decrease in subscription revenue from fixed-line telephony services of $23.1 million or 2.9%, primarily attributable to lower ARPU from fixed-line telephony services. In addition, the decrease in subscription revenue from fixed-line telephony services includes an increase of approximately $11.3 million attributable to a reduction in VAT in connection with prompt payment discounts, which were offered by Virgin Media to customers beginning in August 2012.  Virgin Media’s revenue from mobile services increased slightly during the six months ended December 31, 2013, as compared to the revenue reported by Virgin Media during the corresponding 2012 period, primarily due to the positive impacts of (a) an increase in the number of customers taking postpaid mobile services and (b) a July 2013 price increase that was only partially offset by the adverse impacts of (1) a decline in the revenue from prepaid mobile customers, (2) a reduction in out-of-bundle usage and (3) a higher proportion of customers on lower-priced subscriber identification module or “SIM” card only calling plans. In addition, the increase in mobile subscription revenue was negatively impacted by a favorable nonrecurring adjustment of $4.5 million that was recorded during the fourth quarter of 2012. Virgin Media’s B2B revenue increased slightly during the six months ended December 31, 2013, primarily due to the net effect of (A) higher recurring contractual revenue from B2B customers and (B) the $11.1 million negative impact of nonrecurring items, consisting of (I) a $6.2 million net favorable impact during the third and fourth quarters of 2012 and (II) a $4.9 million unfavorable impact during the third quarter of 2013.
Ireland. The increase in Ireland’s revenue during 2013, as compared to 2012, includes (i) an organic increase of $22.5 million or 5.3%, and (ii) the impact of FX, as set forth below:

	Subscription revenue	Non-subscription revenue	Total
	in millions
Increase (decrease) in cable subscription revenue due to change in:
Average number of RGUs (a)	$32.7	$—	$32.7
ARPU (b)	(11.0)	—	(11.0)
Total increase in cable subscription revenue	21.7	—	21.7
Increase in B2B revenue	—	0.6	0.6
Increase in other non-subscription revenue (c)	—	0.2	0.2
Total organic increase	21.7	0.8	22.5
Impact of FX	13.5	1.3	14.8
Total	$35.2	$2.1	$37.3
_______________

(a)
The increase in Ireland’s cable subscription revenue related to a change in the average number of RGUs is attributable to increases in the average numbers of fixed-line telephony, broadband internet and digital cable RGUs that were only partially offset by a decline in the average number of analog cable RGUs and, to a lesser extent, MMDS video RGUs.

(b)
The decrease in Ireland’s cable subscription revenue related to a change in ARPU is attributable to (i) an adverse change in RGU mix and (ii) a net decrease resulting from the following factors: (a) lower ARPU due to the impact of bundling discounts and (b) higher ARPU due to the inclusion of higher-priced tiers of broadband internet and digital cable services in Ireland’s promotional bundles.

(c)	The increase in Ireland’s non-subscription revenue is due to individually insignificant changes in various non-subscription revenue categories.

The Netherlands. The increase in the Netherlands’ revenue during 2013, as compared to 2012, includes (i) an organic decrease of $26.7 million or 2.2%, (ii) the impact of an acquisition and (iii) the impact of FX, as set forth below:

	Subscription revenue	Non-subscription revenue	Total
	in millions
Increase (decrease) in cable subscription revenue due to change in:
Average number of RGUs (a)	$2.9	$—	$2.9
ARPU (b)	(26.6)	—	(26.6)
Total decrease in cable subscription revenue	(23.7)	—	(23.7)
Increase in mobile subscription revenue	0.1	—	0.1
Total decrease in subscription revenue	(23.6)	—	(23.6)
Decrease in B2B revenue (c)	—	(4.5)	(4.5)
Increase in other non-subscription revenue (d)	—	1.4	1.4
Total organic decrease	(23.6)	(3.1)	(26.7)
Impact of an acquisition	0.6	—	0.6
Impact of FX	36.0	3.4	39.4
Total	$13.0	$0.3	$13.3
_______________

(a)
The increase in the Netherlands’ cable subscription revenue related to a change in the average number of RGUs is attributable to the net effect of (i) increases in the average numbers of fixed-line telephony, broadband internet and digital cable RGUs and (ii) a decline in the average number of analog cable RGUs.

(b)
The decrease in the Netherlands’ cable subscription revenue related to a change in ARPU is due to the net effect of (i) a decrease primarily resulting from the following factors: (a) lower ARPU due to a decrease in fixed-line telephony call volume and (b) lower ARPU due to the impact of higher bundling and promotional discounts that more than offset the positive impacts of (1) the inclusion of higher-priced tiers of digital cable, broadband internet and fixed-line telephony services in the Netherlands’ promotional bundles and (2) July 2012 price increases for bundled services and a January 2013 price increase for certain analog cable services and (ii) an improvement in RGU mix.

(c)	The decrease in the Netherlands’ B2B revenue is primarily related to lower revenue from telephony and data services.

(d)
The increase in the Netherlands’ other non-subscription revenue is primarily attributable to the net effect of (i) an increase in installation revenue, (ii) a decrease in interconnect revenue, primarily due to the impact of reductions in fixed termination rates that became effective on August 1, 2012 and September 1, 2013, and (iii) a decrease in revenue from late fees.

Germany. The increase in Germany’s revenue during 2013, as compared to 2012, includes (i) an organic increase of $166.0 million or 7.2% and (ii) the impact of FX, as set forth below:

	Subscription revenue	Non-subscription revenue	Total
	in millions
Increase in cable subscription revenue due to change in:
Average number of RGUs (a)	$125.7	$—	$125.7
ARPU (b)	64.8	—	64.8
Total increase in cable subscription revenue	190.5	—	190.5
Increase in mobile subscription revenue (c)	6.5	—	6.5
Total increase in subscription revenue	197.0	—	197.0
Increase in B2B revenue	—	2.9	2.9
Decrease in other non-subscription revenue (d)	—	(33.9)	(33.9)
Total organic increase (decrease)	197.0	(31.0)	166.0
Impact of FX	74.2	8.0	82.2
Total	$271.2	$(23.0)	$248.2
_______________

(a)
The increase in Germany’s cable subscription revenue related to a change in the average number of RGUs is attributable to increases in the average numbers of broadband internet, fixed-line telephony and digital cable RGUs that were only partially offset by a decline in the average number of analog cable RGUs.

(b)
The increase in Germany’s cable subscription revenue related to a change in ARPU is due to (i) a net increase primarily resulting from the following factors: (a) higher ARPU from broadband internet services and digital cable services, (b) lower ARPU from fixed-line telephony services due to the net impact of (1) a decrease in ARPU associated with lower fixed-line telephony call volumes for customers on usage-based calling plans and (2) an increase in ARPU associated with the migration of customers to fixed-rate plans and related value-added services, (c) higher ARPU due to lower negative impact from free bundled services provided to new subscribers during promotional periods and (d) higher ARPU from analog cable services, as price increases more than offset lower ARPU due to a higher proportion of subscribers receiving discounted analog cable services through bulk agreements and (ii) an improvement in RGU mix.

(c)
The increase in Germany’s mobile subscription revenue is primarily due to the net effect of (i) an increase in the average number of mobile subscribers, (ii) a reduction in billable usage and (iii) lower ARPU due to the impact of an increase in the proportion of subscribers receiving lower-priced tiers of mobile services.

(d)
The decrease in Germany’s other non-subscription revenue is primarily attributable to the net effect of (i) a decrease in carriage fee revenue of $34.9 million, primarily due to the fact that we ceased recognizing revenue in 2013 with respect to carriage fee contracts that public broadcasters purportedly terminated effective December 31, 2012, (ii) an increase in installation revenue of $14.1 million, due to a higher number of installations and an increase in the average installation fee, and (iii) a decrease in interconnect revenue of $6.3 million.

Belgium. The increase in Belgium’s revenue during 2013, as compared to 2012, includes (i) an organic increase of $198.4 million or 10.3% and (ii) the impact of FX, as set forth below:

	Subscription revenue	Non-subscription revenue	Total
	in millions
Increase (decrease) in cable subscription revenue due to change in:
Average number of RGUs (a)	$39.9	$—	$39.9
ARPU (b)	(15.2)	—	(15.2)
Total increase in cable subscription revenue	24.7	—	24.7
Increase in mobile subscription revenue (c)	114.9	—	114.9
Total increase in subscription revenue	139.6	—	139.6
Decrease in B2B revenue (d)	—	(2.7)	(2.7)
Increase in other non-subscription revenue (e)	—	61.5	61.5
Total organic increase	139.6	58.8	198.4
Impact of FX	59.1	10.4	69.5
Total	$198.7	$69.2	$267.9
_______________

(a)
The increase in Belgium’s cable subscription revenue related to a change in the average number of RGUs is attributable to increases in the average numbers of digital cable, fixed-line telephony and broadband internet RGUs that were only partially offset by a decline in the average number of analog cable RGUs.

(b)
The decrease in Belgium’s cable subscription revenue related to a change in ARPU is due to the net effect of (i) a net decrease primarily resulting from following factors: (a) higher ARPU due to price increases associated with (1) higher-priced tiers of service in Belgium’s bundles and (2) a February 2013 increase for certain existing broadband internet, fixed-line telephony and digital cable services, (b) lower ARPU due to the impact of higher bundling and promotional discounts, (c) lower ARPU due to the impact of an increase in the proportion of subscribers receiving lower-priced tiers of broadband internet services and (d) lower ARPU from fixed-line telephony services due to (I) lower fixed-line telephony call volume for customers on usage-based plans and (II) a higher proportion of customers migrating to fixed-rate calling plans and (ii) an improvement in RGU mix. In addition, the increase in Belgium’s subscription revenue was offset by a nonrecurring adjustment recorded during the fourth quarter of 2012 to recognize $6.0 million of revenue following the implementation of billing system improvements. Most of this nonrecurring adjustment relates to revenue earned in years prior to 2012.

(c)	The increase in Belgium’s mobile subscription revenue is primarily due to an increase in the average number of mobile subscribers.

(d)
The decrease in Belgium’s B2B revenue is attributable to a net decrease associated with (i) a $7.7 million negative impact associated with changes in how Belgium recognizes certain up-front fees and (ii) increases in other elements of Belgium’s B2B revenue.

(e)
The increase in Belgium’s other non-subscription revenue is primarily due to the net effect of (i) an increase in interconnect revenue of $59.1 million, primarily associated with growth in mobile services, (ii) an increase in mobile handset sales of $10.3 million and (iii) a decrease of $2.4 million associated with a change in how Belgium recognizes certain up-front fees. The increase in Belgium’s mobile handset sales, which typically generate relatively low margins, is primarily due to (a) an increase in contract termination fees applicable to subsidized handsets and (b) an increase in sales to third-party retailers.

Switzerland/Austria. The increase in Switzerland/Austria’s revenue during 2013, as compared to 2012, includes (i) an organic increase of $54.8 million or 3.3%, (ii) the impact of acquisitions and (iii) the impact of FX, as set forth below:

	Subscription revenue	Non-subscription revenue	Total
	in millions
Increase in cable subscription revenue due to change in:
Average number of RGUs (a)	$40.9	$—	$40.9
ARPU (b)	12.6	—	12.6
Total increase in cable subscription revenue	53.5	—	53.5
Decrease in B2B revenue	—	(3.3)	(3.3)
Increase in other non-subscription revenue (c)	—	4.6	4.6
Total organic increase	53.5	1.3	54.8
Impact of acquisitions	2.3	(1.0)	1.3
Impact of FX	23.7	5.5	29.2
Total	$79.5	$5.8	$85.3
_______________

(a)
The increase in Switzerland/Austria’s cable subscription revenue related to a change in the average number of RGUs is attributable to increases in the average numbers of broadband internet, digital cable and fixed-line telephony RGUs in each of Switzerland and Austria that were only partially offset by a decline in the average number of analog cable RGUs in each of Switzerland and Austria.

(b)
The increase in Switzerland/Austria’s cable subscription revenue related to a change in ARPU is due to the net impact of an increase in Switzerland and a decrease in Austria. The increase in Switzerland is due to (i) an improvement in RGU mix and (ii) a net increase primarily resulting from the following factors: (a) higher ARPU due to the inclusion of higher-priced tiers of broadband internet services and, to a lesser extent, digital cable services in Switzerland’s promotional bundles, (b) lower ARPU due to the impact of bundling discounts, (c) higher ARPU due to a January 2013 price increase for a basic cable connection, as discussed below, and, to a lesser extent, a June 2013 price increase for broadband internet services, and (d) lower ARPU due to a decrease in fixed-line telephony call volume for customers on usage-based calling plans. The decrease in Austria is due to (1) a net decrease resulting from the following factors: (A) lower ARPU due to the impact of bundling discounts, (B) higher ARPU due to January 2013 price increases for digital and analog cable and broadband internet services and (C) lower ARPU due to a higher proportion of subscribers receiving lower-priced tiers of broadband internet services in Austria’s promotional bundles and (2) an adverse change in RGU mix.

(c)
The increase in Switzerland/Austria’s other non-subscription revenue is primarily attributable to the net effect in Switzerland of (i) an increase in installation revenue of $8.4 million, (ii) a decrease in sales of customer premises equipment, (iii) a decline in revenue from usage-based wholesale residential fixed-line telephony services and (iv) an increase in advertising revenue. The increase in installation revenue includes an increase of $7.1 million associated with a change in how we recognize installation revenue in Switzerland as a result of a change in how we market and deliver services upon the November 2012 unencryption of the basic tier of digital television channels.

Central and Eastern Europe. The increase in Central and Eastern Europe’s revenue during 2013, as compared to 2012, includes (i) an organic increase of $11.2 million or 0.9%, (ii) the impact of an acquisition and (iii) the impact of FX, as set forth below:

	Subscription revenue	Non-subscription revenue	Total
	in millions
Increase (decrease) in cable subscription revenue due to change in:
Average number of RGUs (a)	$38.0	$—	$38.0
ARPU (b)	(30.4)	—	(30.4)
Total increase in cable subscription revenue	7.6	—	7.6
Decrease in mobile subscription revenue	(0.4)	—	(0.4)
Total increase in subscription revenue	7.2	—	7.2
Increase in non-subscription revenue (c)	—	4.0	4.0
Total organic increase	7.2	4.0	11.2
Impact of an acquisition	3.1	0.1	3.2
Impact of FX	24.2	2.2	26.4
Total	$34.5	$6.3	$40.8
_______________

(a)
The increase in Central and Eastern Europe’s cable subscription revenue related to a change in the average number of RGUs is primarily attributable to (i) increases in the average numbers of digital cable, fixed-line telephony and broadband internet RGUs in Poland, Romania, Hungary and Slovakia and (ii) an increase in the average number of RGUs at UPC DTH that were only partially offset by a decline in the average number of (a) analog cable RGUs in each country within our Central and Eastern Europe segment and (b) digital cable, fixed-line telephony and broadband internet RGUs in the Czech Republic.

(b)
The decrease in Central and Eastern Europe’s cable subscription revenue related to a change in ARPU is primarily due to the net effect of (i) lower ARPU due to the impact of higher bundling discounts, (ii) higher ARPU due to the inclusion of higher-priced tiers of digital cable and broadband internet services in Central and Eastern Europe’s promotional bundles, (iii) lower ARPU from incremental digital cable services and (iv) lower ARPU due to a decrease in fixed-line telephony call volume for customers on usage-based calling plans. In addition, Central and Eastern Europe’s overall ARPU was positively impacted by an improvement in RGU mix.

(c)	The increase in Central and Eastern Europe’s non-subscription revenue is due to individually insignificant changes in various non-subscription revenue categories.

Chile. The increase in Chile’s revenue during 2013, as compared to 2012, includes (i) an organic increase of $69.7 million or 7.4% and (ii) the impact of FX, as set forth below:

	Subscription revenue	Non-subscription revenue	Total
	in millions
Increase in cable subscription revenue due to change in:
Average number of RGUs (a)	$45.4	$—	$45.4
ARPU (b)	13.4	—	13.4
Total increase in cable subscription revenue	58.8	—	58.8
Increase in mobile subscription revenue (c)	10.2	—	10.2
Total increase in subscription revenue	69.0	—	69.0
Increase in non-subscription revenue (d)	—	0.7	0.7
Total organic increase	69.0	0.7	69.7
Impact of FX	(17.1)	(1.6)	(18.7)
Total	$51.9	$(0.9)	$51.0
_______________

(a)
The increase in Chile’s cable subscription revenue related to a change in the average number of RGUs is due to increases in the average numbers of digital cable, broadband internet and fixed-line telephony RGUs that were only partially offset by a decline in the average number of analog cable RGUs.

(b)
The increase in Chile’s cable subscription revenue related to a change in ARPU is due to (i) a net increase resulting from the following factors: (a) higher ARPU due to the impact of lower bundling and promotional discounts, (b) higher ARPU due to semi-annual inflation and other price adjustments for video, broadband internet and fixed-line telephony services, (c) lower ARPU from analog and digital cable services, largely due to a higher proportion of subscribers receiving lower-priced tiers of services, (d) higher ARPU from broadband internet services and (e) lower ARPU due to a decrease in fixed-line telephony call volume for customers on usage-based plans and (ii) an improvement in RGU mix.

(c)	The increase in Chile’s mobile subscription revenue is primarily due to the May 2012 launch of mobile services at VTR’s mobile operations.

(d)
The increase in Chile’s non-subscription revenue is attributable to the net effect of (i) an increase in mobile interconnect revenue primarily due to the May 2012 launch of mobile services at VTR’s mobile operations, (ii) an increase in advertising revenue, (iii) a decrease in fixed-line telephony interconnect revenue, (iv) a decrease in installation revenue and (v) a net decrease resulting from individually insignificant changes in various other non-subscription revenue categories.

Puerto Rico. The increase in Puerto Rico’s revenue during 2013, as compared to 2012, includes (i) an organic increase of $6.2 million or 4.3% and (ii) the impact of the Puerto Rico Transaction, as set forth below:

	Subscription revenue	Non-subscription revenue	Total
	in millions
Increase (decrease) in cable subscription revenue due to change in:
Average number of RGUs (a)	$16.3	$—	$16.3
ARPU (b)	(13.1)	—	(13.1)
Total increase in cable subscription revenue	3.2	—	3.2
Increase in non-subscription revenue (c)	—	3.0	3.0
Total organic increase	3.2	3.0	6.2
Impact of acquisition	136.0	9.5	145.5
Total	$139.2	$12.5	$151.7
_______________

(a)
The increase in Puerto Rico’s cable subscription revenue related to a change in the average number of RGUs is attributable to increases in the average numbers of fixed-line telephony, broadband internet and digital cable RGUs.

(b)
The decrease in Puerto Rico’s cable subscription revenue related to a change in ARPU is due to the net effect of (i) lower ARPU from digital cable services, (ii) higher ARPU from broadband internet services and (iii) lower ARPU due to the impact of bundling discounts.

(c)	The increase in Puerto Rico’s non-subscription revenue is due to increases in (i) installation revenue, (ii) late fees and (iii) B2B revenue.

Operating Expenses of our Reportable Segments
Operating expenses — 2014 compared to 2013

	Year ended December 31,		Increase (decrease)		Organic increase (decrease) (a)
	2014	2013	$	%	%
	in millions
Liberty Global Group:
European Operations Division:
U.K./Ireland (b)	$3,189.3	$1,853.5	$1,335.8	72.1	(4.1)
The Netherlands (c)	444.9	376.2	68.7	18.3	(6.0)
Germany	623.8	631.5	(7.7)	(1.2)	(1.2)
Belgium	890.1	875.8	14.3	1.6	1.9
Switzerland/Austria	528.5	510.3	18.2	3.6	2.3
Total Western Europe	5,676.6	4,247.3	1,429.3	33.7	(1.8)
Central and Eastern Europe	500.0	513.5	(13.5)	(2.6)	(1.0)
Central and other	65.3	56.2	9.1	16.2	17.1
Total European Operations Division	6,241.9	4,817.0	1,424.9	29.6	(1.5)
Corporate and other	61.6	57.7	3.9	6.8	4.1
Intersegment eliminations	(28.6)	(77.6)	49.0	N.M.	N.M.
Total Liberty Global Group	6,274.9	4,797.1	1,477.8	30.8	(0.5)
LiLAC Group:
Chile	392.6	467.2	(74.6)	(16.0)	(3.2)
Puerto Rico	135.3	142.6	(7.3)	(5.1)	(5.1)
Total LiLAC Group	527.9	609.8	(81.9)	(13.4)	(3.7)
Inter-group eliminations	—	(1.3)	1.3	N.M.	N.M.
Total operating expenses excluding share-based compensation expense	6,802.8	5,405.6	1,397.2	25.8	(0.8)
Share-based compensation expense	7.6	12.1	(4.5)	(37.2)
Total	$6,810.4	$5,417.7	$1,392.7	25.7
_______________

(a)
As further described under Results of Operations above, the organic decrease in our operating expenses during 2014 is impacted by the organic decrease in Virgin Media’s operating expenses. Excluding the impact of Virgin Media, the organic increase (decrease) in (i) U.K./Ireland’s operating expenses would have been (3.4%), (ii) Liberty Global Group’s operating expenses would have been 1.4% and (iii) our total operating expenses would have been 0.6%.

(b)	The amount presented for 2013 includes the post-acquisition operating expenses of Virgin Media from June 8, 2013 through December 31, 2013.

(c)	The amount presented for 2014 includes the post-acquisition operating expenses of Ziggo from November 12, 2014 through December 31, 2014.
N.M. — Not Meaningful.
General. Operating expenses include programming and copyright, network operations, interconnect, customer operations, customer care, share-based compensation and other costs related to our operations. We do not include share-based compensation in the following discussion and analysis of the operating expenses of our reportable segments as share-based compensation expense is not included in the performance measures of our reportable segments. Share-based compensation expense is discussed under Discussion and Analysis of Our Consolidated Operating Results below. Programming and copyright costs, which represent a significant portion of our operating costs, are expected to rise in future periods as a result of (i) growth in the number of our digital video subscribers, (ii) higher costs associated with the expansion of our digital video content, including rights associated with ancillary product offerings and rights that provide for the broadcast of live sporting events, and (iii) rate increases. In addition, we are subject to inflationary pressures with respect to our labor and other costs and foreign currency exchange risk with respect to costs and expenses that are denominated in currencies other than the respective functional currencies of our operating segments (non-functional currency expenses). Any cost increases that we are not able to pass on to our subscribers through rate increases would result in increased pressure on our operating margins.
European Operations Division. The European Operations Division’s operating expenses (exclusive of share-based compensation expense) increased $1,424.9 million or 29.6% during 2014, as compared to 2013. This increase includes $1,376.4 million attributable to the impact of the Virgin Media Acquisition, the Ziggo Acquisition and other less significant acquisitions. Excluding the effects of acquisitions and FX, the European Operations Division’s operating expenses decreased $72.8 million or 1.5%. This decrease includes the following factors:

•
A decrease in network-related expenses of $96.4 million or 13.2%, due in part to a retroactive reduction in U.K. local authority charges for network infrastructure following a review by the U.K. government that resulted in a benefit of $46.7 million during 2014. This benefit consists of (i) a $35.3 million nonrecurring benefit related to periods prior to the third quarter of 2014, of which $33.5 million was recorded during the third quarter of 2014, and (ii) benefits of $5.6 million and $5.8 million related to the third and fourth quarters of 2014, respectively. We expect a benefit similar to the fourth quarter amount to recur in future quarters. The decrease in network-related expenses also includes the net effect of (i) decreased network and customer premises equipment maintenance costs, predominantly in Switzerland, the U.K. and the Netherlands, (ii) lower outsourced labor costs associated with customer-facing activities, primarily in the Netherlands and the U.K., (iii) lower duct and pole rental costs, primarily in Belgium, and (iv) higher network and customer premises equipment maintenance costs, predominantly in the European Operations Division’s central operations;

•
An increase in programming and copyright costs of $58.3 million or 4.0%, resulting from an increase in programming costs associated with (i) growth in digital video services, predominantly in the U.K. and Belgium and, to a lessor extent, Switzerland and Germany and (ii) increased costs for sports rights, predominantly in the U.K. and, to a lesser extent, Romania. These increases were partially offset by the $44.7 million net impact of certain nonrecurring adjustments related to the settlement or reassessment of operational contingencies. The nonrecurring adjustments recorded during 2014 resulted in lower costs of (a) $16.9 million in Belgium and $7.0 million in Poland during the first quarter, (b) $10.6 million in the U.K. during the second quarter, (c) an aggregate of $7.3 million in Belgium, Switzerland, Austria and the Netherlands during the third quarter and (d) $2.3 million in the Netherlands during the fourth quarter.  During 2013, the aggregate impact of similar reassessments and settlements, which included increases in Belgium and Poland that were largely offset by a decrease in the Netherlands, resulted in a net cost increase of $0.6 million;

•	An increase in installation and other direct costs of $23.1 million associated with B2B services in the U.K.;

•
A decrease in outsourced labor and professional fees of $17.6 million or 5.7%, primarily due to the net effect of (i) lower call center costs, predominantly in Belgium, the U.K., Switzerland and the Netherlands, (ii) lower consulting costs in Germany and Belgium and (iii) higher call center costs in Germany;

•
A decrease in mobile access and interconnect costs of $17.0 million or 2.3%, primarily due to the net effect of (i) increased costs in the U.K. and Belgium attributable to mobile subscriber growth, (ii) decreased costs resulting from lower rates, primarily in the U.K., Germany, Belgium and the Netherlands, (iii) lower call volumes, predominantly in the U.K. and, to a lesser extent, Germany, the Netherlands and Ireland, (iv) decreased costs associated with the U.K.’s non-cable subscriber base and (v) a $2.6 million decrease in Belgium due to the impact of an accrual release in the first quarter of 2014 associated with the reassessment of an operational contingency;

•
A decrease in mobile handset costs of $15.8 million, primarily due to the net effect of (i) a decrease in mobile handset costs as a result of continued growth of SIM-only contracts, predominantly in the U.K., (ii) an increase in costs associated with subscriber promotions involving free or heavily-discounted handsets in Belgium and (iii) a net increase in mobile handset sales to third-party retailers, as increases in Switzerland and the U.K. were only partially offset by a decrease in Belgium;

•
A decrease in personnel costs of $15.4 million or 2.1%, primarily due to the net effect of (i) decreased staffing levels, primarily as a result of integration and reorganization activities in the U.K. following the Virgin Media Acquisition, (ii) annual wage increases, primarily in the U.K., Germany, the Netherlands and Belgium, and (iii) higher incentive compensation costs, primarily in the U.K. Additionally, changes in the proportion of capitalizable activities during 2014 resulted in a net decrease in personnel costs, primarily due to the net effect of (a) lower costs in Germany and (b) higher costs in the U.K.;

•	A decrease in certain direct costs of $14.2 million associated with the U.K.’s non-cable subscriber base;

•	A decrease in bad debt and collection expenses of $12.6 million or 9.8%, with most of the declines occurring in Germany, the Netherlands, the Czech Republic and Hungary; and

•	A net increase resulting from individually insignificant changes in other operating expense categories.
LiLAC Group. The LiLAC Group’s operating expenses (exclusive of share-based compensation expense) decreased $81.9 million or 13.4% during 2014, as compared to 2013. Excluding the effects of FX, the LiLAC Group’s operating expenses decreased $22.4 million or 3.7%. This decrease includes the following factors:

•
An increase in programming and copyright costs of $17.3 million or 7.2%, primarily associated with (i) growth in Chile’s digital cable services and (ii) a $5.2 million increase arising from foreign currency exchange rate fluctuations with respect to Chile’s U.S. dollar denominated programming contracts. During 2014, $39.9 million or 27.6% of Chile’s programming costs were denominated in U.S. dollars;

•
A decrease in facilities expenses of $11.6 million or 68.9%, primarily due to lower tower and real estate rental costs in Chile, as the fair value of all remaining payments due under these leases was included in the restructuring charges recorded during the third and fourth quarters of 2013 in connection with certain strategic changes that were implemented with regard to Chile’s mobile operations, as further described in note 9 to our December 31, 2014 consolidated financial statements;

•
A decrease in outsourced labor and professional fees of $5.6 million or 10.4%, primarily attributable to the net effect of (i) lower costs associated with the network operating center related to Chile’s mobile operations, (ii) higher call center costs in Chile and (iii) the favorable impact of a $3.1 million nonrecurring charge recorded during the second quarter of 2013 to provide for Chile’s mandated share of severance and other labor-related obligations that were incurred by a VTR contractor in connection with such contractor’s bankruptcy;

•
A decrease in mobile access and interconnect costs of $5.4 million, primarily due to the net effect of (i) lower mobile access charges due to the impacts of lower contractual rates in Chile, (ii) an increase in interconnect costs in Chile resulting from the net effect of (a) higher call volumes and (b) lower rates; and (iii) lower access costs in Puerto Rico due to the migration of certain fixed-line telephony customers from a third-party network to Puerto Rico’s network;

•
A decrease in mobile handset costs of $5.1 million or 23.0% in Chile, primarily attributable to (i) a decrease of $4.2 million related to the impact of the liquidation or write-off of slow moving or obsolete mobile handsets and wireless network adaptors in 2013 and (ii) a decrease in mobile handset sales due to a reduced emphasis on prepaid plans;

•	A decrease of $4.7 million in Chile due to the favorable impact of nonrecurring adjustments during the fourth quarter of 2014 related to the reassessment of certain accrued liabilities;

•
A decrease in network-related expenses of $3.5 million or 6.6% primarily due to the net effect of (i) a higher proportion of capitalizable activities during 2014 in Puerto Rico resulting from increased activity related to network upgrades and improvements, (ii) lower pole rental costs in Chile, (iii) higher network and customer premises equipment maintenance costs in Chile and (iv) higher outsourced labor costs associated with customer-facing activities in Puerto Rico;

•	A decrease in bad debt and collection expenses of $3.2 million or 6.2%, largely in Chile. The decrease in Chile is primarily due to more selective credit acceptance policies.

Operating expenses — 2013 compared to 2012

	Year ended December 31,		Increase (decrease)		Organic increase (decrease)
	2013	2012	$	%	%
	in millions
Liberty Global Group:
European Operations Division:
U.K./Ireland (a)	$1,853.5	$184.3	$1,669.2	N.M.	N.M.
The Netherlands	376.2	354.5	21.7	6.1	2.8
Germany	631.5	548.3	83.2	15.2	11.4
Belgium	875.8	734.5	141.3	19.2	15.4
Switzerland/Austria	510.3	499.1	11.2	2.2	0.4
Total Western Europe	4,247.3	2,320.7	1,926.6	83.0	8.6
Central and Eastern Europe	513.5	482.6	30.9	6.4	3.5
Central and other	56.2	40.1	16.1	40.1	36.1
Total European Operations Division	4,817.0	2,843.4	1,973.6	69.4	8.1
Corporate and other	57.7	54.9	2.8	5.1	(0.2)
Intersegment eliminations	(77.6)	(66.5)	(11.1)	N.M.	N.M.
Total Liberty Global Group	4,797.1	2,831.8	1,965.3	69.4	7.7
LiLAC Group:
Chile	467.2	442.4	24.8	5.6	7.5
Puerto Rico (b)	142.6	68.3	74.3	108.8	(1.8)
Total LiLAC Group (b)	609.8	510.7	99.1	19.4	6.2
Inter-group eliminations	(1.3)	(1.3)	—	N.M.	N.M.
Total operating expenses excluding share-based compensation expense	5,405.6	3,341.2	2,064.4	61.8	7.5
Share-based compensation expense	12.1	8.5	3.6	42.4
Total	$5,417.7	$3,349.7	$2,068.0	61.7
_______________

(a)	The amount presented for 2013 includes the post-acquisition operating expenses of Virgin Media from June 8, 2013 through December 31, 2013.

(b)
As further described under Results of Operations above, the organic increase in Puerto Rico’s operating expenses is impacted by the organic decrease in OneLink’s operating expenses. Excluding the impact of OneLink, (i) the organic increase in Puerto Rico’s operating expenses would have been 3.9% during 2013, as compared to 2012, and (ii) the organic increase in the LiLAC Group’s operating expenses would have been 7.1% during 2013, as compared to 2012.

N.M. — Not Meaningful.
European Operations Division. The European Operations Division’s operating expenses (exclusive of share-based compensation expense) increased $1,973.6 million or 69.4% during 2013, as compared to 2012. This increase includes $1,657.4 million attributable to the impact of the Virgin Media Acquisition and other less significant acquisitions. Excluding the effects of acquisitions and FX, the European Operations Division’s operating expenses increased $230.6 million or 8.1%. This increase includes the following factors:

•
An increase in programming and copyright costs of $80.7 million or 9.3%, primarily due to growth in digital video services in Germany, the Netherlands, Belgium, Ireland and the U.K. In the U.K. and, to a lesser extent, Belgium, increased costs for sports rights also contributed to the increase. In addition, accrual releases related to the settlement or reassessment of operational contingencies gave rise to an increase in programming and copyright costs of $10.5 million, as the impact of net accrual releases that reduced the 2012 costs in Germany, the Netherlands, Poland and Belgium more than offset the impact of net accrual releases that reduced the 2013 costs in the Netherlands;

•
An increase in interconnect costs of $72.7 million or 23.1%, primarily due to the net effect of (i) increased costs in Belgium attributable to (a) mobile subscriber growth and (b) increased mobile voice and data volumes on a per subscriber basis and (ii) decreased costs due to lower rates in Germany and the Netherlands and lower call volumes in Switzerland;

•
An increase in outsourced labor and professional fees of $19.5 million or 12.0%, primarily due to (i) higher call center costs in Germany, Switzerland and the Netherlands and (ii) higher consulting costs related to (a) the Horizon TV platform incurred in the European Operations Division’s central operations and (b) a customer retention project in Germany. These increases were partially offset by lower call center costs in Belgium, Hungary and the U.K. primarily due to reduced proportions of calls handled by third parties;

•
An increase in personnel costs of $14.3 million or 2.9%, primarily due to (i) annual wage increases, primarily in Germany, Belgium and the Netherlands, (ii) increased staffing levels, primarily in the European Operations Division’s central operations, the Netherlands and Belgium, (iii) higher costs of $3.8 million due to the impact of reimbursements received from the Belgian government during the third and fourth quarters of 2012 with respect to the employment of certain individuals with advanced degrees and (iv) higher costs of $3.1 million due to favorable reassessments of certain post-employment benefit obligations during the third and fourth quarters of 2012 in Belgium. These increases were partially offset by a decrease in personnel costs related to lower staffing levels in Germany and Ireland;

•
An increase in network-related expenses of $12.8 million or 2.4%, primarily due to (i) increased network and customer premises equipment maintenance costs, primarily in the Netherlands and Germany, (ii) higher outsourced labor costs associated with customer-facing activities in Germany and (iii) an increase of $2.9 million due to the net impact of favorable settlements during 2013 and 2012 for claims of costs incurred in connection with faulty customer premises equipment, primarily in Switzerland and the Netherlands. These increases were partially offset by lower costs in Belgium associated with customer-facing activities;

•
An increase in bad debt and collection expenses of $9.5 million or 11.0%, due to the net impact of (i) increased bad debt expenses in Germany, Belgium and Hungary, (ii) decreases in bad debt expenses in the Netherlands due to improved collection experience and (iii) an increase of $3.0 million due to the impact of a favorable nonrecurring adjustment recorded in the second quarter of 2012 related to the settlement of an operational contingency in Belgium; and

•
Higher costs of $4.6 million associated with the impact of favorable nonrecurring adjustments recorded by our Belgium operations during the third and fourth quarters of 2012 resulting from the reassessment of a social tariff obligation.

LiLAC Group. The LiLAC Group’s operating expenses (exclusive of share-based compensation expense) increased $99.1 million or 19.4% during 2013, as compared to 2012. This increase includes $75.5 million attributable to the impact of the Puerto Rico Transaction. Excluding the effects of the Puerto Rico Transaction and FX, the LiLAC Group’s operating expenses increased $31.9 million or 6.2%. This increase includes the following factors:

•	An increase in programming and copyright costs of $12.3 million or 6.6%, primarily associated with growth in digital cable services in Chile;

•	An increase in mobile access and interconnect costs of $9.4 million or 12.3%, primarily due to the impact of Chile’s mobile services, which launched in May 2012;

•	An increase in personnel costs of $6.5 million or 12.1%, largely due to higher incentive compensation costs in Chile;

•
A decrease in facilities expenses of $5.5 million or 25.3%, primarily due to lower tower and real estate rental costs, as the fair value of all remaining payments due under these leases was included in the restructuring charges recorded during the third and fourth quarters of 2013 in connection with certain strategic changes that were implemented with regard to Chile’s mobile operations, as further described in note 9 to our December 31, 2014 consolidated financial statements;

•
An increase in outsourced labor and professional fees of $4.6 million or 11.7%. This increase is primarily attributable to (i) a $3.0 million non-recurring charge recorded during the second quarter of 2013 to provide for Chile’s mandated share of severance and other labor-related obligations that were incurred by a VTR contractor in connection with such contractor’s bankruptcy and (ii) higher outsourced labor associated with customer-facing activities in Puerto Rico;

•
An increase in bad debt and collection expense of $1.2 million or 2.8%, primarily due to the net effect of (i) an increase in Chile, largely a function of the May 2012 launch of mobile services, and (ii) a decrease in Puerto Rico, primarily due to improved collection experience; and

•
A decrease in Chile’s mobile handset costs of $0.7 million, primarily attributable to the net effect of (i) an aggregate increase of $4.4 million related to the liquidation or write-off of slow-moving or obsolete handsets and wireless network adaptors and (ii) a decrease of $5.4 million in mobile handset sales largely due to a reduced emphasis on prepaid mobile plans.

SG&A Expenses of our Reportable Segments
SG&A expenses — 2014 compared to 2013

	Year ended December 31,		Increase (decrease)		Organic increase (decrease) (a)
	2014	2013	$	%	%
	in millions
Liberty Global Group:
European Operations Division:
U.K./Ireland (b)	$984.9	$521.1	$463.8	89.0	6.2
The Netherlands (c)	195.7	144.5	51.2	35.4	9.1
Germany	409.5	386.6	22.9	5.9	5.9
Belgium	264.3	260.7	3.6	1.4	1.8
Switzerland/Austria	261.2	251.1	10.1	4.0	3.0
Total Western Europe	2,115.6	1,564.0	551.6	35.3	5.1
Central and Eastern Europe	176.5	174.0	2.5	1.4	3.3
Central and other	210.3	182.5	27.8	15.2	18.8
Total European Operations Division	2,502.4	1,920.5	581.9	30.3	6.3
Corporate and other	221.2	188.6	32.6	17.3	17.2
Intersegment eliminations	(0.3)	(1.2)	0.9	N.M.	N.M.
Total Liberty Global Group	2,723.3	2,107.9	615.4	29.2	7.3
LiLAC Group:
LiLAC Division:
Chile	154.9	170.8	(15.9)	(9.3)	4.4
Puerto Rico	41.9	47.3	(5.4)	(11.4)	(11.4)
Total LiLAC Division	196.8	218.1	(21.3)	(9.8)	1.0
Corporate and other (d)	3.1	1.9	1.2	63.2	63.2
Total LiLAC Group	199.9	220.0	(20.1)	(9.1)	1.5
Total SG&A expenses excluding share-based compensation expense	2,923.2	2,327.9	595.3	25.6	6.6
Share-based compensation expense	249.6	288.6	(39.0)	(13.5)
Total	$3,172.8	$2,616.5	$556.3	21.3
 _______________

(a)
As further described under Results of Operations above, the organic increase in our SG&A expenses during 2014 is impacted by the organic increase in Virgin Media’s SG&A expenses. Excluding the impact of Virgin Media, the organic increase in (i) U.K./Ireland’s SG&A expenses would have been 2.4%, (ii) Liberty Global Group’s SG&A expenses would have been 7.5% and (iii) our total SG&A expenses would have been 6.5%.

(b)	The amount presented for 2013 includes the post-acquisition SG&A expenses of Virgin Media from June 8, 2013 through December 31, 2013.

(c)	The amount presented for 2014 includes the post-acquisition SG&A expenses of Ziggo from November 12, 2014 through December 31, 2014.

(d)	Represents the LiLAC Corporate Costs, as defined in note 1 of the attributed financial information. For additional information, see note 5 of the attributed financial information.
N.M. — Not Meaningful.

General. SG&A expenses include human resources, information technology, general services, management, finance, legal and sales and marketing costs, share-based compensation and other general expenses. We do not include share-based compensation in the following discussion and analysis of the SG&A expenses of our reportable segments as share-based compensation expense is not included in the performance measures of our reportable segments. Share-based compensation expense is discussed under Discussion and Analysis of Our Consolidated Operating Results below. As noted under Operating Expenses of our Reportable Segments above, we are subject to inflationary pressures with respect to our labor and other costs and foreign currency exchange risk with respect to non-functional currency expenses.
European Operations Division. The European Operations Division’s SG&A expenses (exclusive of share-based compensation expense) increased $581.9 million or 30.3% during 2014, as compared to 2013. This increase includes $429.5 million attributable to the impact of the Virgin Media Acquisition, the Ziggo Acquisition and other less significant acquisitions. Excluding the effects of acquisitions and FX, the European Operations Division’s SG&A expenses increased $120.1 million or 6.3%. This increase includes the following factors:

•
An increase in information technology-related expenses of $41.4 million or 51.2%, largely due to higher software and other information technology-related maintenance costs, primarily in the U.K., the European Operations Division’s central operations, Germany and Belgium;

•
An increase in sales and marketing costs of $35.4 million or 5.3%, primarily due to the net effect of (i) higher costs associated with advertising campaigns, predominantly in the U.K., Germany, the Netherlands and Switzerland, and (ii) a decrease in third-party sales commissions, primarily attributable to the net impact of (a) decreases in the U.K. and Switzerland and (b) an increase in Germany;

•
An increase in personnel costs of $32.3 million or 4.2%, due to the net effect of (i) higher incentive compensation costs predominantly in the U.K. and, to a lesser extent, the European Operations Division’s central operations and the Netherlands, (ii) decreased staffing levels in the U.K. as a result of integration and reorganization activities following the Virgin Media Acquisition, (iii) increased staffing levels in the European Operations Division’s central operations, Germany, the Netherlands and Switzerland, (iv) annual wage increases, mostly in the U.K., the Netherlands, Germany, the European Operations Division’s central operations and Belgium, and (v) a $3.5 million decrease in the European Operations Division’s central operations due to the impact of an accrual release in the fourth quarter of 2014 associated with the settlement of an operational contingency; and

•
An increase in outsourced labor and professional fees of $22.0 million or 16.1%, primarily due to (i) increased consulting costs associated with scale initiatives in the areas of information technology and finance, primarily in the European Operations Division’s central operations, Switzerland and Germany, and (ii) a $7.3 million increase associated with a nonrecurring consulting fee incurred during the third quarter of 2014 in connection with the retroactive reduction in U.K. local authority charges, as discussed under Operating Expenses of our Reportable Segments above.

LiLAC Division. The LiLAC Division’s SG&A expenses (exclusive of share-based compensation expense) decreased $21.3 million or 9.8% during 2014, as compared to 2013. Excluding the effects of FX, the LiLAC Division’s SG&A expenses increased $2.1 million or 1.0%. This increase includes the following factors:

•
An increase in sales and marketing costs of $12.8 million or 22.9%, primarily due to the net effect of (i) higher third-party sales commissions and advertising costs related to Chile’s cable operations and (ii) lower third-party sales commissions related to Chile’s mobile operations;

•	A decrease in outsourced labor and professional fees of $6.2 million or 30.5%, primarily due to lower fees associated with legal proceedings in Puerto Rico;

•	A decrease of $1.9 million due to the favorable impact of nonrecurring adjustments in Chile during the fourth quarter of 2014 related to the reassessment of certain accrued liabilities;

•
A decrease in personnel costs of $1.5 million or 2.1%, primarily due to the net effect of (i) a decrease due to lower staffing levels in Chile, (ii) an increase due to higher incentive compensation costs in Chile, (iii) an increase due to higher severance costs and (iv) an increase due to higher staffing levels in Puerto Rico; and

•	A net decrease resulting from individually insignificant changes in various other SG&A expense categories.

SG&A expenses — 2013 compared to 2012

	Year ended December 31,		Increase (decrease)		Organic increase (decrease)
	2013	2012	$	%	%
	in millions
Liberty Global Group:
European Operations Division:
U.K./Ireland (a)	$521.1	$53.0	$468.1	N.M.	N.M.
The Netherlands	144.5	137.5	7.0	5.1	1.6
Germany	386.6	398.4	(11.8)	(3.0)	(5.9)
Belgium	260.7	242.8	17.9	7.4	4.0
Switzerland/Austria	251.1	246.2	4.9	2.0	0.4
Total Western Europe	1,564.0	1,077.9	486.1	45.1	(3.1)
Central and Eastern Europe	174.0	159.4	14.6	9.2	6.6
Central and other	182.5	157.2	25.3	16.1	11.9
Total European Operations Division	1,920.5	1,394.5	526.0	37.7	(0.3)
Corporate and other	188.6	157.5	31.1	19.7	18.4
Intersegment eliminations	(1.2)	(3.7)	2.5	N.M.	N.M.
Total Liberty Global Group	2,107.9	1,548.3	559.6	36.1	1.7
LiLAC Group:
LiLAC Division:
Chile	170.8	184.0	(13.2)	(7.2)	(5.7)
Puerto Rico (b)	47.3	24.3	23.0	94.7	(6.2)
Total LiLAC Division	218.1	208.3	9.8	4.7	(5.7)
Corporate and other (c)	1.9	2.1	(0.2)	(9.5)	9.5
Total LiLAC Group (b)	220.0	210.4	9.6	4.6	(5.8)
Total SG&A expenses excluding share-based compensation expense	2,327.9	1,758.7	569.2	32.4	0.8
Share-based compensation expense	288.6	101.6	187.0	184.1
Total	$2,616.5	$1,860.3	$756.2	40.6
_______________

(a)	The amount presented for 2013 reflects the post-acquisition SG&A expenses of Virgin Media from June 8, 2013 through December 31, 2013.

(b)
As further described under Results of Operations above, the organic increase in Puerto Rico’s SG&A expenses is impacted by the organic decrease in OneLink’s SG&A expenses. Excluding the impact of OneLink, (i) the organic increase in Puerto Rico’s SG&A expenses would have been 12.5% during 2013, as compared to 2012, and (ii) the organic decrease in the LiLAC Group’s SG&A expenses would have been 4.1% during 2013, as compared to 2012.

(c)	Represents the LiLAC Corporate Costs, as defined in note 1 of the attributed financial information. For additional information, see note 5 of the attributed financial information.
N.M. — Not Meaningful.

European Operations Division. The European Operations Division’s SG&A expenses (exclusive of share-based compensation expense) increased $526.0 million or 37.7% during 2013, as compared to 2012. This increase includes $491.4 million attributable to the impact of the Virgin Media Acquisition and other less significant acquisitions. Excluding the effects of acquisitions and FX, the European Operations Division’s SG&A expenses decreased $4.0 million or 0.3%. This decrease includes the following factors:

•
A decrease in sales and marketing costs of $43.6 million or 8.6%, primarily due to (i) lower costs associated with advertising campaigns and rebranding, primarily in the U.K., Germany, and the European Operations Division’s central operations, and (ii) lower third-party sales commissions, primarily in the Netherlands, Switzerland, Hungary, Austria and the Czech Republic;

•
An increase in personnel costs of $22.7 million or 4.3%, largely due to (i) increased staffing levels, primarily in Belgium, Switzerland, Germany, Hungary and the European Operations Division’s central operations, (ii) annual wage increases, primarily in the Netherlands, the European Operations Division’s central operations, Belgium, Germany and Switzerland, and (iii) higher costs of $1.4 million due to the favorable reassessment of certain post-employment benefit obligations during the third quarter of 2012 in Belgium;

•
An increase in information technology-related expenses of $17.4 million or 26.8%, primarily due to (i) higher software and other information technology-related maintenance costs, primarily in the European Operations Division’s central operations, Hungary and Germany and (ii) higher costs incurred in connection with the migration of certain operating systems in Germany;

•	An increase in facilities expenses of $8.4 million or 8.1%, largely due to higher rental expense in Germany and the European Operations Division’s central operations;

•
An increase in outsourced labor and professional fees of $8.3 million or 8.5%, largely due to the net effect of (i) higher consulting costs associated with certain strategic initiatives in Belgium, the European Operations Division’s central operations and the Netherlands, and (ii) a decrease in consulting costs in Germany, primarily associated with the impact of integration activities during 2012 related to the KBW Acquisition; and

•	A net decrease resulting from individually insignificant changes in other SG&A expense categories.
LiLAC Division. The LiLAC Division’s SG&A expenses (exclusive of share-based compensation expense) increased $9.8 million or 4.7% during 2013, as compared to 2012. This increase includes $24.5 million attributable to the impact of the Puerto Rico Transaction. Excluding the effects of FX and the Puerto Rico Transaction, the LiLAC Division’s SG&A expenses decreased $11.9 million or 5.7%. This decrease includes the following factors:

•	A decrease in sales and marketing costs of $9.7 million or 15.2%, primarily due to (i) lower advertising costs in Chile and (ii) lower marketing costs in Puerto Rico;

•
A decrease in outsourced labor and professional fees of $3.9 million or 21.8%, primarily due to the net effect of (i) a decrease in fees associated with integration activities in Puerto Rico and (ii) higher fees associated with legal proceedings in Puerto Rico;

•
An increase in personnel costs of $3.8 million or 5.5%, primarily attributable to the net effect of (i) an increase related to Chile’s cable operations, primarily due to (a) higher incentive compensation costs, (b) a combination of increased staffing levels and higher salaries and (c) higher severance, (ii) a decrease related to Chile’s mobile operations, primarily due to lower staffing levels and bonus accruals, and (iii) an increase in Puerto Rico, primarily due to increased staffing levels and higher commissions; and

•
A decrease in facilities expenses of $1.3 million or 4.0%, primarily attributable to the net effect of (i) a decrease related to Chile’s cable operations, primarily due to (a) lower rental costs and (b) lower insurance expenses and (ii) a decrease related to Chile’s mobile operations, as the fair value of all remaining payments due under certain facilities-related contracts were included in the restructuring charges recorded during the third and fourth quarters of 2013, as further described in note 9 to our December 31, 2014 consolidated financial statements.

Operating Cash Flow of our Reportable Segments
Operating cash flow is the primary measure used by our chief operating decision maker to evaluate segment operating performance. As we use the term, operating cash flow is defined as revenue less operating and SG&A expenses (excluding share-based compensation, depreciation and amortization, provisions and provision releases related to significant litigation, and impairment, restructuring and other operating items). For additional information concerning this performance measure and for a reconciliation of total segment operating cash flow to our loss from continuing operations before income taxes, see note 18 to our December 31, 2014 consolidated financial statements.
Operating Cash Flow — 2014 compared to 2013

	Year ended December 31,		Increase (decrease)		Organic increase (decrease) (a)
	2014	2013	$	%	%
	in millions
Liberty Global Group:
European Operations Division:
U.K./Ireland (b)	$3,235.7	$1,742.8	$1,492.9	85.7	13.0
The Netherlands (c)	857.9	721.7	136.2	18.9	(1.0)
Germany	1,678.2	1,541.1	137.1	8.9	9.0
Belgium	1,125.0	1,049.4	75.6	7.2	6.9
Switzerland/Austria	1,056.4	1,005.7	50.7	5.0	3.6
Total Western Europe	7,953.2	6,060.7	1,892.5	31.2	7.7
Central and Eastern Europe	583.0	584.5	(1.5)	(0.3)	1.5
Central and other	(282.7)	(239.1)	(43.6)	(18.2)	(18.6)
Total European Operations Division	8,253.5	6,406.1	1,847.4	28.8	6.7
Corporate and other	(212.0)	(169.2)	(42.8)	(25.3)	(24.4)
Intersegment eliminations	4.0	44.8	(40.8)	N.M.	N.M.
Total Liberty Global Group	8,045.5	6,281.7	1,763.8	28.1	5.5
LiLAC Group:
LiLAC Division:
Chile	351.0	353.6	(2.6)	(0.7)	14.3
Puerto Rico	128.9	107.3	21.6	20.1	20.1
Total LiLAC Division	479.9	460.9	19.0	4.1	15.8
Corporate and other (d)	(3.1)	(1.9)	(1.2)	(63.2)	(63.2)
Total LiLAC Group	476.8	459.0	17.8	3.9	15.5
Total	$8,522.3	$6,740.7	$1,781.6	26.4	6.2
_______________

(a)
As further described under Results of Operations above, the organic increase in our operating cash flow during 2014 is impacted by the organic increase in Virgin Media’s operating cash flow. Excluding the impact of Virgin Media, the organic increase in (i) U.K./Ireland’s operating cash flow would have been 4.6%, (ii) Liberty Global Group’s operating cash flow would have been 2.7% and (iii) our total operating cash flow would have been 3.8%.

(b)	The amount presented for 2013 includes the post-acquisition operating cash flow of Virgin Media from June 8, 2013 through December 31, 2013.

(c)	The amount presented for 2014 includes the post-acquisition operating cash flow of Ziggo from November 12, 2014 through December 31, 2014.

(d)	Represents the LiLAC Corporate Costs, as defined in note 1 of the attributed financial information. For additional information, see note 5 of the attributed financial information.
N.M. — Not Meaningful.

Operating Cash Flow — 2013 compared to 2012

	Year ended December 31,		Increase (decrease)		Organic increase (decrease)
	2013	2012	$	%	%
	in millions
Liberty Global Group:
European Operations Division:
U.K./Ireland (a)	$1,742.8	$189.1	$1,553.7	N.M	N.M.
The Netherlands	721.7	737.1	(15.4)	(2.1)	(5.3)
Germany	1,541.1	1,364.3	176.8	13.0	9.3
Belgium	1,049.4	940.7	108.7	11.6	8.0
Switzerland/Austria	1,005.7	936.5	69.2	7.4	5.5
Total Western Europe	6,060.7	4,167.7	1,893.0	45.4	6.2
Central and Eastern Europe	584.5	589.2	(4.7)	(0.8)	(2.7)
Central and other	(239.1)	(195.7)	(43.4)	(22.2)	(17.7)
Total European Operations Division	6,406.1	4,561.2	1,844.9	40.4	4.5
Corporate and other	(169.2)	(133.9)	(35.3)	(26.4)	N.M.
Intersegment eliminations	44.8	38.6	6.2	N.M.	N.M.
Total Liberty Global Group	6,281.7	4,465.9	1,815.8	40.7	3.9
LiLAC Group:
LiLAC Division:
Chile	353.6	314.2	39.4	12.5	14.9
Puerto Rico (b)	107.3	52.9	54.4	102.8	16.8
Total LiLAC Division	460.9	367.1	93.8	25.6	15.2
Corporate and other (c)	(1.9)	(2.1)	0.2	9.5	N.M.
Total LiLAC Group (b)	459.0	365.0	94.0	25.8	15.3
Total	$6,740.7	$4,830.9	$1,909.8	39.5	4.9
_______________

(a)	The amount presented for 2013 reflects the post-acquisition operating cash flow of Virgin Media from June 8, 2013 through December 31, 2013.

(b)
As further described under Results of Operations above, the organic increase in Puerto Rico’s operating cash flow is impacted by the organic decrease in OneLink’s operating cash flow. Excluding the impact of OneLink, (i) the organic increase in Puerto Rico’s operating cash flow would have been 0.4% during 2013, as compared to 2012, and (ii) the organic increase in the LiLAC Group’s operating cash flow would have been 13.1% during 2013, as compared to 2012.

(c)	Represents the LiLAC Corporate Costs, as defined in note 1 of the attributed financial information. For additional information, see note 5 of the attributed financial information.
N.M. — Not Meaningful.

Operating Cash Flow Margin — 2014, 2013 and 2012
The following table sets forth the operating cash flow margins (operating cash flow divided by revenue) of each of our reportable segments:

	Year ended December 31,
	2014	2013	2012
	%
Liberty Global Group:
European Operations Division:
U.K./Ireland	43.7	42.3	44.3
The Netherlands	57.3	58.1	60.0
Germany	61.9	60.2	59.0
Belgium	49.4	48.0	49.0
Switzerland/Austria	57.2	56.9	55.7
Total Western Europe	50.5	51.1	55.1
Central and Eastern Europe	46.3	46.0	47.9
Total European Operations Division	48.6	48.7	51.8
LiLAC Group:
LiLAC Division:
Chile	39.1	35.7	33.4
Puerto Rico	42.1	36.1	36.4
Total LiLAC Division	39.8	35.8	33.8

With the exception of the Netherlands, the operating cash flow margins of the European Operations Division’s reportable segments improved or remained relatively unchanged during 2014, as compared to 2013. These results are primarily attributable to improved operational leverage, resulting from revenue growth that more than offset the accompanying net organic increase in operating and SG&A expenses. The decline in the operating cash flow margin of the Netherlands during 2014, as compared to 2013, was due to the inclusion of the relatively lower operating cash flow margin of Ziggo from November 12, 2014 through December 31, 2014. In addition, the overall operating cash flow margin of the European Operations Division during 2014 was negatively impacted by (i) the full-year inclusion of the relatively lower operating cash flow margin of Virgin Media and (ii) an increase in the operating cash flow deficit of the European Operations Division’s central and other category, primarily attributable to scale initiatives in the areas of information technology and finance.
The operating cash flow margin of the LiLAC Division improved during 2014, as compared to 2013, primarily due to (i) improved operational leverage and the benefit of certain strategic changes that were implemented with regard to Chile’s mobile operations and (ii) the full-year impact of synergies associated with the Puerto Rico Transaction in Puerto Rico. For additional information regarding the changes in Chile’s mobile strategy, see note 9 to our December 31, 2014 consolidated financial statements.
During 2014, as compared to 2013, nonrecurring items favorably impacted the operating cash flow margins of the European Operations Division and Chile. For additional information, see the applicable discussion of revenue, operating expenses and SG&A expenses of our reportable segments above.
With the exception of Belgium, the Netherlands and Central and Eastern Europe, the operating cash flow margins of our reportable segments improved during 2013, as compared to 2012. The decline in Belgium’s operating cash flow margin is primarily due to (i) increased interconnect and other costs associated with the expansion of Belgium’s mobile business, (ii) the net negative impact of certain favorable nonrecurring items recorded in Belgium during 2012, as described under the Belgium (revenue) and European Operations Division (operating and SG&A expenses) sections of our Discussion and Analysis of our Reportable Segments above, and (iii) a decrease in revenue associated with changes in how Belgium recognizes certain up-front fees. As a result of significant competition, the Netherlands experienced a decline in revenue in 2013, which resulted in a lower operating cash flow margin during 2013, as compared to 2012. In Central and Eastern Europe, competitive, economic and other factors contributed to the decline in the operating cash flow margin. In addition, the operating cash flow margin of the European Operations Division during 2013 was negatively impacted by (a) the inclusion of the relatively lower operating cash flow margin of Virgin Media from June 8, 2013 through December 31, 2013 and (b) an increase in the operating cash flow deficit of the European Operations

Division’s central and other category, which is primarily attributable to higher personnel and consulting costs, due in part to increased levels of strategic initiatives.
The increase in the operating cash flow margin of the LiLAC Division during 2013, as compared to 2012, reflects lower advertising costs at Chile’s cable operations and the improvement in the incremental operating cash flow deficit of Chile’s mobile operations.
For additional discussion of the factors contributing to the changes in the operating cash flow margins of our reportable segments, see the above analyses of the revenue, operating expenses and SG&A expenses of our reportable segments.

Discussion and Analysis of our Consolidated Operating Results
General
For more detailed explanations of the changes in our revenue, operating expenses and SG&A expenses, including the impacts of nonrecurring items, see the Discussion and Analysis of our Reportable Segments above.
2014 compared to 2013
Revenue
Our revenue by major category is set forth below:

	Year ended December 31,		Increase		Organic increase (decrease) (e)
	2014	2013	$	%	%
	in millions
Subscription revenue (a):
Video	$6,544.0	$5,724.1	$819.9	14.3	0.6
Broadband internet	4,724.6	3,538.7	1,185.9	33.5	13.6
Fixed-line telephony	3,261.4	2,508.5	752.9	30.0	(0.4)
Cable subscription revenue	14,530.0	11,771.3	2,758.7	23.4	4.3
Mobile subscription revenue (b)	1,085.6	669.9	415.7	62.1	10.9
Total subscription revenue	15,615.6	12,441.2	3,174.4	25.5	4.6
B2B revenue (c)	1,517.9	986.9	531.0	53.8	7.0
Other revenue (b) (d)	1,114.8	1,046.1	68.7	6.6	(11.5)
Total revenue	$18,248.3	$14,474.2	$3,774.1	26.1	3.6
 _________________

(a)
Subscription revenue includes amounts received from subscribers for ongoing services, excluding installation fees and late fees. Subscription revenue from subscribers who purchase bundled services at a discounted rate is generally allocated proportionally to each service based on the standalone price for each individual service. As a result, changes in the standalone pricing of our cable and mobile products or the composition of bundles can contribute to changes in our product revenue categories from period to period.

(b)
Mobile subscription revenue excludes mobile interconnect revenue of $245.0 million and $175.2 million during 2014 and 2013, respectively. Mobile interconnect revenue and revenue from mobile handset sales are included in other revenue.

(c)
B2B revenue includes revenue from business broadband internet, video, voice, wireless and data services offered to medium to large enterprises and, on a wholesale basis, to other operators. We also provide services to certain SOHO subscribers. SOHO subscribers pay a premium price to receive enhanced service levels along with video, broadband internet, fixed-line telephony or mobile services that are the same or similar to the mass marketed products offered to our residential subscribers. Revenue from SOHO subscribers, which aggregated $204.1 million and $152.5 million during 2014 and 2013, respectively, is included in cable subscription revenue.

(d)	Other revenue includes, among other items, interconnect, installation and carriage fee revenue.

(e)
As further described under Results of Operations above, our organic revenue growth rates for 2014, as compared to 2013, are impacted by the organic growth of Virgin Media. Excluding the impacts of the organic growth of Virgin Media, our organic growth rates (%) for such period would have been as follows:

Subscription revenue:
Video	1.3
Broadband internet	9.0
Fixed-line telephony	1.9
Cable subscription revenue	3.7
Mobile subscription revenue	9.5
Total subscription revenue	3.9
B2B revenue	4.2
Other revenue	(5.2)
Total revenue	3.2
Total revenue. Our consolidated revenue increased $3,774.1 million during 2014, as compared to 2013. This increase includes $3,096.0 million attributable to the impact of acquisitions. Excluding the effects of acquisitions and FX, total consolidated revenue increased $523.9 million or 3.6%.
Subscription revenue. The details of the increase in our consolidated subscription revenue for 2014, as compared to 2013, is as follows (in millions):

Increase in cable subscription revenue due to change in:
Average number of RGUs	$347.9
ARPU	154.8
Total increase in cable subscription revenue	502.7
Increase in mobile subscription revenue	73.0
Total increase in subscription revenue	575.7
Impact of acquisitions	2,468.9
Impact of FX	129.8
Total	$3,174.4
Excluding the effects of acquisitions and FX, our consolidated cable subscription revenue increased $502.7 million or 4.3% during 2014, as compared to 2013. This increase in subscription revenue is attributable to the net effect of (i) an increase from broadband internet services of $479.7 million or 13.6%, primarily attributable to an increase in the average number of broadband internet RGUs and higher ARPU from broadband internet services, (ii) an increase from video services of $32.6 million or 0.6%, primarily attributable to the net effect of (a) higher ARPU from video services and (b) a decline in the average number of video RGUs, and (iii) a decrease from fixed-line telephony services of $9.6 million or 0.4%, primarily attributable to the net effect of (1) lower ARPU from fixed-line telephony services and (2) an increase in the average number of fixed-line telephony RGUs.
Excluding the effects of acquisitions and FX, our consolidated mobile subscription revenue increased $73.0 million or 10.9% during 2014, as compared to 2013. This increase is primarily due to increases in the U.K. and, to a lesser extent, Belgium, Chile and Germany.
B2B revenue. Excluding the effects of acquisitions and FX, our consolidated B2B revenue increased $68.7 million or 7.0% during 2014, as compared to 2013. This increase is primarily due to increases in the U.K. and, to a lesser extent, Switzerland and Belgium.
Other revenue. Excluding the effects of acquisitions and FX, our consolidated other revenue decreased $120.5 million or 11.5% during 2014, as compared to 2013. This decrease is primarily attributable to declines in (i) fixed-line interconnect revenue, (ii) Virgin Media’s non-cable subscriber base and (iii) installation revenue.
For additional information concerning the changes in our subscription and other revenue, see Discussion and Analysis of our Reportable Segments — Revenue — 2014 compared to 2013 above.

Supplemental revenue information
Our revenue by major category for the Liberty Global Group is set forth below:

	Year ended December 31,		Increase		Organic increase (decrease) (a)
	2014	2013	$	%	%
	in millions
Liberty Global Group:
Subscription revenue:
Video	$6,014.1	$5,162.7	$851.4	16.5	0.1
Broadband internet	4,344.5	3,153.8	1,190.7	37.8	14.0
Fixed-line telephony	3,073.0	2,290.4	782.6	34.2	(0.2)
Cable subscription revenue	13,431.6	10,606.9	2,824.7	26.6	4.2
Mobile subscription revenue	1,061.2	649.2	412.0	63.5	10.1
Total subscription revenue	14,492.8	11,256.1	3,236.7	28.8	4.5
B2B revenue	1,514.1	984.5	529.6	53.8	6.8
Other revenue	1,036.8	946.1	90.7	9.6	(11.3)
Total Liberty Global Group	$17,043.7	$13,186.7	$3,857.0	29.2	3.6
_______________

(a)
As further described under Results of Operations above, Liberty Global Group’s organic revenue growth rates for 2014, as compared to 2013, are impacted by the organic growth of Virgin Media. Excluding the impacts of the organic growth of Virgin Media, Liberty Global Group’s organic growth rates (%) for such period would have been as follows:

Subscription revenue:
Video	0.9
Broadband internet	8.9
Fixed-line telephony	2.5
Cable subscription revenue	3.5
Mobile subscription revenue	7.2
Total subscription revenue	3.6
B2B revenue	3.9
Other revenue	(4.1)
Total revenue	3.1

Our revenue by major category for the LiLAC Group is set forth below:

	Year ended December 31,		Increase (decrease)		Organic increase (decrease)
	2014	2013	$	%	%
	in millions
LiLAC Group:
Subscription revenue:
Video	$529.9	$561.4	$(31.5)	(5.6)	4.6
Broadband internet	380.1	384.9	(4.8)	(1.2)	9.8
Fixed-line telephony	188.4	218.1	(29.7)	(13.6)	(2.5)
Cable subscription revenue	1,098.4	1,164.4	(66.0)	(5.7)	5.0
Mobile subscription revenue	24.4	20.7	3.7	17.9	37.2
Total subscription revenue	1,122.8	1,185.1	(62.3)	(5.3)	5.6
Other revenue	81.8	103.7	(21.9)	(21.1)	(13.2)
Total LiLAC Group	$1,204.6	$1,288.8	$(84.2)	(6.5)	4.1
Operating expenses
Our operating expenses increased $1,392.7 million during 2014, as compared to 2013. This increase includes $1,376.4 million attributable to the impact of acquisitions. Our operating expenses include share-based compensation expense, which decreased $4.5 million during 2014. For additional information, see the discussion under Share-based compensation expense below. Excluding the effects of acquisitions, FX and share-based compensation expense, our operating expenses decreased $45.5 million or 0.8% during 2014, as compared to 2013. This decrease is primarily attributable to the net effect of (i) a decrease in network-related expenses, (ii) an increase in programming and copyright costs, (iii) a decrease in outsourced labor and professional fees, (iv) an increase in installation and other direct costs associated with B2B services in the U.K., (v) a decrease in mobile handset costs, (vi) a decrease in mobile access and interconnect costs, (vii) a decrease in bad debt and collections expenses, (viii) a decrease in certain direct costs associated with the U.K.’s non-cable subscriber base and (ix) a decrease in personnel costs. For additional information regarding the changes in our operating expenses, see Discussion and Analysis of our Reportable Segments — Operating Expenses of our Reportable Segments above.

SG&A expenses
Our SG&A expenses increased $556.3 million during 2014, as compared to 2013. This increase includes $429.5 million attributable to the impact of acquisitions. Our SG&A expenses include share-based compensation expense, which decreased $39.0 million during 2014. For additional information, see the discussion under Share-based compensation expense below. Excluding the effects of acquisitions, FX and share-based compensation expense, our SG&A expenses increased $152.6 million or 6.6% during 2014, as compared to 2013. This increase is primarily due to increases in (i) personnel costs, (ii) sales and marketing costs, (iii) information technology-related expenses and (iv) outsourced labor and professional fees, as increases in consulting costs associated with scale initiatives in the areas of information technology and finance were only partially offset by a decrease in integration costs. For additional information regarding the changes in our SG&A expenses, see Discussion and Analysis of our Reportable Segments — SG&A Expenses of our Reportable Segments above.
Share-based compensation expense (included in operating and SG&A expenses)
We record share-based compensation that is associated with Liberty Global shares and the shares of certain of our subsidiaries. A summary of the aggregate share-based compensation expense that is included in our operating and SG&A expenses is set forth below:

	Year ended December 31,
	2014	2013
	in millions
Liberty Global shares:
Performance-based incentive awards (a)	$129.9	$58.6
Other share-based incentive awards	99.7	182.9
Total Liberty Global shares (b)	229.6	241.5
Telenet share-based incentive awards (c)	14.6	56.5
Other	13.0	4.5
Total	$257.2	$302.5
Included in:
Operating expense:
Liberty Global Group	$4.8	$10.8
LiLAC Group	2.8	1.3
Total operating expense	7.6	12.1
SG&A expense:
Liberty Global Group	240.8	283.5
LiLAC Group	8.8	5.1
Total SG&A expense	249.6	288.6
Total	$257.2	$300.7
 ________________

(a)	Includes share-based compensation expense related to (i) Liberty Global PSUs, (ii) the Challenge Performance Awards, which were issued on June 24, 2013, and (iii) for 2014, the PGUs.

(b)
In connection with the Virgin Media Acquisition, we issued Virgin Media Replacement Awards to employees and former directors of Virgin Media in exchange for corresponding Virgin Media awards. Virgin Media recorded share-based compensation expense of $55.8 million during 2014, including compensation expense related to the Virgin Media Replacement Awards and new awards that were granted after the Virgin Media Replacement Awards were issued. During 2013, Virgin Media recorded share-based compensation expense of $134.3 million, primarily related to the Virgin Media Replacement Awards, including $80.1 million that was charged to expense in recognition of the Virgin Media Replacement Awards that were fully vested on June 7, 2013 or for which vesting was accelerated pursuant to the terms of the Virgin Media Merger Agreement on or prior to December 31, 2013.

(c)
During 2013, Telenet modified the terms of certain of its share-based incentive plans to provide for anti-dilution adjustments in connection with its shareholder returns. In connection with these anti-dilution adjustments, Telenet recognized share-based compensation expense of $32.7 million and continues to recognize additional share-based compensation expense as the underlying options vest. In addition, during 2013, Telenet recognized expense of $6.2 million related to the accelerated vesting of certain options.
For additional information concerning our share-based compensation, see note 13 to our December 31, 2014 consolidated financial statements.
Depreciation and amortization expense
The details of our depreciation and amortization expense are as follows:

	Year ended December 31,		Increase (decrease)
	2014	2013	$	%
	in millions

Liberty Global Group	$5,283.4	$3,934.0	$1,349.4	34.3
LiLAC Group	216.7	342.4	(125.7)	(36.7)
Total	$5,500.1	$4,276.4	$1,223.7	28.6
Excluding the effects of FX, depreciation and amortization expense increased $1,131.5 million or 26.5%. This increase is primarily due to the impact of the Virgin Media Acquisition and, to a lesser extent, the Ziggo Acquisition. In addition, a net increase resulted from the following factors: (i) an increase associated with property and equipment additions related to the installation of customer premises equipment, the expansion and upgrade of our networks and other capital initiatives, (ii) a decrease associated with certain assets becoming fully depreciated, primarily in the U.K., Belgium, Chile and Switzerland, and (iii) a decrease due to the impact of accelerated depreciation recorded during 2013, primarily in Chile where the acceleration was due to a change in our mobile strategy, as further discussed in note 9 to our December 31, 2014 consolidated financial statements.
Release of litigation provision
During 2007, we recorded a litigation provision of $146.0 million based on our assessment at the time of our loss exposure with respect to the 2002 Cignal Action and the 2006 Cignal Action. As further described in note 17 to our December 31, 2014 consolidated financial statements, on October 25, 2013, we received what we consider to be the final resolution of the 2006 Cignal Action and the effective resolution of the 2002 Cignal Action. Accordingly, we released the entire $146.0 million provision related to this matter during the third quarter of 2013.
Impairment, restructuring and other operating items, net
The details of our impairment, restructuring and other operating items, net, are as follows:

	Year ended December 31,
	2014	2013
	in millions

Liberty Global Group	$513.3	$210.2
LiLAC Group	23.5	87.3
Total	$536.8	$297.5
The 2014 amount includes (i) direct acquisition costs of $331.3 million, including (a) a $222.0 million settlement recorded during the fourth quarter in connection with the FCO Appeals, as further described in note 17 to our December 31, 2014 consolidated financial statements, and (b) $84.1 million associated with the Ziggo Acquisition, (ii) restructuring charges of $166.9 million, including (1) an $86.1 million charge recorded by Telenet during the first quarter of 2014 in connection with its DTT capacity contracts, as described below, and (2) $60.4 million of employee severance and termination costs related to certain reorganization activities, primarily in the U.K., the Netherlands, Germany, Chile and the European Operations Division’s central operations, and (iii) an impairment charge of $68.7 million that was recorded by Ziggo during the fourth quarter of 2014 to write-off certain internal-use software assets that will not be used by our combined operations in the Netherlands.
The 2013 amount includes (i) restructuring charges of $178.7 million, (ii) direct acquisition and disposition costs of $64.7 million, primarily related to the Virgin Media Acquisition, (iii) an impairment charge of $73.0 million to reduce the carrying amount of Telenet’s spectrum rights following Telenet’s determination that it would no longer be able to utilize its spectrum rights as a result of the conclusion of negotiations with network operators in Belgium and the absence of regulatory alternatives and

(iv) a $20.0 million credit resulting from cash received from the OneLink Seller upon the settlement of certain claims related to the Puerto Rico Transaction, as further described in note 4 to our December 31, 2014 consolidated financial statements. The restructuring charges include (a) $84.9 million recorded by VTR’s mobile operations during the third and fourth quarters of 2013 as a result of the decision to cease commercial use of VTR’s mobile network, as further described in note 9 to our December 31, 2014 consolidated financial statements, and (b) $77.9 million of employee severance and termination costs related to certain reorganization and integration activities, primarily in the U.K., Germany and Chile. The restructuring charges recorded by VTR’s mobile operations include the fair value of (1) the remaining payments due under certain tower and real estate operating leases of $71.5 million and (2) certain other required payments associated with VTR’s mobile network.
Prior to March 31, 2014, Telenet operated a DTT business that served a limited number of subscribers. The DTT network was accessed by Telenet pursuant to third-party capacity contracts that were accounted for as operating agreements. On March 31, 2014, Telenet discontinued the provision of DTT services and, accordingly, recorded an $86.1 million restructuring charge during the three months ended March 31, 2014. This charge was equal to the then fair value of the remaining payments due under the DTT capacity contracts.
We expect to record further restructuring charges during 2015 in connection with the continued integration of Ziggo with UPC Nederland and the European Operations Division. For additional information regarding our restructuring charges, see note 14 to our December 31, 2014 consolidated financial statements.
If, among other factors, (i) our equity values were to decline significantly or (ii) the adverse impacts of economic, competitive, regulatory or other factors were to cause our results of operations or cash flows to be worse than anticipated, we could conclude in future periods that impairment charges are required in order to reduce the carrying values of our goodwill, and to a lesser extent, other long-lived assets.  Any such impairment charges could be significant.
Interest expense
The details of our interest expense are as follows:

	Year ended December 31,		Increase
	2014	2013	$	%
	in millions

Liberty Global Group	$2,405.1	$2,226.9	$178.2	8.0
LiLAC Group	140.4	81.5	58.9	72.3
Inter-group eliminations	(0.8)	(21.5)	20.7	N.M.
Total	$2,544.7	$2,286.9	$257.8	11.3
 _________________
N.M. — Not Meaningful.
Our interest expense increased $257.8 million during 2014, as compared to 2013. Excluding the effects of FX, interest expense increased $538.2 million or 23.5%. This increase is primarily attributable to the net impact of (i) a higher average outstanding debt balance, largely due to (a) debt that was incurred in the first and second quarters of 2013 in connection with the Virgin Media Acquisition and (b) debt that was incurred in the fourth quarter of 2014 in connection with the Ziggo Acquisition, and (ii) a lower weighted average interest rate. The decrease in our weighted average interest rate is primarily related to (1) the completion of certain financing transactions that resulted in extended maturities and net decreases to certain of our interest rates and (2) decreases in certain of the base rates for our variable-rate indebtedness. For additional information regarding our outstanding indebtedness, see note 10 to our December 31, 2014 consolidated financial statements.
It is possible that (i) the interest rates on any new borrowings could be higher than the current interest rates on our existing indebtedness and (ii) the interest rates on our variable-rate indebtedness could increase in future periods. As further discussed in note 7 to our December 31, 2014 consolidated financial statements, we use derivative instruments to manage our interest rate risks.

Interest and dividend income
The details of our interest and dividend income are as follows:

	Year ended December 31,		Increase (decrease)
	2014	2013	$	%
	in millions

Liberty Global Group	$29.0	$131.9	$(102.9)	(78.0)
LiLAC Group	3.5	2.7	0.8	29.6
Inter-group eliminations	(0.8)	(21.5)	20.7	N.M.
Total	$31.7	$113.1	$(81.4)	(72.0)
 _________________
N.M. — Not Meaningful.
The decrease in our interest and dividend income is primarily attributable to (i) a decrease in dividend income related to our investment in shares of Ziggo, as Ziggo did not declare any dividends following the January 2014 execution of the Ziggo Merger Agreement, and (ii) a slight decrease in interest income due to a lower average cash and cash equivalent and restricted cash balance.
Realized and unrealized gains (losses) on derivative instruments, net
Our realized and unrealized gains or losses on derivative instruments include (i) unrealized changes in the fair values of our derivative instruments that are non-cash in nature until such time as the derivative contracts are fully or partially settled and (ii) realized gains or losses upon the full or partial settlement of the derivative contracts.  The details of our realized and unrealized gains (losses) on derivative instruments, net, are as follows:

	Year ended December 31,
	2014	2013
	in millions

Cross-currency and interest rate derivative contracts:
Liberty Global Group	$252.5	$(600.2)
LiLAC Group	41.1	13.7
Total cross-currency and interest rate derivative contracts (a)	293.6	(586.5)
Equity-related derivative instruments – Liberty Global Group:
Ziggo Collar	(113.3)	(152.5)
ITV Collar	(77.4)	—
Sumitomo Collar	(46.0)	(206.4)
Virgin Media Capped Calls	0.4	(3.4)
Total equity-related derivative instruments (b)	(236.3)	(362.3)
Foreign currency forward contracts:
Liberty Global Group	29.0	(73.9)
LiLAC Group	2.6	1.0
Total foreign currency forward contracts (c)	31.6	(72.9)
Other – Liberty Global Group	(0.1)	1.3
Total	$88.8	$(1,020.4)
 _______________

(a)
The gain during 2014 is primarily attributable to the net effect of (i) gains associated with decreases in the values of the euro, British pound sterling, Chilean peso and Swiss franc relative to the U.S. dollar, (ii) losses associated with decreases in market interest rates in the euro, British pound sterling, Swiss franc and Chilean peso markets and (iii) gains associated with decreases in the values of the Hungarian forint and Polish zloty relative to the euro. In addition, the gain during 2014 includes a net loss of $120.9 million resulting from changes in our credit risk valuation adjustments. The loss during 2013 is primarily attributable to the net effect of (i) losses associated with increases in the values of the British pound sterling, euro and Swiss franc relative to the U.S. dollar, (ii) gains associated with increases in market interest rates in the British pound sterling, euro and Swiss franc markets, (iii) losses associated with increases in market interest rates in the U.S. dollar market, (iv) gains associated with decreases in the values of the Chilean peso, Czech koruna, Swiss franc, Polish zloty and Hungarian forint relative to the euro, and (v) gains associated with a decrease in the value of the Chilean peso relative to the U.S. dollar. In addition, the loss during 2013 includes a net gain of $15.3 million resulting from changes in our credit risk valuation adjustments.

(b)	For information concerning the factors that impact the valuations of our equity-related derivative instruments, see note 8 to our December 31, 2014 consolidated financial statements.

(c)
Primarily includes activity with respect to the foreign currency forward contracts of LGE Financing, which contracts were settled during the fourth quarter of 2014, and activity during the first half of 2013 related to deal contingent forward contracts that were settled in connection with the Virgin Media Acquisition.

For additional information concerning our derivative instruments, see notes 7 and 8 to our December 31, 2014 consolidated financial statements.
Foreign currency transaction gains (losses), net
Our foreign currency transaction gains or losses primarily result from the remeasurement of monetary assets and liabilities that are denominated in currencies other than the underlying functional currency of the applicable entity.  Unrealized foreign currency transaction gains or losses are computed based on period-end exchange rates and are non-cash in nature until such time as the amounts are settled. The details of our foreign currency transaction gains (losses), net, are as follows:

	Year ended December 31,
	2014	2013
	in millions

Liberty Global Group:
U.S. dollar denominated debt issued by euro functional currency entities	$(481.5)	$160.7
Intercompany payables and receivables denominated in a currency other than the entity’s functional currency (a)	(299.0)	(261.8)
U.S. dollar denominated debt issued by a British pound sterling functional currency entity	(175.1)	249.3
Euro denominated debt issued by a U.S. dollar functional currency entity	131.8	(34.6)
Yen denominated debt issued by a U.S. dollar functional currency entity	109.2	192.3
Cash and restricted cash denominated in a currency other than the entity’s functional currency	(32.0)	94.6
British pound sterling denominated debt issued by a U.S. dollar functional currency entity	—	(37.3)
Other	8.0	8.3
Total Liberty Global Group	(738.6)	371.5
LiLAC Group:
U.S. dollar denominated debt issued by a Chilean peso functional currency entity	(137.1)	—
Intercompany payables and receivables denominated in a currency other than the entity’s functional currency (a)	47.2	(18.2)
Other	(8.0)	(4.0)
Total LiLAC Group	(97.9)	(22.2)
Total	$(836.5)	$349.3
 ______________

(a)
Amounts primarily relate to (i) loans between certain of our non-operating and operating subsidiaries in Europe, which generally are denominated in the currency of the applicable operating subsidiary, and (ii) loans between certain of our non-operating subsidiaries in the U.S., Europe and Chile.

Realized and unrealized gains (losses) due to changes in fair values of certain investments, net
Our realized and unrealized gains or losses due to changes in fair values of certain investments include unrealized gains or losses associated with changes in fair values that are non-cash in nature until such time as these gains or losses are realized through cash transactions. The details of our realized and unrealized gains (losses) due to changes in fair values of certain investments, net, all of which are attributed to the Liberty Global Group, are as follows:

	Year ended December 31,
	2014	2013
	in millions
Investments (a):
Ziggo	$224.0	$582.9
Sumitomo	(99.8)	(6.8)
ITV	54.9	—
Other, net (b)	26.1	(52.0)
Total	$205.2	$524.1
_______________

(a)	For additional information regarding our investments and fair value measurements, see notes 6 and 8 to our December 31, 2014 consolidated financial statements.

(b)
The 2014 amount primarily includes an increase in the fair value of our investment in ITI Neovision. The 2013 amount includes decreases in the fair values of our investments in ITI Neovision and O3B Networks Limited.

Losses on debt modification, extinguishment and conversion, net
The details of our losses on debt modification, extinguishment and conversion, net, are as follows:

	Year ended December 31,
	2014	2013
	in millions

Liberty Global Group	$(174.4)	$(212.2)
LiLAC Group	(11.8)	—
Total	$(186.2)	$(212.2)
Our loss on debt modification, extinguishment and conversion, net, during 2014 includes the following:

•
a $71.3 million loss during the fourth quarter related to the repayment of the 2009 UM Senior Notes, which includes (i) the payment of $45.0 million of redemption premium, (ii) the write-off of $14.0 million of deferred financing costs and (iii) the write-off of $12.3 million of unamortized discount;

•
a $59.5 million loss during the fourth quarter related to the repayment of the UM Senior Secured Fixed-Rate Exchange Notes, which includes (i) the payment of $70.1 million of redemption premium and (ii) the write-off of $10.6 million of unamortized premium;

•
a $41.5 million loss during the second quarter related to the repayment of the UPC Holding 9.875% Senior Notes, which includes (i) the payment of $19.7 million of redemption premium, (ii) the write-off of $17.4 million of unamortized discount and (iii) the write-off of $4.4 million of deferred financing costs;

•
a $32.5 million gain during the fourth quarter related to the repayment of the 2019 VM Senior Notes, which includes (i) the write-off of $75.2 million of unamortized premium, (ii) the payment of $39.3 million of redemption premium and (iii) the write-off of $3.4 million of deferred financing costs;

•
a $16.5 million loss during the first quarter related to the repayment of Facilities R, S, AE and AF under the UPC Broadband Holding Bank Facility, which includes (i) the write-off of $11.6 million of deferred financing costs and (ii) the write-off of $4.9 million of unamortized discount;

•
an $11.9 million loss during the second quarter related to the completion of certain refinancing transactions with respect to the Telenet Credit Facility, which includes (i) the write-off of $7.1 million of deferred financing costs, (ii) the payment of $3.6 million of redemption premium and (iii) the write-off of $1.2 million of unamortized discount; and

•
an aggregate net loss of $18.3 million related to the refinancing of (i) the Liberty Puerto Rico Bank Facility, (ii) the 2018 VM Dollar Senior Secured Notes, (iii) the 2018 VM Sterling Senior Secured Notes, (iv) the Ziggo Collar Loan, (v) the Ziggo Margin Loan and (vi) VTR’s former term loan bank facility.

Our loss on debt modification, extinguishment and conversion, net, during 2013 includes the following:

•
aggregate losses of $112.5 million during the first and fourth quarters related to the redemption of all of Unitymedia KabelBW’s 2009 UM Euro Senior Secured Notes, which includes (i) the payment of $75.0 million of redemption premium and (ii) the write-off of $37.5 million associated with deferred financing costs and unamortized discount;

•
an $85.5 million loss during the first quarter, which includes (i) $35.6 million of aggregate redemption premiums related to the UPC Holding 8.0% Senior Notes and the UPC Holding 9.75% Senior Notes, (ii) the write-off of $24.5 million of unamortized discount related to the UPC Holding 9.75% Senior Notes, (iii) the write-off of $19.0 million of aggregate deferred financing costs associated with the UPC Holding 8.0% Senior Notes and the UPC Holding 9.75% Senior Notes and (iv) $6.4 million of aggregate interest incurred on the UPC Holding 8.0% Senior Notes and the UPC Holding 9.75% Senior Notes between the respective dates that we and the trustee were legally discharged; and

•
an $11.9 million loss during the second quarter in connection with the prepayment of amounts outstanding under certain facilities of the UPC Broadband Holding Bank Facility, which includes (i) $7.7 million of third-party costs and (ii) the write-off of $4.2 million associated with deferred financing costs and unamortized discount.

For additional information concerning our losses on debt modification, extinguishment and conversion, net, see note 10 to our December 31, 2014 consolidated financial statements.
Income tax benefit (expense)
The details of our income tax benefit (expense) are as follows:

	Year ended December 31,
	2014	2013
	in millions

Liberty Global Group	$89.4	$(369.1)
LiLAC Group	(14.4)	13.6
Total	$75.0	$(355.5)
The income tax benefit during 2014 differs from the expected income tax benefit of $221.7 million (based on the U.K. statutory income tax rate of 21.0%) primarily due to the net negative impact of (i) an increase in valuation allowances, (ii) certain permanent differences between the financial and tax accounting treatment of interest and other items and (iii) certain permanent differences between the financial and tax accounting treatment of items associated with investments in subsidiaries. The net negative impact of these items were partially offset by the net positive impact of (a) statutory tax rates in certain jurisdictions in which we operate that are different than the U.K. statutory income tax rate, (b) the tax effect of intercompany financing, (c) non-deductible or non-taxable foreign currency exchange results and (d) the recognition of previously unrecognized tax benefits.
The income tax expense during 2013 differs from the expected income tax benefit of $121.1 million (based on the U.K. statutory income tax rate of 23.0%) primarily due to the net negative impact of (i) a reduction in net deferred tax assets in the U.K. due to enacted changes in tax law, (ii) a loss of subsidiary tax attributes due to a deemed change in control related to the Virgin Media Acquisition, (iii) an increase in valuation allowances, (iv) non-deductible or non-taxable foreign currency exchange results and (v) certain permanent differences between the financial and tax accounting treatment of interest and other items, including $51.1 million related to the reversal of a litigation provision in the third quarter, as further described in note 17 to our December 31, 2014 consolidated financial statements. The net negative impact of these items were partially offset by the net positive impact of (a) statutory tax rates in certain jurisdictions in which we operate that are different than the U.K. statutory income tax rate and (b) the tax effect of intercompany financing.
For additional information concerning our income taxes, see note 11 to our December 31, 2014 consolidated financial statements.

Earnings (loss) from continuing operations
The details of our earnings (loss) from continuing operations are as follows:

	Year ended December 31,
	2014	2013
	in millions

Liberty Global Group	$(987.2)	$(829.0)
LiLAC Group	6.3	(53.0)
Total	$(980.9)	$(882.0)
During 2014 and 2013, we reported losses from continuing operations of $980.9 million and $882.0 million, respectively, including (i) operating income of $2,228.2 million and $2,012.1 million, respectively, (ii) net non-operating expenses of $3,284.1 million and $2,538.6 million, respectively, and (iii) income tax benefit (expense) of $75.0 million and ($355.5 million), respectively.
Gains or losses associated with (i) changes in the fair values of derivative instruments, (ii) movements in foreign currency exchange rates and (iii) the disposition of assets and changes in ownership are subject to a high degree of volatility and, as such, any gains from these sources do not represent a reliable source of income. In the absence of significant gains in the future from these sources or from other non-operating items, our ability to achieve earnings from continuing operations is largely dependent on our ability to increase our aggregate operating cash flow to a level that more than offsets the aggregate amount of our (a) share-based compensation expense, (b) depreciation and amortization, (c) impairment, restructuring and other operating items, net, (d) interest expense, (e) other net non-operating expenses and (f) income tax expenses.
Due largely to the fact that we seek to maintain our debt at levels that provide for attractive equity returns, as discussed under Liquidity and Capital Resources — Capitalization below, we expect that we will continue to report significant levels of interest expense for the foreseeable future. For information concerning the reasons for changes in specific line items in our consolidated statements of operations, see the discussion under Discussion and Analysis of our Reportable Segments and Discussion and Analysis of our Consolidated Operating Results above.
Discontinued operations
Our earnings (loss) from discontinued operations, net of taxes, of $0.8 million and ($23.7 million) during 2014 and 2013, respectively, relates to the operations of the Chellomedia Disposal Group. In addition, we recognized an after-tax gain on the disposal of a discontinued operation of $332.7 million related to the January 31, 2014 completion of the Chellomedia Transaction. For additional information, see note 5 to our December 31, 2014 consolidated financial statements.
Net loss (earnings) attributable to noncontrolling interests
The details of our net loss (earnings) attributable to noncontrolling interests are as follows:

	Year ended December 31,		Change
	2014	2013	$	%
	in millions

Liberty Global Group	$(49.9)	$(72.1)	$22.2	30.8
LiLAC Group	2.3	13.9	(11.6)	(83.5)
Total	$(47.6)	$(58.2)	$10.6	18.2
Net earnings or loss attributable to noncontrolling interests includes the noncontrolling interests’ share of the results of our continuing and discontinued operations. Net earnings attributable to noncontrolling interests decreased $10.6 million during 2014, as compared to 2013, primarily due to the net effect of (i) a decline in the results of operations of Telenet and (ii) the impact of the VTR NCI Acquisition, which was completed during the first quarter of 2014.

2013 compared to 2012
Revenue
Our revenue by major category is set forth below:

	Year ended December 31,		Increase		Organic increase (decrease)
	2013	2012	$	%	%
	in millions
Subscription revenue (a):
Video	$5,724.1	$4,637.6	$1,086.5	23.4	0.6
Broadband internet	3,538.7	2,407.0	1,131.7	47.0	10.7
Fixed-line telephony	2,508.5	1,518.9	989.6	65.2	4.5
Cable subscription revenue	11,771.3	8,563.5	3,207.8	37.5	4.1
Mobile subscription revenue (b)	669.9	131.5	538.4	409.4	102.1
Total subscription revenue	12,441.2	8,695.0	3,746.2	43.1	5.6
B2B revenue (c)	986.9	467.9	519.0	110.9	(2.6)
Other revenue (b) (d)	1,046.1	767.9	278.2	36.2	3.9
Total	$14,474.2	$9,930.8	$4,543.4	45.8	5.1
_______________

(a)
Subscription revenue includes amounts received from subscribers for ongoing services, excluding installation fees and late fees. Subscription revenue from subscribers who purchase bundled services at a discounted rate is generally allocated proportionally to each service based on the standalone price for each individual service. As a result, changes in the standalone pricing of our cable and mobile products or the composition of bundles can contribute to changes in our product revenue categories from period to period.

(b)
Mobile subscription revenue excludes mobile interconnect revenue of $175.2 million and $35.1 million during 2013 and 2012, respectively. Mobile interconnect revenue and revenue from mobile handset sales are included in other revenue.

(c)
B2B revenue includes revenue from business broadband internet, video, voice, wireless and data services offered to medium to large enterprises and, on a wholesale basis, to other operators. We also provide services to certain SOHO subscribers. SOHO subscribers pay a premium price to receive enhanced service levels along with video, broadband internet, fixed-line telephony or mobile services that are the same or similar to the mass marketed products offered to our residential subscribers. Revenue from SOHO subscribers, which aggregated $152.5 million and $59.7 million during 2013 and 2012, respectively, is included in cable subscription revenue.

(d)	Other revenue includes, among other items, interconnect, installation and carriage fee revenue.
Total revenue. Our consolidated revenue increased $4,543.4 million during 2013, as compared to 2012. This increase includes $3,804.7 million attributable to the impact of acquisitions. Excluding the effects of acquisitions and FX, total consolidated revenue increased $504.2 million or 5.1%.

Subscription revenue. The details of the increase in our consolidated subscription revenue for 2013, as compared to 2012, are as follows (in millions):

Increase in cable subscription revenue due to change in:
Average number of RGUs	$355.6
ARPU	(3.8)
Total increase in cable subscription revenue	351.8
Increase in mobile subscription revenue	134.3
Total increase in subscription revenue	486.1
Impact of acquisitions	3,053.5
Impact of FX	206.6
Total	$3,746.2
Excluding the effects of acquisitions and FX, our consolidated cable subscription revenue increased $351.8 million or 4.1% during 2013, as compared to 2012. This increase is attributable to (i) an increase in subscription revenue from broadband internet services of $257.0 million or 10.7%, as the impact of an increase in the average number of broadband internet RGUs was only partially offset by lower ARPU from broadband internet services, (ii) an increase in subscription revenue from fixed-line telephony services of $68.5 million or 4.5%, as the impact of an increase in the average number of fixed-line telephony RGUs was only partially offset by lower ARPU from fixed-line telephony services, and (iii) an increase in subscription revenue from video services of $26.3 million or 0.6%, as the impact of higher ARPU from video services was only partially offset by a decline in the average number of video RGUs.
Excluding the effects of acquisitions and FX, our consolidated mobile subscription revenue increased $134.3 million or 102.1% during 2013, as compared to 2012, primarily in Belgium and, to a lesser extent, Chile, Germany and the U.K.
B2B revenue. Excluding the effects of acquisitions and FX, our consolidated B2B revenue decreased $12.1 million or 2.6% during 2013, as compared to 2012. This decrease is primarily due to the net effect of (i) decreases in the Netherlands, Belgium, Switzerland and Austria and (ii) an increase in Germany.
Other revenue. Excluding the effects of acquisitions and FX, our consolidated other revenue increased $30.2 million or 3.9% during 2013, as compared to 2012. This increase is primarily attributable to the net effect of (i) higher interconnect and installation revenue in Belgium and (ii) a decrease in carriage fee revenue in Germany.
For additional information concerning the changes in our subscription and other revenue, see Discussion and Analysis of our Reportable Segments — Revenue — 2013 compared to 2012 above.

Supplemental revenue information
Our revenue by major category for the Liberty Global Group is set forth below:

	Year ended December 31,		Increase		Organic increase (decrease)
	2013	2012	$	%	%
	in millions
Liberty Global Group:
Subscription revenue:
Video	$5,162.7	$4,169.0	$993.7	23.8	0.2
Broadband internet	3,153.8	2,097.2	1,056.6	50.4	10.3
Fixed-line telephony	2,290.4	1,314.3	976.1	74.3	4.9
Cable subscription revenue	10,606.9	7,580.5	3,026.4	39.9	3.8
Mobile subscription revenue	649.2	120.5	528.7	438.8	103.0
Total subscription revenue	11,256.1	7,701.0	3,555.1	46.2	5.4
B2B revenue	984.5	466.3	518.2	111.1	(2.6)
Other revenue	946.1	678.7	267.4	39.4	3.9
Total Liberty Global Group	$13,186.7	$8,846.0	$4,340.7	49.1	4.8
Our revenue by major category for the LiLAC Group is set forth below:

	Year ended December 31,		Increase		Organic increase
	2013	2012	$	%	%
	in millions
LiLAC Group:
Subscription revenue:
Video	$561.4	$468.6	$92.8	19.8	3.8
Broadband internet	384.9	309.8	75.1	24.2	13.0
Fixed-line telephony	218.1	204.6	13.5	6.6	2.0
Cable subscription revenue	1,164.4	983.0	181.4	18.5	6.3
Mobile subscription revenue	20.7	11.0	9.7	88.2	92.7
Total subscription revenue	1,185.1	994.0	191.1	19.2	7.3
Other revenue	103.7	92.1	11.6	12.6	4.0
Total LiLAC Group revenue	$1,288.8	$1,086.1	$202.7	18.7	7.0
Operating expenses
Our operating expenses increased $2,068.0 million during 2013, as compared to 2012. This increase includes $1,735.2 million attributable to the impact of acquisitions. Our operating expenses include share-based compensation expense, which increased $3.6 million during 2013. For additional information, see the discussion under Share-based compensation expense below. Excluding the effects of acquisitions, FX and share-based compensation expense, our operating expenses increased $250.1 million or 7.5% during 2013, as compared to 2012. This increase primarily is attributable to a net increase in (i) programming and copyright costs, (ii) interconnect costs, primarily in Belgium, (iii) outsourced labor and professional fees, (iv) personnel costs and (v) network-related expenses. For additional information regarding the changes in our operating expenses, see Discussion and Analysis of our Reportable Segments — Operating Expenses of our Reportable Segments above.

SG&A expenses
Our SG&A expenses increased $756.2 million during 2013, as compared to 2012. This increase includes $516.7 million attributable to the impact of acquisitions. Our SG&A expenses include share-based compensation expense, which increased $187.0 million during 2013. For additional information, see the discussion under Share-based compensation expense below. Excluding the effects of acquisitions, FX and share-based compensation expense, our SG&A expenses increased $13.5 million or 0.8% during 2013, as compared to 2012. This increase is primarily attributable to the net effect of (i) a decrease in sales and marketing costs, (ii) an increase in personnel costs, (iii) an increase in information technology-related expenses and (iv) an increase in integration costs, primarily due to costs incurred during 2013 by our corporate offices in connection with the integration of Virgin Media. For additional information regarding the changes in our SG&A expenses, see Discussion and Analysis of our Reportable Segments — SG&A Expenses of our Reportable Segments above.
Share-based compensation expense (included in operating and SG&A expenses)
A summary of the aggregate share-based compensation expense that is included in our operating and SG&A expenses is set forth below:

	Year ended December 31,
	2013	2012
	in millions
Liberty Global shares:
Performance-based incentive awards (a)	$58.6	$33.0
Other share-based incentive awards	182.9	46.0
Total Liberty Global shares (b)	241.5	79.0
Telenet share-based incentive awards (c)	56.5	31.2
Other	4.5	2.2
Total	$302.5	$112.4
Included in:
Operating expense:
Liberty Global Group	$10.8	$8.0
LiLAC Group	1.3	0.5
Total operating expense	12.1	8.5
SG&A expense:
Liberty Global Group	283.5	98.2
LiLAC Group	5.1	3.4
Total SG&A expense	288.6	101.6
Total	$300.7	$110.1
_______________

(a)	Includes share-based compensation expense related to Liberty Global PSUs for both years presented and the Challenge Performance Awards for the applicable 2013 period.

(b)
In connection with the Virgin Media Acquisition, we issued Virgin Media Replacement Awards to employees and former directors of Virgin Media in exchange for corresponding Virgin Media awards. During 2013, Virgin Media recorded share-based compensation expense of $134.3 million, primarily related to the Virgin Media Replacement Awards, including $80.1 million that was charged to expense in recognition of the Virgin Media Replacement Awards that were fully vested on June 7, 2013 or for which vesting was accelerated pursuant to the terms of the Virgin Media Merger Agreement on or prior to December 31, 2013.

(c)
During 2013 and 2012, Telenet modified the terms of certain of its share-based incentive plans to provide for anti-dilution adjustments in connection with its shareholder returns. In connection with these anti-dilution adjustments, Telenet recognized share-based compensation expense of $32.7 million and $12.6 million, respectively, and continues to recognize additional share-based compensation expense as the underlying options vest. In addition, during 2013, Telenet recognized expense of $6.2 million related to the accelerated vesting of certain options.

For additional information concerning our share-based compensation, see note 13 to our December 31, 2014 consolidated financial statements.
Depreciation and amortization expense
The details of our depreciation and amortization expense are as follows:

	Year ended December 31,		Increase
	2013	2012	$	%
	in millions

Liberty Global Group	$3,934.0	$2,440.4	$1,493.6	61.2
LiLAC Group	342.4	221.1	121.3	54.9
Total	$4,276.4	$2,661.5	$1,614.9	60.7
Excluding the effects of FX, depreciation and amortization expense increased $1,555.0 million or 58.4%. This increase is primarily due to the net effect of (i) an increase associated with the Virgin Media Acquisition, (ii) an increase associated with property and equipment additions related to the installation of customer premises equipment, the expansion and upgrade of our networks and other capital initiatives, (iii) a decrease associated with certain assets becoming fully depreciated, largely in Belgium, Chile and Switzerland and (iv) an increase due to accelerated depreciation, primarily in Chile where the acceleration is due to a change in our mobile strategy, as further discussed in note 9 to our December 31, 2014 consolidated financial statements.
Impairment, restructuring and other operating items, net
The details of our impairment, restructuring and other operating items, net, are as follows:

	Year ended December 31,
	2013	2012
	in millions

Liberty Global Group	$210.2	$59.1
LiLAC Group	87.3	17.1
Total	$297.5	$76.2
The 2013 amount includes (i) restructuring charges of $178.7 million, (ii) direct acquisition and disposition costs of $64.7 million, primarily related to the Virgin Media Acquisition, (iii) an impairment charge of $73.0 million to reduce the carrying amount of Telenet’s spectrum rights following Telenet’s determination that it would no longer be able to utilize its spectrum rights as a result of the conclusion of negotiations with network operators in Belgium and the absence of regulatory alternatives and (iv) a $20.0 million credit resulting from cash received from the OneLink Seller upon the settlement of certain claims related to the Puerto Rico Transaction, as further described in note 4 to our December 31, 2014 consolidated financial statements. The restructuring charges include (a) $84.9 million recorded by VTR’s mobile operations during the third and fourth quarters of 2013 as a result of the decision to cease commercial use of VTR’s mobile network, as further described in note 9 to our December 31, 2014 consolidated financial statements, and (b) $77.9 million of employee severance and termination costs related to certain reorganization and integration activities, primarily in the U.K., Germany and Chile. The restructuring charges recorded by VTR’s mobile operations include the fair value of (1) the remaining payments due under certain tower and real estate operating leases of $71.5 million and (2) certain other required payments associated with VTR’s mobile network.
The 2012 amount includes (i) aggregate restructuring charges of $53.0 million, primarily associated with employee severance and termination costs related to certain reorganization activities, mainly in Germany, and (ii) $20.4 million of direct acquisition costs, primarily related to the Puerto Rico Transaction.
For additional information regarding our restructuring charges, see note 14 to our December 31, 2014 consolidated financial statements.

Interest expense
The details of our interest expense are as follows:

	Year ended December 31,		Increase
	2013	2012	$	%
	in millions

Liberty Global Group	$2,226.9	$1,653.8	$573.1	34.7
LiLAC Group	81.5	41.9	39.6	94.5
Inter-group eliminations	(21.5)	(22.1)	0.6	2.7
Total	$2,286.9	$1,673.6	$613.3	36.6
Excluding the effects of FX, interest expense increased $568.8 million or 34.0%. This increase is primarily attributable to the net impact of (i) a higher average outstanding debt balance, largely due to debt incurred in connection with the Virgin Media Acquisition, and (ii) a lower weighted average interest rate. The decrease in our weighted average interest rate is primarily related to (a) the completion of certain financing transactions (including the financing transactions related to the Virgin Media Acquisition) that resulted in extended maturities and net decreases to certain of our interest rates and (b) decreases in certain of the base rates for our variable-rate indebtedness. For additional information regarding our outstanding indebtedness, see note 10 to our December 31, 2014 consolidated financial statements.
Interest and dividend income
The details of our interest and dividend income are as follows:

	Year ended December 31,		Increase (decrease)
	2013	2012	$	%
	in millions

Liberty Global Group	$131.9	$61.2	$70.7	115.5
LiLAC Group	2.7	3.0	(0.3)	(10.0)
Inter-group eliminations	(21.5)	(22.1)	0.6	2.7
Total	$113.1	$42.1	$71.0	168.6
The increase in our interest and dividend income is primarily attributable to (i) higher dividend income related to our investment in shares of Ziggo (after taking into account the impact of the Ziggo Collar) that was only partially offset by lower dividend income related to our investment in shares of Sumitomo (before taking into account the impact of the Sumitomo Collar) and (ii) higher interest income due to the net effect of (a) higher average cash and cash equivalent and restricted cash balances and (b) lower weighted average interest rates earned on our cash and cash equivalent and restricted cash balances. For information regarding the Ziggo Collar and the Sumitomo Collar, see note 7 to our December 31, 2014 consolidated financial statements.

Realized and unrealized gains (losses) on derivative instruments, net
The details of our realized and unrealized gains (losses) on derivative instruments, net, are as follows:

	Year ended December 31,
	2013	2012
	in millions

Cross-currency and interest rate derivative contracts
Liberty Global Group	$(600.2)	$(903.9)
LiLAC Group	13.7	(54.4)
Total cross-currency and interest rate derivative contracts (a)	(586.5)	(958.3)
Equity-related derivative instruments – Liberty Global Group:
Sumitomo Collar	(206.4)	(109.0)
Ziggo Collar	(152.5)	—
Virgin Media Capped Calls	(3.4)	—
Total equity-related derivative instruments (b)	(362.3)	(109.0)
Foreign currency forward contracts:
Liberty Global Group	(73.9)	(2.0)
LiLAC Group	1.0	(4.0)
Total foreign currency forward contracts (c)	(72.9)	(6.0)
Other – Liberty Global Group	1.3	3.0
Total	$(1,020.4)	$(1,070.3)
_______________

(a)
The loss during 2013 is primarily attributable to the net effect of (i) losses associated with increases in the values of the British pound sterling, euro and Swiss franc relative to the U.S. dollar, (ii) gains associated with increases in market interest rates in the British pound sterling, euro and Swiss franc markets, (iii) losses associated with increases in market interest rates in the U.S. dollar market, (iv) gains associated with decreases in the values of the Chilean peso, Czech koruna, Swiss franc, Polish zloty and Hungarian forint relative to the euro, and (v) gains associated with a decrease in the value of the Chilean peso relative to the U.S. dollar. In addition, the loss during 2013 includes a net gain of $15.3 million resulting from changes in our credit risk valuation adjustments. The loss during 2012 is primarily attributable to the net effect of (a) losses associated with decreases in market interest rates in the euro, Hungarian forint, Polish zloty, Swiss franc, and Czech koruna markets, (b) losses associated with increases in the values of the Polish zloty, Hungarian forint, Chilean peso, Swiss franc, and Czech koruna relative to the euro, (c) losses associated with increases in the values of the Chilean peso, euro and Swiss franc relative to the U.S. dollar and (d) gains associated with decreases in market interest rates in the U.S. dollar market. In addition, the loss during 2012 includes a net loss of $57.3 million resulting from changes in our credit risk valuation adjustments.

(b)	For information concerning the factors that impact the valuations of our equity-related derivative instruments, see note 8 to our December 31, 2014 consolidated financial statements.

(c)
Primarily includes activity with respect to the foreign currency forward contracts of LGE Financing and activity during the first half of 2013 related to deal contingent forward contracts that were settled in connection with the Virgin Media Acquisition.

For additional information concerning our derivative instruments, see notes 7 and 8 to our December 31, 2014 consolidated financial statements.

Foreign currency transaction gains (losses), net
The details of our foreign currency transaction gains (losses), net, are as follows:

	Year ended December 31,
	2013	2012
	in millions

Liberty Global Group:
Intercompany payables and receivables denominated in a currency other than the entity’s functional currency (a)	$(261.8)	$191.1
U.S. dollar denominated debt issued by a British pound sterling functional currency entity	249.3	—
Yen denominated debt issued by a U.S. dollar functional currency entity	192.3	135.7
U.S. dollar denominated debt issued by euro functional currency entities	160.7	74.0
Cash and restricted cash denominated in a currency other than the entity’s functional currency	94.6	0.5
British pound sterling denominated debt issued by a U.S. dollar functional currency entity	(37.3)	—
Euro denominated debt issued by a U.S. dollar functional currency entity	(34.6)	—
Other	8.3	(4.6)
Total Liberty Global Group	371.5	396.7
LiLAC Group:
Intercompany payables and receivables denominated in a currency other than the entity’s functional currency (a)	(18.2)	38.2
Other	(4.0)	3.5
Total LiLAC Group	(22.2)	41.7
Total	$349.3	$438.4
_______________

(a)
Amounts primarily relate to (i) loans between certain of our non-operating and operating subsidiaries in Europe, which generally are denominated in the currency of the applicable operating subsidiary, and (ii) loans between certain of our non-operating subsidiaries in the U.S., Europe and Chile.

Realized and unrealized gains (losses) due to changes in fair values of certain investments, net
The details of our realized and unrealized gains (losses) due to changes in fair values of certain investments, net, all of which are attributed to the Liberty Global Group, are as follows:

	Year ended December 31,
	2013	2012
	in millions
Investments (a):
Ziggo	$582.9	$—
Sumitomo	(6.8)	(38.2)
Other, net (b)	(52.0)	28.0
Total	$524.1	$(10.2)
_______________

(a)	For additional information regarding our investments and fair value measurements, see notes 6 and 8 to our December 31, 2014 consolidated financial statements.

(b)
The 2013 amount includes decreases in the fair values of our investments in ITI Neovision and O3B Networks Limited. The 2012 amount primarily includes an increase in the fair value of our investment in ITI Neovision.

Losses on debt modification, extinguishment and conversion, net
The details of our losses on debt modification, extinguishment and conversion, net, are as follows:

	Year ended December 31,
	2013	2012
	in millions

Liberty Global Group	$(212.2)	$(209.4)
LiLAC Group	—	(4.4)
Total	$(212.2)	$(213.8)
Our loss on debt modification, extinguishment and conversion, net, during 2013 includes the following:

•
aggregate losses of $112.5 million during the first and fourth quarters related to the redemption of all of Unitymedia KabelBW’s 2009 UM Euro Senior Secured Notes, which includes (i) the payment of $75.0 million of redemption premium and (ii) the write-off of $37.5 million associated with deferred financing costs and unamortized discount;

•
an $85.5 million loss during the first quarter, which includes (i) $35.6 million of aggregate redemption premiums related to the UPC Holding 8.0% Senior Notes and the UPC Holding 9.75% Senior Notes, (ii) the write-off of $24.5 million of unamortized discount related to the UPC Holding 9.75% Senior Notes, (iii) the write-off of $19.0 million of aggregate deferred financing costs associated with the UPC Holding 8.0% Senior Notes and the UPC Holding 9.75% Senior Notes and (iv) $6.4 million of aggregate interest incurred on the UPC Holding 8.0% Senior Notes and the UPC Holding 9.75% Senior Notes between the respective dates that we and the trustee were legally discharged; and

•
an $11.9 million loss during the second quarter in connection with the prepayment of amounts outstanding under certain facilities of the UPC Broadband Holding Bank Facility, which includes (i) $7.7 million of third-party costs and (ii) the write-off of $4.2 million associated with deferred financing costs and unamortized discount.

Our loss on debt modification, extinguishment and conversion, net, during 2012 includes the following:

•
a $175.8 million loss during the fourth quarter associated with the redemption and repurchase of all of the 2009 UM Dollar Senior Secured Notes and a portion of the 2009 UM Euro Senior Secured Notes, which includes (i) the payment of $125.9 million of redemption premium and (ii) the write-off of $49.4 million associated with deferred financing costs and unamortized discount;

•
a $16.3 million loss during the fourth quarter associated with the repayment of borrowings under the UPC Broadband Holding Bank Facility, which includes the write-off of $12.4 million associated with deferred financing costs and unamortized discount in connection with the prepayment of Facility AB;

•	a $10.2 million loss during the third quarter representing the payment of redemption premium related to the UM Senior Secured Floating-Rate Exchange Notes; and

•
a $7.0 million loss incurred by Unitymedia KabelBW associated with the Unitymedia KabelBW Exchange and the Special Optional Redemptions, which includes (i) $5.6 million of third-party costs and (ii) the payment of $1.4 million of redemption premium pursuant to the Special Optional Redemptions.

For additional information concerning our losses on debt modification, extinguishment and conversion, net, see note 10 to our December 31, 2014 consolidated financial statements.

Income tax benefit (expense)
The details of our income tax benefit (expense) are as follows:

	Year ended December 31,
	2013	2012
	in millions

Liberty Global Group	$(369.1)	$(77.7)
LiLAC Group	13.6	2.7
Total	$(355.5)	$(75.0)
The income tax expense during 2013 differs from the expected income tax benefit of $121.1 million (based on the U.K. statutory income tax rate of 23.0%) primarily due to the net negative impact of (i) a reduction in net deferred tax assets in the U.K. due to enacted changes in tax law, (ii) a loss of subsidiary tax attributes due to a deemed change in control related to the Virgin Media Acquisition, (iii) an increase in valuation allowances, (iv) non-deductible or non-taxable foreign currency exchange results and (v) certain permanent differences between the financial and tax accounting treatment of interest and other items, including $51.1 million related to the reversal of a litigation provision in the third quarter, as further described in note 17 to our December 31, 2014 consolidated financial statements. The net negative impact of these items were partially offset by the net positive impact of (a) statutory tax rates in certain jurisdictions in which we operate that are different than the U.K. statutory income tax rate and (b) the tax effect of intercompany financing.
The income tax expense during 2012 differs from the expected income tax benefit of $178.1 million (based on the U.S. federal 35.0% income tax rate) primarily due to the net negative impact of (i) an increase in valuation allowances and (ii) certain permanent differences between the financial and tax accounting treatment of interest and other items.
For additional information concerning our income taxes, see note 11 to our December 31, 2014 consolidated financial statements.
Earnings (loss) from continuing operations
The details of our earnings (loss) from continuing operations are as follows:

	Year ended December 31,
	2013	2012
	in millions

Liberty Global Group	$(829.0)	$(646.1)
LiLAC Group	(53.0)	62.2
Total	$(882.0)	$(583.9)
Our losses from continuing operations during 2013 and 2012 include (i) operating income of $2,012.1 million and $1,983.1 million, respectively, (ii) net non-operating expenses of $2,538.6 million and $2,492.0 million, respectively, and (iii) income tax expense of $355.5 million and $75.0 million, respectively.
Discontinued operations
Our loss from discontinued operations of $23.7 million during 2013 relates to the operations of the Chellomedia Disposal Group and our earnings from discontinued operations of $47.1 million during 2012 relates to the operations of Austar and the Chellomedia Disposal Group. In addition, we recognized an after-tax gain on the disposal of discontinued operations of $924.1 million during 2012 related to the May 23, 2012 completion of the Austar Transaction. For additional information, see note 5 to our December 31, 2014 consolidated financial statements.

Net loss (earnings) attributable to noncontrolling interests
The details of our net loss (earnings) attributable to noncontrolling interests are as follows:

	Year ended December 31,		Change
	2013	2012	$	%
	in millions

Liberty Global Group	$(72.1)	$(45.9)	$(26.2)	(57.1)
LiLAC Group	13.9	(18.6)	32.5	174.7
Total	$(58.2)	$(64.5)	$6.3	9.8
Net earnings attributable to noncontrolling interests decreased $6.3 million during 2013, as compared to 2012, primarily due to the net impact of (i) an increase due to the net effect of (a) an improvement in the results of operations of Telenet and (b) the impact of a decrease in the noncontrolling interests’ share of Telenet’s results following the Telenet Tender, (ii) a decline in the results of VTR and (iii) a decrease associated with our May 2012 disposition of Austar.

Liquidity and Capital Resources
Sources and Uses of Cash
We are a holding company that is dependent on the capital resources of our subsidiaries to satisfy our liquidity requirements at the corporate level. Although our consolidated operating subsidiaries generate cash from operating activities, each of our significant operating subsidiaries is included within one of our seven subsidiary “borrowing groups,” which borrowing groups comprise Virgin Media, UPC Holding, Unitymedia KabelBW, Ziggo, Telenet, VTR Finance and Liberty Puerto Rico, each together with their respective restricted subsidiaries. As set forth in the table below, our borrowing groups accounted for a significant portion of our consolidated cash and cash equivalents at December 31, 2014. The terms of the instruments governing the indebtedness of these borrowing groups restrict our ability to access the assets of these subsidiaries. In addition, our ability to access the liquidity of these and other subsidiaries may be limited by tax and legal considerations, the presence of noncontrolling interests and other factors. For information regarding certain financing transactions that were completed subsequent to December 31, 2014, see note 20 to our December 31, 2014 consolidated financial statements.
Cash and cash equivalents
The details of the U.S. dollar equivalent balances of our consolidated cash and cash equivalents at December 31, 2014 are set forth in the following table. With the exception of VTR Finance and Liberty Puerto Rico, which are attributed to the LiLAC Group, all of our cash and cash equivalents are attributed to the Liberty Global Group at December 31, 2014 (in millions):

Cash and cash equivalents held by:
Liberty Global and unrestricted subsidiaries:
Liberty Global (a)	$41.9
Unrestricted subsidiaries (b) (c) (d)	604.9
Total Liberty Global and unrestricted subsidiaries	646.8
Borrowing groups (e):
Telenet	228.8
VTR Finance	85.2
UPC Holding	71.8
Virgin Media (c)	53.8
Ziggo	32.7
Liberty Puerto Rico	21.9
Unitymedia KabelBW	17.5
Total operating subsidiaries	511.7
Total cash and cash equivalents	$1,158.5

Liberty Global Group	$1,051.4
LiLAC Group	107.1
Total cash and cash equivalents	$1,158.5
_______________

(a)	Represents the amount held by Liberty Global on a standalone basis.

(b)	Represents the aggregate amount held by subsidiaries of the Liberty Global Group and that are outside of our borrowing groups.

(c)
The Virgin Media borrowing group includes certain subsidiaries of Virgin Media, but excludes Virgin Media. The $0.8 million of cash and cash equivalents held by Virgin Media is included in the amount shown for Liberty Global’s unrestricted subsidiaries.

(d)
In order to provide liquidity to fund, among other things, ongoing operating costs and acquisitions, we intend, prior to the distribution of the LiLAC Ordinary Shares, to contribute $100 million in cash to one or more subsidiaries attributed to the LiLAC Group that are outside of the VTR Finance and Liberty Puerto Rico borrowing groups.

(e)	Except as otherwise noted, represents the aggregate amounts held by the parent entity and restricted subsidiaries of each of our borrowing groups.
Liquidity of Liberty Global and its unrestricted subsidiaries
The $41.9 million of cash and cash equivalents held by Liberty Global and, subject to certain tax and legal considerations, the $604.9 million of cash and cash equivalents held by Liberty Global’s unrestricted subsidiaries, represented available liquidity at the corporate level at December 31, 2014. Our remaining cash and cash equivalents of $511.7 million at December 31, 2014 were held by our borrowing groups as set forth in the table above. As noted above, various factors may limit our ability to access the cash of our borrowing groups. For information regarding certain limitations imposed by our subsidiaries’ debt instruments at December 31, 2014, see note 10 to our December 31, 2014 consolidated financial statements.
Our current sources of corporate liquidity include (i) cash and cash equivalents held by Liberty Global and, subject to certain tax and legal considerations, Liberty Global’s unrestricted subsidiaries, (ii) interest received on a note receivable from a subsidiary (outstanding principal of $9.6 billion at December 31, 2014) and (iii) interest and dividend income received on our and, subject to certain tax and legal considerations, our unrestricted subsidiaries’ cash and cash equivalents and investments.
From time to time, Liberty Global and its unrestricted subsidiaries may also receive (i) proceeds in the form of distributions or loan repayments from Liberty Global’s borrowing groups or affiliates, including any principal payments received on the aforementioned note receivable from a subsidiary, upon (a) the completion of recapitalizations, refinancings, asset sales or similar transactions by these entities or (b) the accumulation of excess cash from operations or other means, (ii) proceeds upon the disposition of investments and other assets of Liberty Global and its unrestricted subsidiaries and (iii) proceeds in connection with the incurrence of debt by Liberty Global or its unrestricted subsidiaries or the issuance of equity securities by Liberty Global, including equity securities issued to satisfy subsidiary obligations. No assurance can be given that any external funding would be available to Liberty Global or its unrestricted subsidiaries on favorable terms, or at all. For information regarding the disposition of the Chellomedia Disposal Group, see note 5 to our December 31, 2014 consolidated financial statements.
At December 31, 2014, our consolidated cash and cash equivalents balance includes $1,062.6 million that is held by entities that are domiciled outside of the U.K. Based on our assessment of our ability to access the liquidity of our subsidiaries on a tax efficient basis and our expectations with respect to our corporate liquidity requirements, we do not anticipate that tax considerations will adversely impact our corporate liquidity over the next 12 months. Our ability to access the liquidity of our subsidiaries on a tax efficient basis is a consideration in assessing the extent of our share repurchase program.
The ongoing cash needs of Liberty Global and its unrestricted subsidiaries include (i) corporate general and administrative expenses and (ii) interest payments on the Sumitomo Collar Loan. In addition, Liberty Global and its unrestricted subsidiaries may require cash in connection with (a) the repayment of outstanding debt, (b) the satisfaction of contingent liabilities, (c) acquisitions, (d) the repurchase of equity and debt securities, (e) other investment opportunities or (f) income tax payments. For information concerning the cash requirements of the Statutory Squeeze-out with respect to our acquisition of Ziggo, see note 4 to our December 31, 2014 consolidated financial statements. For information concerning our contingencies, see note 17 to our December 31, 2014 consolidated financial statements.
As a U.K. incorporated company, we may only elect to repurchase shares or pay dividends to the extent of our “Distributable Reserves.” Distributable Reserves, which are not linked to a GAAP reported amount, may be created through the earnings of the U.K. parent company and, amongst other methods, through a reduction in share premium approved by the English Companies Court. Based on the amounts set forth in our 2013 U.K. Companies Act Report that was filed with the U.K. Companies House on May 7, 2014, our Distributable Reserves are $28.7 billion. This amount does not reflect earnings, share repurchases, dividends or other activity that occurred in 2014, each of which impacts the amount of our Distributable Reserves.
During 2014, we repurchased a total of 8,062,792 Liberty Global Class A ordinary shares at a weighted average price of $42.19 per share and 28,401,019 Liberty Global Class C ordinary shares at a weighted average price of $44.25 per share, for an aggregate purchase price of $1,596.9 million, including direct acquisition costs and the effects of derivative instruments. As of December 31, 2014, the remaining amount authorized for share repurchases was $1,933.7 million. Subsequent to December 31, 2014, our board of directors authorized an additional $2.0 billion of availability for share repurchases.
Liquidity of borrowing groups
The cash and cash equivalents of our borrowing groups are detailed in the table above. In addition to cash and cash equivalents, the primary sources of liquidity of our borrowing groups are cash provided by operations and borrowing availability under their respective debt instruments. For the details of the borrowing availability of such entities at December 31, 2014, see note 10 to our December 31, 2014 consolidated financial statements. The aforementioned sources of liquidity may be supplemented in certain cases by contributions and/or loans from Liberty Global and its unrestricted subsidiaries. The liquidity of our borrowing groups generally is used to fund property and equipment additions and debt service requirements. From time to time, our borrowing groups may also require funding in connection with (i) acquisitions and other investment opportunities, (ii) loans to Liberty Global, (iii) capital distributions to Liberty Global and other equity owners or (iv) the satisfaction of contingencies. No assurance can be given that any external funding would be available to our borrowing groups on favorable terms, or at all. For information regarding our acquisitions and contingencies, see notes 4 and 17 to our December 31, 2014 consolidated financial statements, respectively.
For additional information regarding our consolidated cash flows, see the discussion under Consolidated Statements of Cash Flows below.
Capitalization
We seek to maintain our debt at levels that provide for attractive equity returns without assuming undue risk. In this regard, we generally seek to cause our operating subsidiaries to maintain their debt at levels that result in a consolidated debt balance (excluding the Sumitomo Collar Loan and the ITV Collar Loan and measured using subsidiary debt figures at swapped foreign currency exchange rates, consistent with the covenant calculation requirements of our subsidiary debt agreements) that is between four and five times our consolidated operating cash flow, although it should be noted that the timing of our acquisitions and financing transactions (including those related to the Ziggo Acquisition) and the interplay of average and spot foreign currency rates may impact this ratio. The ratio of our December 31, 2014 consolidated debt to our annualized consolidated operating cash flow for the quarter ended December 31, 2014 was 5.1x. In addition, the ratio of our December 31, 2014 consolidated net debt (debt, as defined above, less cash and cash equivalents) to our annualized consolidated operating cash flow for the quarter ended December 31, 2014 was 5.0x.
When it is cost effective, we generally seek to match the denomination of the borrowings of our subsidiaries with the functional currency of the operations that are supporting the respective borrowings. As further discussed in note 7 to our December 31, 2014 consolidated financial statements, we also use derivative instruments to mitigate foreign currency and interest rate risk associated with our debt instruments.
Our ability to service or refinance our debt and to maintain compliance with the leverage covenants in the credit agreements and indentures of our borrowing groups is dependent primarily on our ability to maintain or increase the operating cash flow of our operating subsidiaries and to achieve adequate returns on our property and equipment additions and acquisitions. In addition, our ability to obtain additional debt financing is limited by the leverage covenants contained in the various debt instruments of our borrowing groups. For example, if the operating cash flow of UPC Broadband Holding were to decline, we could be required to partially repay or limit our borrowings under the UPC Broadband Holding Bank Facility in order to maintain compliance with applicable covenants. No assurance can be given that we would have sufficient sources of liquidity, or that any external funding would be available on favorable terms, or at all, to fund any such required repayment. The ability to access available borrowings under the UPC Broadband Holding Bank Facility and/or UPC Holding’s ability to complete additional financing transactions can also be impacted by the interplay of average and spot foreign currency rates with respect to leverage calculations under the indentures for UPC Holding’s senior notes. At December 31, 2014, each of our borrowing groups was in compliance with its debt covenants. In addition, we do not anticipate any instances of non-compliance with respect to the debt covenants of our borrowing groups that would have a material adverse impact on our liquidity during the next 12 months.
At December 31, 2014, our outstanding consolidated debt and capital lease obligations aggregated $46.2 billion, including $1,550.9 million that is classified as current in our December 31, 2014 consolidated balance sheet and $42.1 billion that is not due until 2020 or thereafter. For additional information concerning our current debt maturities, see note 10 to our December 31, 2014 consolidated financial statements.
Notwithstanding our negative working capital position at December 31, 2014, we believe that we have sufficient resources to repay or refinance the current portion of our debt and capital lease obligations and to fund our foreseeable liquidity requirements during the next 12 months. However, as our maturing debt grows in later years, we anticipate that we will seek to refinance or otherwise extend our debt maturities.  No assurance can be given that we will be able to complete these refinancing transactions or otherwise extend our debt maturities.  In this regard, it is not possible to predict how political and economic conditions, sovereign debt concerns or any adverse regulatory developments could impact the credit and equity markets we access and, accordingly, our future liquidity and financial position.  However, (i) the financial failure of any of our counterparties could (a) reduce amounts available under committed credit facilities and (b) adversely impact our ability to access cash deposited with any failed financial institution and (ii) tightening of the credit markets could adversely impact our ability to access debt financing on favorable terms, or at all. In addition, any weakness in the equity markets could make it less attractive to use our shares to satisfy contingent or other obligations, and sustained or increased competition, particularly in combination with adverse economic or regulatory developments, could have an unfavorable impact on our cash flows and liquidity.

All of our consolidated debt and capital lease obligations have been borrowed or incurred by our subsidiaries at December 31, 2014.
For additional information concerning our debt and capital lease obligations, see notes 10 and 20 to our December 31, 2014 consolidated financial statements.
Consolidated Statements of Cash Flows
General. Our cash flows are subject to significant variations due to FX. All of the cash flows discussed below are those of our continuing operations.
Consolidated Statements of Cash Flows — 2014 compared to 2013
Summary. The 2014 and 2013 consolidated statements of cash flows of our continuing operations are summarized as follows:

	Year ended December 31,
	2014	2013	Change
	in millions

Net cash provided by operating activities	$5,612.8	$3,921.0	$1,691.8
Net cash used by investing activities	(2,799.6)	(7,950.1)	5,150.5
Net cash provided (used) by financing activities	(4,260.1)	4,623.3	(8,883.4)
Effect of exchange rate changes on cash	(81.9)	85.4	(167.3)
Net increase (decrease) in cash and cash equivalents	$(1,528.8)	$679.6	$(2,208.4)
Operating Activities. Our net cash flows from operating activities attributed to the Liberty Global Group and the LiLAC Group are as follows:

	Year ended December 31,
	2014	2013	Change
	in millions

Net cash provided by operating activities:
Liberty Global Group	$5,323.8	$3,628.8	$1,695.0
LiLAC Group	289.0	292.2	(3.2)
Total	$5,612.8	$3,921.0	$1,691.8
The increase in net cash provided by our operating activities is primarily attributable to the net effect of (i) an increase in the cash provided by our operating cash flow and related working capital items, largely due to the impact of the Virgin Media Acquisition and, to a lesser extent, the Ziggo Acquisition, (ii) a decrease in cash provided due to higher cash payments for interest, a significant portion of which is due to the impact of the Virgin Media Acquisition, (iii) an increase in the reported net cash provided by operating activities due to FX, (iv) a decrease in cash provided due to lower cash dividends received and (v) a decrease in cash provided due to higher cash payments related to derivative instruments.
Investing Activities. Our net cash flows from investing activities attributed to the Liberty Global Group and the LiLAC Group are as follows:

	Year ended December 31,
	2014	2013	Change
	in millions

Net cash used by investing activities:
Liberty Global Group	$(2,134.7)	$(7,681.5)	$5,546.8
LiLAC Group	(232.2)	(263.9)	31.7
Inter-group eliminations	(432.7)	(4.7)	(428.0)
Total	$(2,799.6)	$(7,950.1)	$5,150.5

The decrease in net cash used by our investing activities is primarily attributable to the net effect of (i) a decrease in cash used of $4,000.1 million associated with lower cash paid in connection with acquisitions, (ii) a decrease in cash used of $988.5 million associated with cash proceeds received during 2014 in connection with the Chellomedia Transaction, (iii) a decrease in cash used of $333.7 million associated with lower cash paid in connection with investments in and loans to affiliates and others and (iv) an increase in cash used of $202.9 million due to higher capital expenditures. Capital expenditures increased from $2,481.5 million during 2013 to $2,684.4 million during 2014, primarily due to increases related to the Virgin Media Acquisition and, to a much lesser extent, the Ziggo Acquisition, that were only partially offset by a net decrease in the local currency capital expenditures of our other subsidiaries, due primarily to an increase in vendor financing during 2014 as compared to 2013.
The capital expenditures that we report in our consolidated statements of cash flows do not include amounts that are financed under capital-related vendor financing or capital lease arrangements. Instead, these amounts are reflected as non-cash additions to our property and equipment when the underlying assets are delivered, and as repayments of debt when the principal is repaid. In the following discussion, we refer to (i) our capital expenditures as reported in our consolidated statements of cash flows, which exclude amounts financed under capital-related vendor financing or capital lease arrangements, and (ii) our total property and equipment additions, which include our capital expenditures on an accrual basis and amounts financed under capital-related vendor financing or capital lease arrangements. A reconciliation of our consolidated property and equipment additions to our consolidated capital expenditures as reported in our consolidated statements of cash flows is set forth below:

	Year ended December 31,
	2014			2013
	Liberty Global Group	LiLAC Group	Total	Liberty Global Group	LiLAC Group	Total
	in millions

Property and equipment additions	$3,653.0	$256.2	$3,909.2	$2,907.3	$254.3	$3,161.6
Assets acquired under capital-related vendor financing arrangements	(975.3)	—	(975.3)	(573.5)	—	(573.5)
Assets acquired under capital leases	(127.2)	—	(127.2)	(140.6)	(2.4)	(143.0)
Changes in current liabilities related to capital expenditures	(89.2)	(33.1)	(122.3)	26.2	10.2	36.4
Capital expenditures	$2,461.3	$223.1	$2,684.4	$2,219.4	$262.1	$2,481.5
The property and equipment additions attributable to the Liberty Global Group are primarily attributable to the European Operations Division, which aggregated $3,648.0 million and $2,901.0 million during 2014 and 2013, respectively. The increase in the European Operations Division’s property and equipment additions is primarily due to the net effect of (i) an increase due to impact of the Virgin Media Acquisition and, to a lesser extent, the Ziggo Acquisition, (ii) a decrease in expenditures for the purchase and installation of customer premises equipment, (iii) an increase in expenditures for new build and upgrade projects to expand services and (iv) an increase in expenditures for support capital, such as information technology upgrades and general support systems. During 2014 and 2013, the Liberty Global Group’s property and equipment additions represented 21.4% and 22.0% of its revenue, respectively.
Property and equipment additions attributable to the LiLAC Group, which are primarily attributable to the LiLAC Division, increased during 2014, as compared to 2013, primarily due to the net effect of (a) a decrease due to FX, (b) an increase in expenditures for new build and upgrade projects, (c) an increase in expenditures for support capital, such as information technology upgrades and general support systems, and (d) an increase in expenditures for the purchase and installation of customer premises equipment. During 2014 and 2013, the LiLAC Group’s property and equipment additions represented 21.3% and 19.7% of its revenue, respectively.
For additional information regarding our property and equipment additions, see note 18 to our December 31, 2014 consolidated financial statements.

Financing Activities. Our net cash flows from financing activities attributed to the Liberty Global Group and the LiLAC Group are as follows:

	Year ended December 31,
	2014	2013	Change
	in millions

Net cash provided (used) by financing activities:
Liberty Global Group	$(4,574.8)	$4,517.4	$(9,092.2)
LiLAC Group	(118.0)	101.2	(219.2)
Inter-group eliminations	432.7	4.7	428.0
Total	$(4,260.1)	$4,623.3	$(8,883.4)
The change in net cash provided (used) by our financing activities is primarily attributable to the net effect of (i) a decrease in cash of $3,652.5 million primarily due to the release of restricted cash in June 2013 in connection with the Virgin Media Acquisition, (ii) a decrease in cash of $3,095.4 million related to lower net borrowings of debt, (iii) a decrease in cash of $1,539.7 million due to the release of restricted cash during 2013 in connection with the Telenet Tender, (iv) a decrease in cash of $745.5 million due to higher cash paid related to derivative instruments, (v) an increase in cash of $526.4 million related to lower distributions by subsidiaries to noncontrolling interests, (vi) a decrease in cash of $427.7 million related to higher repurchases of our shares and (vii) an increase in cash of $200.6 million related to a decrease in purchases of additional shares of our subsidiaries.
Consolidated Statements of Cash Flows — 2013 compared to 2012
Summary. The 2013 and 2012 consolidated statements of cash flows of our continuing operations are summarized as follows:

	Year ended December 31,
	2013	2012	Change
	in millions

Net cash provided by operating activities	$3,921.0	$2,837.5	$1,083.5
Net cash used by investing activities	(7,950.1)	(957.7)	(6,992.4)
Net cash provided (used) by financing activities	4,623.3	(1,465.1)	6,088.4
Effect of exchange rate changes on cash	85.4	28.3	57.1
Net increase in cash and cash equivalents	$679.6	$443.0	$236.6
Operating Activities. Our net cash flows from operating activities attributed to the Liberty Global Group and the LiLAC Group are as follows:

	Year ended December 31,
	2013	2012	Change
	in millions

Net cash provided by operating activities:
Liberty Global Group	$3,628.8	$2,639.1	$989.7
LiLAC Group	292.2	198.4	93.8
Total	$3,921.0	$2,837.5	$1,083.5
The increase in net cash provided by our operating activities is primarily attributable to the net effect of (i) an increase in the cash provided by our operating cash flow and related working capital items, largely due to the impact of the Virgin Media Acquisition, (ii) a decrease in cash provided due to higher cash payments for interest, largely due to the impact of the Virgin Media Acquisition, (iii) an increase in the reported net cash provided by operating activities due to FX, (iv) a decrease in cash provided due to higher net cash payments for taxes and (v) an increase in cash provided due to lower cash payments related to derivative instruments.

Investing Activities. Our net cash flows from investing activities attributed to the Liberty Global Group and the LiLAC Group are as follows:

	Year ended December 31,
	2013	2012	Change
	in millions

Net cash used by investing activities:
Liberty Global Group	$(7,681.5)	$(611.8)	$(7,069.7)
LiLAC Group	(263.9)	(341.2)	77.3
Inter-group eliminations	(4.7)	(4.7)	—
Total	$(7,950.1)	$(957.7)	$(6,992.4)
The increase in net cash used by our investing activities is primarily attributable to (i) an increase in cash used of $3,919.2 million associated with higher cash paid in connection with acquisitions, (ii) an increase in cash used of $1,317.9 million associated with higher cash paid in connection with investments in and loans to affiliates and others, primarily due to the cash we paid to acquire Ziggo shares during 2013, (iii) an increase in cash used of $1,055.4 million associated with cash proceeds received in connection with the Austar Transaction during 2012 and (iv) an increase in cash used of $613.2 million associated with higher capital expenditures. Capital expenditures increased from $1,868.3 million during 2012 to $2,481.5 million during 2013, primarily due to an increase related to the Virgin Media Acquisition and other less significant acquisitions that was only partially offset by a net decrease in the local currency capital expenditures of our subsidiaries.
A reconciliation of our consolidated property and equipment additions to our consolidated capital expenditures as reported in the consolidated statements of cash flows is set forth below:

	Year ended December 31,
	2013			2012
	Liberty Global Group	LiLAC Group	Total	Liberty Global Group	LiLAC Group	Total
	in millions

Property and equipment additions	$2,907.3	$254.3	$3,161.6	$1,989.7	$268.9	$2,258.6
Assets acquired under capital-related vendor financing arrangements	(573.5)	—	(573.5)	(246.5)	—	(246.5)
Assets acquired under capital leases	(140.6)	(2.4)	(143.0)	(62.4)	(0.7)	(63.1)
Changes in current liabilities related to capital expenditures	26.2	10.2	36.4	(59.1)	(21.6)	(80.7)
Capital expenditures	$2,219.4	$262.1	$2,481.5	$1,621.7	$246.6	$1,868.3
The property and equipment additions attributable to the Liberty Global Group are primarily attributable to the European Operations Division, which aggregated $2,901.0 million and $1,981.6 million during 2013 and 2012, respectively. The increase in the European Operations Division’s property and equipment additions is primarily due to the net effect of (i) an increase due to the Virgin Media Acquisition and other less significant acquisitions, (ii) an increase in expenditures for support capital, such as information technology upgrades and general support systems, (iii) an increase due to FX, (iv) a decrease in expenditures for the purchase and installation of customer premises equipment and (v) an increase in expenditures for new build and upgrade projects to expand services. During 2013 and 2012, the Liberty Global Group’s property and equipment additions represented 22.0% and 22.5% of its revenue, respectively.
Property and equipment additions attributable to the LiLAC Group, which are primarily attributable to the LiLAC Division, decreased during 2013, as compared to 2012, primarily due to the net effect of (a) an increase due to the Puerto Rico Transaction, (b) a decrease in expenditures related to the construction of the VTR’s mobile network, (c) a decrease in expenditures for new build and upgrade projects, (d) a decrease in expenditures for the purchase and installation of customer premises equipment, (e) an increase in expenditures for support capital, such as information technology upgrades and general support systems, and (f) a decrease due to FX. During 2013 and 2012, the LiLAC Group’s property and equipment additions represented 19.7% and 24.8% of its revenue, respectively.
For additional information regarding our property and equipment additions, see note 18 to our December 31, 2014 consolidated financial statements.

Financing Activities. Our net cash flows from financing activities attributed to the Liberty Global Group and the LiLAC Group are as follows:

	Year ended December 31,
	2013	2012	Change
	in millions

Net cash provided (used) by financing activities:
Liberty Global Group	$4,517.4	$(1,585.0)	$6,102.4
LiLAC Group	101.2	115.2	(14.0)
Inter-group eliminations	4.7	4.7	—
Total	$4,623.3	$(1,465.1)	$6,088.4
The change in net cash provided (used) by our financing activities is primarily attributable to the net effect of (i) an increase in cash of $3,534.2 million primarily due to the release of restricted cash in June 2013 in connection with the Virgin Media Acquisition, (ii) an increase in cash of $3,003.8 million due to the release of restricted cash in connection with the Telenet Tender, (iii) an increase in cash of $632.9 million due to higher cash received related to derivative instruments, (iv) a decrease in cash of $461.3 million, substantially all of which related to shares purchased in connection with the Telenet Tender, (v) a decrease in cash of $256.1 million related to lower net borrowings of debt, (vi) a decrease in cash of $203.0 million related to higher distributions by subsidiaries to noncontrolling interests, (vii) a decrease in cash of $186.9 million related to higher repurchases of our shares and (viii) a decrease in cash of $159.8 million due to higher payments for financing costs, debt premiums and exchange offer consideration.
Free cash flow
We define free cash flow as net cash provided by our operating activities, plus (i) excess tax benefits related to the exercise of share-based incentive awards and (ii) cash payments for third-party costs directly associated with successful and unsuccessful acquisitions and dispositions, less (a) capital expenditures, as reported in our consolidated statements of cash flows, (b) principal payments on capital-related vendor financing obligations and (c) principal payments on capital leases (exclusive of the portions of the network lease in Belgium and the duct leases in Germany that we assumed in connection with certain acquisitions), with each item excluding any cash provided or used by our discontinued operations.  We believe that our presentation of free cash flow provides useful information to our investors because this measure can be used to gauge our ability to service debt and fund new investment opportunities. Free cash flow should not be understood to represent our ability to fund discretionary amounts, as we have various mandatory and contractual obligations, including debt repayments, which are not deducted to arrive at this amount. Investors should view free cash flow as a supplement to, and not a substitute for, GAAP measures of liquidity included in our consolidated statements of cash flows.
The following tables provide the details of our free cash flow:

	Year ended December 31,
	2014			2013
	Liberty Global Group	LiLAC Group	Total	Liberty Global Group	LiLAC Group	Total
	in millions

Net cash provided by operating activities of our continuing operations	$5,323.8	$289.0	$5,612.8	$3,628.8	$292.2	$3,921.0
Excess tax benefits from share-based compensation	6.9	0.1	7.0	40.0	1.0	41.0
Cash payments (receipts) for direct acquisition and disposition costs	73.4	6.3	79.7	77.3	(16.3)	61.0
Capital expenditures	(2,461.3)	(223.1)	(2,684.4)	(2,219.4)	(262.1)	(2,481.5)
Principal payments on capital-related vendor financing obligations	(677.6)	—	(677.6)	(320.4)	—	(320.4)
Principal payments on certain capital leases	(182.5)	(0.8)	(183.3)	(95.8)	—	(95.8)
Free cash flow	$2,082.7	$71.5	$2,154.2	$1,110.5	$14.8	$1,125.3

	Year ended December 31,
	2013			2012
	Liberty Global Group	LiLAC Group	Total	Liberty Global Group	LiLAC Group	Total
	in millions

Net cash provided by operating activities of our continuing operations	$3,628.8	$292.2	$3,921.0	$2,639.1	$198.4	$2,837.5
Excess tax benefits from share-based compensation	40.0	1.0	41.0	5.1	1.6	6.7
Cash payments (receipts) for direct acquisition and disposition costs	77.3	(16.3)	61.0	17.8	13.7	31.5
Capital expenditures	(2,219.4)	(262.1)	(2,481.5)	(1,621.7)	(246.6)	(1,868.3)
Principal payments on capital-related vendor financing obligations	(320.4)	—	(320.4)	(104.7)	—	(104.7)
Principal payments on certain capital leases	(95.8)	—	(95.8)	(17.5)	—	(17.5)
Free cash flow	$1,110.5	$14.8	$1,125.3	$918.1	$(32.9)	$885.2
Off Balance Sheet Arrangements
In the ordinary course of business, we may provide indemnifications to our lenders, our vendors and certain other parties and performance and/or financial guarantees to local municipalities, our customers and vendors. Historically, these arrangements have not resulted in our company making any material payments and we do not believe that they will result in material payments in the future.
Contractual Commitments
The U.S. dollar equivalents of the commitments of our continuing operations as of December 31, 2014 are presented below:

	Payments due during:
	2015	2016	2017	2018	2019	Thereafter	Total
	in millions

Debt (excluding interest)	$1,350.3	$360.0	$917.1	$248.5	$604.8	$41,131.5	$44,612.2
Capital leases (excluding interest)	198.5	151.4	111.0	83.9	74.4	928.4	1,547.6
Programming commitments	863.9	785.4	612.7	528.0	231.4	2.0	3,023.4
Network and connectivity commitments	359.9	261.5	240.2	127.1	90.2	1,048.5	2,127.4
Purchase commitments	827.8	119.4	62.9	10.1	4.0	—	1,024.2
Operating leases	174.0	141.5	117.3	98.1	75.4	279.3	885.6
Other commitments	350.2	198.7	150.1	90.0	39.2	48.2	876.4
Total (a) (b)	$4,124.6	$2,017.9	$2,211.3	$1,185.7	$1,119.4	$43,437.9	$54,096.8
Projected cash interest payments on debt and capital lease obligations (c):
Liberty Global Group	$2,210.7	$2,220.1	$2,201.9	$2,188.8	$2,155.1	$6,427.9	$17,404.5
LiLAC Group	132.2	132.2	132.1	132.1	132.1	578.1	1,238.8
Total	$2,342.9	$2,352.3	$2,334.0	$2,320.9	$2,287.2	$7,006.0	$18,643.3
_______________

(a)	For the details of the attribution of our commitments to the Liberty Global Group and the LiLAC Group, see note 7 to our attributed financial information.

(b)
The commitments reflected in this table do not reflect any liabilities that are included in our December 31, 2014 consolidated balance sheet other than debt and capital lease obligations.  Our liability for uncertain tax positions in the various jurisdictions in which we operate ($373.3 million at December 31, 2014) has been excluded from the table as the amount and timing of any related payments are not subject to reasonable estimation.

(c)
Amounts are based on interest rates, interest payment dates and contractual maturities in effect as of December 31, 2014. These amounts are presented for illustrative purposes only and will likely differ from the actual cash payments required in future periods. In addition, the amounts presented do not include the impact of our interest rate derivative contracts, deferred financing costs, discounts or premiums, all of which affect our overall cost of borrowing.

Programming commitments consist of obligations associated with certain of our programming, studio output and sports rights contracts that are enforceable and legally binding on us in that we have agreed to pay minimum fees without regard to (i) the actual number of subscribers to the programming services, (ii) whether we terminate service to a portion of our subscribers or dispose of a portion of our distribution systems or (iii) whether we discontinue our premium film or sports services. In addition, programming commitments do not include increases in future periods associated with contractual inflation or other price adjustments that are not fixed. Accordingly, the amounts reflected in the above table with respect to these contracts are significantly less than the amounts we expect to pay in these periods under these contracts. Payments to programming vendors have in the past represented, and are expected to continue to represent in the future, a significant portion of our operating costs. In this regard, during 2014, 2013 and 2012, the third-party programming and copyright costs incurred by our broadband communications and DTH operations aggregated $2,145.0 million, $1,612.5 million and $978.4 million, respectively. The ultimate amount payable in excess of the contractual minimums of our studio output contracts, which expire at various dates through 2019, is dependent upon the number of subscribers to our premium movie service and the theatrical success of the films that we exhibit.
Network and connectivity commitments include (i) Telenet’s commitments for certain operating costs associated with its leased network, (ii) commitments associated with our MVNO agreements and (iii) certain repair and maintenance, fiber capacity and energy commitments of Unitymedia KabelBW. Subsequent to October 1, 2015, Telenet’s commitments for certain operating costs will be subject to adjustment based on changes in the network operating costs incurred by Telenet with respect to its own networks. These potential adjustments are not subject to reasonable estimation and, therefore, are not included in the above table. The amounts reflected in the table with respect to certain of our MVNO commitments represent fixed minimum amounts payable under these agreements and, therefore, may be significantly less than the actual amounts we ultimately pay in these periods.
Purchase commitments include unconditional purchase obligations associated with commitments to purchase customer premises and other equipment that are enforceable and legally binding on us.
Commitments arising from acquisition agreements are not reflected in the above table. In addition, the table does not include our commitments with respect to the amounts we have agreed to pay to settle the FCO Appeals. For additional information, see note 17 to our December 31, 2014 consolidated financial statements.
In addition to the commitments set forth in the table above, we have significant commitments under (i) derivative instruments and (ii) defined benefit plans and similar agreements, pursuant to which we expect to make payments in future periods. For information regarding projected cash flows associated with these derivative instruments, see Projected Cash Flows Associated with Derivative Instruments below. For information regarding our derivative instruments, including the net cash paid or received in connection with these instruments during 2014, 2013 and 2012, see note 7 to our December 31, 2014 consolidated financial statements. For information concerning our defined benefit plans, see note 15 to our December 31, 2014 consolidated financial statements.
We also have commitments pursuant to agreements with, and obligations imposed by, franchise authorities and municipalities, which may include obligations in certain markets to move aerial cable to underground ducts or to upgrade, rebuild or extend portions of our broadband communication systems. Such amounts are not included in the above table because they are not fixed or determinable.

Projected Cash Flows Associated with Derivative Instruments
The following table provides information regarding the projected cash flows of our continuing operations associated with our derivative instruments. The U.S. dollar equivalents presented below are based on interest rates and exchange rates that were in effect as of December 31, 2014. These amounts are presented for illustrative purposes only and will likely differ from the actual cash payments required in future periods. For additional information regarding our derivative instruments, including our counterparty credit risk, see note 7 to our December 31, 2014 consolidated financial statements.

	Payments (receipts) due during:
	2015	2016	2017	2018	2019	Thereafter	Total
	in millions
Projected derivative cash payments (receipts), net:
Liberty Global Group:
Interest-related (a)	$228.5	$253.4	$127.0	$93.2	$31.4	$130.7	$864.2
Principal-related (b)	249.3	27.8	173.4	(87.3)	(63.3)	(839.1)	(539.2)
Other (c)	15.0	(156.2)	(124.3)	(60.9)	—	—	(326.4)
Total Liberty Global Group	492.8	125.0	176.1	(55.0)	(31.9)	(708.4)	(1.4)
LiLAC Group:
Interest-related (a)	41.4	41.5	41.4	41.4	41.4	103.5	310.6
Principal-related (b)	—	—	—	—	—	(147.2)	(147.2)
Total LiLAC Group	41.4	41.5	41.4	41.4	41.4	(43.7)	163.4
Total	$534.2	$166.5	$217.5	$(13.6)	$9.5	$(752.1)	$162.0
_______________

(a)	Includes (i) the cash flows of our interest rate cap, collar and swap contracts and (ii) the interest-related cash flows of our cross-currency and interest rate swap contracts.

(b)	Includes the principal-related cash flows of our cross-currency contracts.

(c)
Includes amounts related to our equity-related derivative instruments and, to a lesser extent, our foreign currency forward contracts. We may elect to use cash or the collective value of the related shares and equity-related derivative instrument to settle the ITV Collar Loan and the Sumitomo Collar Loan.